EXECUTION COPY

                                  $260,000,000

                                CREDIT AGREEMENT

                           Dated as of October 1, 1996

                                      Among

                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.,

                                  as Borrower,

                               MEDIQ INCORPORATED

                             and PRN HOLDINGS, INC.,

                              as Parent Guarantors,

                                       and

                        THE INITIAL LENDERS NAMED HEREIN,

                                       and

                           BANQUE NATIONALE DE PARIS,

                as Administrative Agent and Initial Issuing Bank,

                                       and

                               NATIONSBANK, N.A.,

                            as Documentation Agent

                        T A B L E   O F   C O N T E N T S

Section                                                                   Page

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      1.01.  Certain Defined Terms........................................   2
      1.02.  Computation of Time Periods..................................  37
      1.03.  Accounting Terms.............................................  37

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

      2.01.  The Advances.................................................  37
      2.02.  Making the Advances..........................................  39
      2.03.  Issuance of and Drawings and Reimbursement Under Letters of
               Credit.....................................................  40
      2.04.  Repayment of Advances........................................  42
      2.05.  Termination or Reduction of the Commitments..................  46
      2.06.  Prepayments..................................................  47
      2.07.  Interest.....................................................  51
      2.08.  Fees.........................................................  52
      2.09.  Conversion of Advances.......................................  53
      2.10.  Increased Costs, Etc.........................................  54
      2.11.  Payments and Computations....................................  55
      2.12.  Taxes........................................................  57
      2.13.  Sharing of Payments, Etc.....................................  59
      2.14.  Use of Proceeds..............................................  60
      2.15.  Defaulting Lenders...........................................  61
      2.16.  Release of Funds from the Asset Sale Blocked Account.........  63

                                   ARTICLE III

                              CONDITIONS OF LENDING

      3.01.  Conditions Precedent to Initial Extension of Credit..........  64
      3.02.  Conditions Precedent to Each Borrowing and Issuance..........  70
      3.03.  Determinations Under Section 3.01............................  72

Section                                                                   Page

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      4.01.  Representations and Warranties of the Borrower...............  72

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

      5.01.  Affirmative Covenants........................................  79
      5.02.  Negative Covenants...........................................  83
      5.03.  Reporting Requirements.......................................  92
      5.04.  Financial Covenants..........................................  97

                                   ARTICLE VI

                                EVENTS OF DEFAULT

      6.01.  Events of Default............................................ 101
      6.02.  Actions in Respect of the Letters of Credit upon Default..... 105

                                   ARTICLE VII

                                PARENT GUARANTIES

      7.01.  Guaranty..................................................... 105
      7.02.  Guaranty Absolute............................................ 106
      7.03.  Waiver....................................................... 107
      7.04.  Payments Free and Clear of Taxes, Etc........................ 107
      7.05.  Continuing Guaranty; Assignments............................. 108
      7.06.  Subrogation.................................................. 108

                                  ARTICLE VIII

                                   THE AGENTS

      8.01.  Authorization and Action..................................... 109
      8.02.  Agents' Reliance, Etc........................................ 110

      8.03.  BNP, NationsBank and Affiliates.............................. 110
      8.04.  Lender Party Credit Decision................................. 110
      8.05.  Indemnification.............................................. 111
      8.06.  Successor Agents............................................. 112

                                   ARTICLE IX

                                  MISCELLANEOUS

      9.01.  Amendments, Etc.............................................. 113
      9.02.  Notices, Etc................................................. 114
      9.03.  No Waiver; Remedies.......................................... 114
      9.04.  Costs and Expenses........................................... 115
      9.05.  Right of Set-off............................................. 116
      9.06.  Binding Effect............................................... 117
      9.07.  Assignments and Participations............................... 117
      9.08.  Execution in Counterparts.................................... 120
      9.09.  No Liability of the Issuing Bank............................. 120
      9.10.  Jurisdiction, Etc............................................ 121
      9.11.  Governing Law................................................ 122
      9.12.  Waiver of Jury Trial......................................... 122


Schedule I         - Commitments and Applicable Lending Offices

Schedule II        - EBITDA Schedule

Schedule III       - Discontinued Operations, Joint Ventures, Equity Investments

Schedule IV        - Discontinued Subsidiaries

Schedule 2.14(a)   - Refinancing Debt

Schedule 3.01(e)   - Surviving Debt

Schedule 3.01(g)(iii)    -   Subsidiary Guarantors

Schedule 3.01(g)(iv)     -   Good Standing Certificates

Schedule 3.01(g)(vii)(B) -   UCC Filing Jurisdictions

Schedule 3.01(g)(xviii)  -   Landlord Consents

Schedule 3.01(g)(xix)(1) -   Termination Letters

Schedule 3.01(g)(xix)(2) -   Existing Debt

Schedule 3.01(g)(xxi)    -   Local Counsel

Schedule 4.01(a)         -   Parent Guarantors

Schedule 4.01(b)         -   Subsidiaries

Schedule 4.01(d)         -   Authorizations, Approvals, Actions, Notices and
                             Filings

Schedule 4.01(k)         -   Plans, Multiemployer Plans and Welfare Plans

Schedule 4.01(t)         -   Environmental Investigations

Schedule 4.01(y)         -   Open Years

Schedule 4.01(aa)        -   Tax Disputes

Schedule 4.01(ff)        -   Owned Real Property

Schedule 4.01(gg)        -   Investments

Schedule 4.01(hh)        -   Intellectual Property

Schedule 5.02(a)(iii)    -   Existing Liens

Schedule 5.02(b)(i)(A)   -   Parent Guarantor Debt-A

Schedule 5.02(b)(i)(B)   -   Parent Guarantor Debt-B

Schedule 5.02(b)(ii)(F)  -   Existing Borrower Debt

Schedule 6.01(k)     -   Investor Group


Exhibit A-1          -   Form of Term A Note

Exhibit A-2          -   Form of Term B Note

Exhibit A-3          -   Form of Working Capital Note

Exhibit A-4          -   Form of Acquisition Note

Exhibit B            -   Form of Notice of Borrowing

Exhibit C            -   Form of Assignment and Acceptance

Exhibit D            -   Form of Security Agreement

Exhibit E            -   Form of Mortgage

Exhibit F            -   Form of Notice of Drawing

Exhibit G            -   Form of Subsidiary Guaranty

Exhibit H            -   Form of Borrowing Base Certificate

Exhibit I            -   Form of Opinion of Counsel to the Loan Parties

Exhibit J            -   Form of Solvency Opinion

Exhibit K-1          -   Form of Borrower Solvency Certificate

Exhibit K-2          -   Form of MEDIQ Solvency Certificate

                                CREDIT AGREEMENT

            CREDIT AGREEMENT dated as of October 1, 1996 among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), MEDIQ INCORPORATED, a Delaware corporation ("MEDIQ"), PRN Holdings, Inc., a Delaware corporation ("Holdings", and together with MEDIQ, the "Parent Guarantors"), the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), Banque Nationale de Paris ("BNP"), as administrative agent (the "Administrative Agent") for the Lender Parties (as hereinafter defined), BNP as the initial issuing bank (the "Initial Issuing Bank"), and NationsBank, N.A. ("NationsBank"), as documentation agent for the Lender Parties (the "Documentation Agent", and together with the Administrative Agent and any successors appointed pursuant to
Article VIII hereof, the "Agents").

            PRELIMINARY STATEMENTS:

            (1) The Borrower and MEDIQ/PRN Life Support Services - I, Inc., direct, wholly owned Subsidiaries (as hereinafter defined) of Holdings, Holdings, a direct, wholly owned Subsidiary of MEDIQ, and MEDIQ have incurred Debt (as hereinafter defined) pursuant to various indentures and other agreements, and the Borrower and MEDIQ intend to refinance part of such Debt (the "Refinancing").

            (2) The Borrower has requested that the Lender Parties lend to the Borrower up to $260,000,000 in order to effect the Refinancing, to pay transaction fees and expenses in connection with the Refinancing and the other transactions contemplated hereby, to finance certain permitted acquisitions and to provide working capital for the Borrower and for other general corporate purposes permitted by this Agreement.

            (3) The Lender Parties have indicated their willingness to agree to lend such amounts on the terms and conditions of this Agreement.

            NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

            SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Acquisition Advance" has the meaning specified in Section 2.01(f).

            "Acquisition Borrowing" means a borrowing consisting of simultaneous Acquisition Advances of the same Type made by the Acquisition Lenders.

            "Acquisition Commitment" means, with respect to any Acquisition Lender at any time, the amount set forth opposite such Lender's name on
      Schedule I hereto under the caption "Acquisition Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Acquisition Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Acquisition Facility" means, at any time, the aggregate amount of the Acquisition Lenders' Acquisition Commitments at such time.

            "Acquisition Facility Sublimit" means, at any time, an amount equal to $100,000,000 minus the sum of (i) the Acquisition Advances outstanding at such time, (ii) the value of MEDIQ's common stock used in any Investment pursuant to Section 5.02(f)(i) at the time of such Investment and (iii) the amount of Subordinated Notes outstanding at such time.

            "Acquisition Lender" means any Lender that has an Acquisition Commitment.

            "Acquisition Note" means a promissory note of the Borrower payable to the order of any Acquisition Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Acquisition Advances made by such Lender.

            "Acquisition Reduction Amount" has the meaning specified in Section 2.06(b)(viii).

            "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

            "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent at the Federal Reserve Bank of New York, 33 Liberty Street, New York, New York 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03 or such other account maintained by the Administrative Agent and designated by the Administrative Agent in a written notice to the Lender Parties and the Borrower.

            "Advance" means a Term A Advance, a Term B Advance, an Acquisition Advance, a Working Capital Advance or a Letter of Credit Advance.

            "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Stock of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

            "Agents" has the meaning specified in the recital of the parties to this Agreement.

            "Alternative Lender" means any Lender that elects not to be secured directly or indirectly by any Margin Stock Collateral by notice to the Administrative Agent to such effect, but shall be in all other respects and for all other purposes, except where specifically provided otherwise, a Lender.

            "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

            "Applicable Margin" means (a) with respect to Advances outstanding under the Term A Facility, the Acquisition Facility or the Working Capital Facility, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

-------------------------------------------------------------------------------
      Leverage Ratio             Base Rate Advances    Eurodollar Rate Advances
-------------------------------------------------------------------------------
Level I

less than or equal to 2.0:1.0         0.25%                    1.75%

Level II

greater than 2.0:1.0, but less
than or equal to 2.5:1.0              0.50%                    2.00%

Level III

greater than 2.5:1.0, but less
than or equal to 3.0:1.0              0.75%                    2.25%

Level IV

greater than 3.0:1.0, but less
than or equal to 3.5:1.0              1.00%                    2.50%

Level V

greater than 3.5:1.0                  1.25%                    2.75%

-------------------------------------------------------------------------------
      and (b) with respect to Advances outstanding under the Term B Facility, a percentage per annum determined by reference to the Leverage Ratio as set forth below:

--------------------------------------------------------------------------------
Leverage Ratio                  Base Rate Advances      Eurodollar Rate Advances
--------------------------------------------------------------------------------
Level I

less than or equal to 2.5:1.0         1.25%                       2.75%

Level II

greater than 2.5:1.0, but less
than or equal to 3.0:1.0              1.50%                       3.00%

Level III

greater than 3.0:1.0                  1.75%                       3.25%

--------------------------------------------------------------------------------

      The Applicable Margin for each Advance shall be determined by reference to the Leverage Ratio in effect from time to time; provided, however, that
      (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives financial statements pursuant to Section 5.03(c) or (d) and a certificate of the chief financial officer of the Borrower demonstrating such ratio and (B) if the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(c) or (d), as the case may be, the Applicable Margin shall be at Level V for the Term A Advances, Acquisition Advances and Working Capital Advances, and at Level III for the Term B Advances, for so long as such information has not been received by the Administrative Agent. Until the delivery of financial statements for the year ended September 30, 1996, the Applicable Margin shall be at Level V for the Term A Advances, Acquisition Advances and Working Capital Advances, and at Level III for the Term B Advances. In the event that at least $60,000,000 in aggregate Net Cash Proceeds from Permitted Asset Sales shall not have been received by the Borrower prior to the Conversion Date, the Applicable Margin for all Advances shall immediately be increased by 0.50% per annum until such time as the Borrower receives such amount.

            "Appropriate Lender" means, at any time, with respect to (a) any of the Term A, Term B, Acquisition or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time and (b) the Letter of Credit Facility, (i) the Issuing Bank and (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to
      Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender.

            "Asset Sale Blocked Account" shall have the meaning specified in the Security Agreement.

            "Asset Sale Release Amount" means the aggregate amount of the Working Capital Advances repaid with funds released from the Asset Sale Blocked Account pursuant to Section 2.16(B) less the aggregate amount of any proceeds from Working Capital Advances deposited in the Asset Sale Blocked Account.

            "Asset Sale Threshold Date" means the date on which MEDIQ or its Subsidiaries shall have completed all Permitted Asset Sales (whether or not the sale of Health Examinetics is completed) such that the Borrower shall have received an aggregate of at least $60,000,000 of Net Cash Proceeds from Permitted Asset Sales.

            "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender Party and an Eligible Assignee and accepted by the Administrative Agent, in accordance with Section 9.07 and in substantially the form of Exhibit C hereto.

            "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

            "Bank Hedge Agreement" means any interest rate Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Lender Party or any Affiliate of any Lender Party.

            "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                  (a) the rate of interest announced publicly by BNP in New
            York, New York, from time to time, as its prime rate (and such term shall not be construed to be its best or most favorable rate); and

                  (b) 1/2 of one percent per annum above the Federal Funds Rate.

            "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

            "Beneficial Ownership" or "Beneficially Own" have the meanings specified in the Securities Exchange Act of 1934 and Rules 13d-3 and 13d-5 thereunder.

            "BNP" has the meaning specified in the recital of parties to this Agreement.

            "Borrower" has the meaning specified in the recital of parties to this Agreement.

            "Borrower's Account" means the account of the Borrower maintained by the Borrower with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 200877-001-91, or such other account as the Borrower and the Administrative Agent may from time to time designate as the "Borrower's Account".

            "Borrowing" means a Term A Borrowing, a Term B Borrowing, an Acquisition Borrowing or a Working Capital Borrowing.

            "Borrowing Base Certificate" means a certificate in substantially the form of Exhibit H hereto, duly certified by the chief financial officer of the Borrower.

            "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

            "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all cash expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person (other than the use of insurance proceeds for any such expenditure for the replacement of any item listed in this clause (a)) plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases and Obligations secured by purchase money Liens permitted under Section 5.02(a)(v)) assumed or incurred in connection with any such expenditures less (c) the aggregate principal amount of any Investments permitted under Section 5.02(f)(i) made after the date hereof that would otherwise qualify as Capital Expenditures.

            "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

            "Cash Equivalents" means any of the following, to the extent owned by the Borrower, MEDIQ or any of their Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c), is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion, (c) commercial paper in an aggregate amount of no more than $5,000,000 per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's Ratings Group or (d) money market or mutual funds that invest only in Cash Equivalents of the types described in clauses
      (a), (b) and (c) above.

            "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

            "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

            "Citibank Account" means the account in the name of the Borrower maintained with Citibank, N.A. for purposes of funding certain obligations under the Borrower's health plan.

            "Clean-Down Period" means, commencing June 1, 1997, with respect to any Fiscal Year of the Borrower, any period of 30 consecutive days selected by the Borrower commencing on any day during the period from the first day of June of such Fiscal Year to the first day of September of such Fiscal Year.

            "Collateral" means all "Collateral" and "Intellectual Property Collateral" referred to in the Collateral Documents and all other property that is or is intended to be subject to any Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Collateral Documents" means the Security Agreement, the Mortgage, the landlord consents from the Persons listed on Schedule 3.01(g)(xviii) and any other document or agreement that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.

            "Commitment" means a Term A Commitment, a Term B Commitment, an Acquisition Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

            "Confidential Information" means information that the Borrower furnishes to the Administrative Agent or any Lender Party on a confidential basis, but does not include any such information that is or becomes generally available to the public or that is or becomes available to the Administrative Agent or such Lender Party from a source other than the Borrower, which source to the knowledge of the Administrative Agent or such Lender Party is not under a duty of confidentiality.

            "Congress Account" means the account in the name of the Borrower maintained with Congress Financial Corporation, in an amount not to exceed $100,000, maintained for purposes of collateralizing certain indemnity obligations of Borrower to Congress Financial Corporation pursuant to the Congress Agreement.

            "Congress Agreement" means collectively the Release Agreements and Cash Collateral Agreement, each dated as of September 30, 1996, between Borrower, MEDIQ/PRN Life Support Services-I, Inc. and Congress Financial Corporation.

            "Consolidated" refers, with respect to any Person, to the consolidation of accounts of such Person and its Subsidiaries in accordance with GAAP.

            "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to
      Section 2.09 or 2.10.

            "Conversion Date" means the last day of the calendar month in the month that is 18 months following the date of the Initial Extension of Credit.

            "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of such Person.

            "Current Liabilities" of any Person means (a) all Debt of such Person that by its terms is payable on demand or matures within one year after the date of determination other than Funded Debt and (b) all other items that in accordance with

      GAAP would be classified as current liabilities of a company conducting a business the same as or similar to that of such Person.

            "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
      (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock of or other ownership or profit interest in such Person or any other Person or any warrants, rights or options to acquire such capital stock other than Obligations of such Person in respect of management profit sharing plans, valued, in the case of Redeemable Preferred Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements (other than for purposes of calculating the financial covenants in Section 5.04), (i) all Debt of others referred to in clauses (a) through (h) above or clause (j) below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt.

            "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

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                                       11


            "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time which has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

            "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to the Agents or any other Lender Party hereunder or under any other Loan Document at or prior to such time which has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
      (a) Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by the Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to
      Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) the Administrative Agent or the Issuing Bank pursuant to Section 8.05 to reimburse the Administrative Agent or the Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to the Administrative Agent or the Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

            "Defaulting Lender" means, at any time, any Lender Party that, at such time (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

            "Discontinued Subsidiary" means any of the Subsidiaries listed on
      Schedule IV hereto.

            "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

            "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "EBITDA" means, for any period, the sum, determined on a Consolidated basis, of (a) net income (or net loss) excluding net income (or net loss) from or arising from any Persons listed on Schedule III, (b) Interest Expense, (c) income tax expense, (d) depreciation expense, (e) amortization expense and (f) extraordinary or unusual losses deducted in calculating net income less extraordinary or unusual gains added in calculating net income in each case of MEDIQ and its Subsidiaries, determined in accordance with GAAP for such period; provided, however, that for MEDIQ and its Subsidiaries, for any Monthly Rolling Period or Quarterly Rolling Period, as the case may be, ending on or before May 31, 1997, EBITDA, for each month or quarter, as the case may be, ending on or before June 30, 1996, shall be deemed to be the amount set forth for such month or quarter on Schedule II.

            "Eligible Assignee" means with respect to any Facility: (i) a Lender; (ii) an Affiliate of a Lender; (iii) a commercial bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having a combined capital and surplus of at least $1,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the OECD or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or a political subdivision of any such country, and having a combined capital and surplus of at least $1,000,000,000, so long as such bank is acting through a branch or agency located in the United States; (vi) a finance company, insurance company or other financial institution or fund (whether a corporation, partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having a combined capital and surplus of at least $500,000,000; and (vii) any other Person approved by the Administrative Agent and the Borrower, such approval not to be unreasonably withheld or delayed; provided, however, that neither any Loan Party nor any Affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

            "Eligible Collateral" means, collectively, Eligible Inventory and Eligible Receivables.

            "Eligible Inventory" means any Inventory owned by the Borrower and its Ongoing Subsidiaries free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

                  (a) Inventory consisting of "perishable agricultural
            commodities" within the meaning of the Perishable Agricultural Commodities Act of 1930, as amended, and the regulations thereunder, or on which a Lien has arisen or may arise in favor of agricultural producers under comparable state or local laws;

                  (b) Inventory located on leaseholds as to which the lessor has not entered into a consent and agreement providing the Administrative Agent with the right to receive notice of default, the right to repossess such Inventory at any reasonable time pursuant to such consent and agreement and such other rights as may be reasonably acceptable to the Administrative Agent;

                  (c) Inventory that is obsolete, unusable or otherwise
            unavailable for sale;

                  (d) Inventory with respect to which the representations and warranties set forth in Section 9 of the Security Agreement applicable to Inventory are not true and correct;

                  (e) Inventory consisting of promotional, marketing, packaging or shipping materials and supplies;

                  (f) Inventory that fails to meet all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such Inventory or its use or sale;

                  (g) Inventory that is subject to any licensing, patent,
            royalty, trademark, trade name or copyright agreement with any third party from whom the Borrower has received written notice of a dispute in respect of any such agreement;

                  (h) Inventory located outside the United States;

                  (i) Inventory that is not in the possession of or under the sole control of the Borrower or not in a leased facility in respect of which the owner has entered into a consent and agreement providing the Administrative Agent with the right to receive notice of default, the right to repossess such Inventory at any reasonable time pursuant to such consent and agreement and such other rights as may be reasonably acceptable to the Administrative Agent;

                  (j) Inventory consisting of work in progress;

                  (k) Inventory in respect of which the Security Agreement,
            after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties securing the Secured Obligations and as to which no other Liens exist, other than Permitted Liens; and

                  (l) Inventory not recorded under a perpetual inventory system reasonably acceptable to the Administrative Agent.

            The value of such Eligible Inventory shall be its book value determined in accordance with GAAP on a basis consistent with current practice of the Borrower or in accordance with the "average cost" method of accounting in accordance with GAAP unless the Administrative Agent determines, in its reasonable discretion that such Eligible Inventory shall be valued at a lower value.

            "Eligible Receivables" means any Receivables owned by the Borrower and its Ongoing Subsidiaries free and clear of all Liens (other than Permitted Liens and Liens in favor of the Secured Parties securing the Secured Obligations) other than the following:

                  (a) Receivables that do not arise out of sales of goods or rendering of services in the ordinary course of the Borrower's business;

                  (b) Receivables on terms other than those normal or customary in the Borrower's business;

                  (c) Receivables owing from any Person that is an Affiliate of the Borrower;

                  (d) Receivables more than 120 days past original invoice date;

                  (e) Receivables owing from any Person from which an aggregate amount of more than 50% of the Receivables owing are more than 120 days past original invoice date;

                  (f) Receivables owing from any Person that has asserted any claim, demand or liability, by action, suit, counterclaim or other judicial or arbitral proceeding;

                  (g) Receivables owing from any Person that shall take or be the subject of any action or proceeding of a type described in
            Section 6.01(f);

                  (h) Receivables (i) owing from any Person that is also a
            supplier to or creditor of the Borrower (to the extent such Person has any right of setoff but only to the extent of such setoff) unless such Person has waived any right of set-off in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the Borrower to discounts on future purchase therefrom;

                  (i) Receivables arising out of sales to account debtors
            outside the United States;

                  (j) Receivables arising out of sales on a bill-and-hold,
            guaranteed sale, sale-or-return, sale on approval or consignment basis or subject to any right of return, set-off or charge-back;

                  (k) Receivables owing from an account debtor that is an
            agency, department or instrumentality of the United States or any State thereof; and

                  (l) Receivables in respect of which the Security Agreement, after giving effect to the related filings of financing statements that have then been made, if any, does not or has ceased to create a valid and perfected first priority lien or security interest in favor of the Secured Parties securing the Secured Obligations or as to which any other Lien exists, other than Permitted Liens.

      The value of such Eligible Receivables shall be their book value determined in accordance with GAAP unless the Administrative Agent determines, in its reasonable discretion, that such Eligible Receivables shall be valued at a lower value.

            "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

            "Environmental Law" means any federal, state, local or foreign statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

            "Environmental Permit" means any permit, approval, identification number, license or other authorization required under any Environmental Law.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

            "ERISA Event" means (a) (i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC; or (ii) the requirements of subsection (1) of Section 4043(b) of ERISA (without regard to subsection (2) of such Section) are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
      (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days;
      (b) the application for a minimum funding waiver with respect to a Plan;
      (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in
      Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA;
      (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan, pursuant to Section 307 of ERISA; or (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

            "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

            "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the average of the respective rates per annum posted by each of the principal London offices of banks posting rates as displayed on the Telerate screen, page 3750 or such other page as may replace such page on such service for the purpose of displaying the London interbank offered rate of major banks for deposits in U.S. dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for deposits in amounts and durations comparable to such Borrowing and such Interest Period (and rounded upward to the next whole multiple of 1/16 of 1%) by
      (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

            "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

            "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

            "Events of Default" has the meaning specified in Section 6.01.

            "Excess Cash Flow" means, for any period, the sum of (a) Consolidated pretax income (or pretax loss) of MEDIQ and its Subsidiaries for such period less (b) Consolidated income tax expense of MEDIQ and its Subsidiaries for such period paid in cash plus (c) an amount equal to the aggregate amount of all noncash charges deducted in arriving at Consolidated pretax income (or pretax loss) for each such period plus (d) an amount (whether positive or negative) equal to the change in Consolidated Current Liabilities (only to the extent not duplicated herein) of MEDIQ and its Ongoing Subsidiaries during such period less (e) an amount equal to the aggregate amount of all noncash credits included in arriving at such Consolidated pretax income (or pretax loss) less (f) an amount (whether positive or negative) equal to the change in Consolidated Current Assets (excluding cash and Cash Equivalents, and to the extent not duplicated herein) of MEDIQ and its Ongoing Subsidiaries during such period less (g) an amount equal to the amount of all Capital Expenditures of MEDIQ and its Ongoing Subsidiaries paid in cash during such period to the extent permitted by this Agreement less (h) an amount equal to the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period, together with any optional prepayments of Term Advances, and, from and after the Conversion Date, the Acquisition Advances, made during such period in accordance with Section 2.06(a) less (i) an amount equal to the aggregate amount of Consolidated pretax income of MEDIQ and its Subsidiaries resulting from any transaction (other than asset sales in the ordinary course of business) creating Net Cash Proceeds or Extraordinary Receipts for such period to the extent included in pretax income of MEDIQ and its Subsidiaries for such period plus (j) any cash received in respect of any Obligations secured by purchase money Liens or Obligations under Capitalized Leases. Notwithstanding anything to the contrary contained herein, (i) gains or losses from Permitted Asset Sales and (ii) any items in respect of Discontinued Subsidiaries otherwise included in any clause of the foregoing sentence of this definition shall not be included in "Excess Cash Flow".

            "Excess Cash Flow Basket" means, at any time, the aggregate amount of Excess Cash Flow for each prior Fiscal Year not used to make any mandatory prepayment pursuant to Section 2.06(b)(i) minus (x) the aggregate amount of any payment or prepayment made from the Excess Cash Flow Basket pursuant to Sections 5.02(f), 5.02(g) and 5.02(k), and (y) any payment for Capital Expenditures made pursuant to the third proviso in 5.04(f).

            "Excess Cash from Permitted Asset Sales" means, at any time, an amount equal to the aggregate amount of Net Cash Proceeds from Permitted Asset Sales not previously applied to prepay Acquisition Advances or Working Capital Advances pursuant to Section 2.06 prior to such time.

            "Existing Debt" means Debt of the Loan Parties (excluding any Discontinued Subsidiary) and their respective Subsidiaries outstanding immediately before this Agreement becomes effective.

            "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (excluding proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof) and indemnity payments less the amount of taxes payable in connection with or as a result of the receipt of such funds; provided, however, that if the amount of taxes deducted is greater than the amount actually so paid for taxes, the amount of such excess shall constitute an Extraordinary Receipt, provided, further, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance to the extent that such proceeds in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made in the ordinary course of business.

            "Facility" means the Term A Facility, the Term B Facility, the Acquisition Facility, the Working Capital Facility or the Letter of Credit Facility.

            "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period (i) to the rate published by the Telerate service on page five of its daily report as the "ASK" rate as of 10:00 A.M. (New York City time) for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) or
      (ii) if the Telerate service shall cease to publish or otherwise shall not publish such rates for any day that is a Business Day, to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

            "Final Maturity Date" means the earlier of September 30, 2004 and the date of repayment in full or termination in whole of all of the Facilities pursuant to Section 2.05 or 6.01.

            "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on September 30 in any calendar year.

            "Fixed Charge Coverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated EBITDA for such Person and its Subsidiaries for such Rolling Period less the sum of (i) Capital Expenditures (net of sales of rental equipment in the ordinary course of business) of such Person and its Subsidiaries during such Rolling Period less any Capital Expenditures made pursuant to the second proviso of
      Section 5.04(f) during such Rolling Period and (ii) income taxes of such Person and its Subsidiaries that have been paid in cash during such Rolling Period, other than taxes paid with respect to the Permitted Asset Sales to (b) the sum of (i) Interest Expense of such Person and its Subsidiaries for such Rolling Period and (ii) regularly scheduled principal payments of Funded Debt (other than the Subordinated Notes) of such Person and its Subsidiaries for such Rolling Period; provided, however, that for any such Rolling Period ending on or before August 31, 1997, the amounts determined in accordance with clauses (b)(i) and (ii) of this definition included in the calculation of the "Fixed Charge Coverage Ratio" shall be the actual amounts for the period from and after October 1, 1996 to and including the last date of such Rolling Period which amounts shall from and after October 1, 1996 each be multiplied by a fraction (x) the numerator of which is equal to 12 and (y) the denominator of which is the actual number of calendar months from October 1, 1996 to and including the last date of such Rolling Period.

            "Funded Debt" of any Person means Debt of such Person that by its terms matures more than one year after the date of creation or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination; provided, however, that, with respect to the Borrower, Funded Debt shall not include Debt permitted pursuant to Section 5.02(b)(ii)(G).

            "Guaranteed Obligations" has the meaning specified in Section 7.01.

            "GAAP" has the meaning specified in Section 1.03.

            "Guarantors" means the Parent Guarantors and the Subsidiary Guarantors.

            "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and
      (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

            "Health Examinetics" means Health Examinetics, Inc., a Delaware corporation, a wholly owned Subsidiary of MEDIQ.

            "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements.

            "Hedge Bank" means any Lender Party in its capacity as a party to a Bank Hedge Agreement.

            "Holdings Notes" means the promissory notes issued by Holdings to the order of KCI Therapeutic Services, Inc. dated September 30, 1994.

            "Indemnified Party" has the meaning specified in Section 9.04(b).

            "Initial Extension of Credit" means the earlier to occur of the initial Borrowing hereunder and the initial issuance of a Letter of Credit hereunder.

            "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

            "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

            "InnoServ" means InnoServ Technologies, Inc., a California corporation.

            "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

            "Interest Coverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period to (b) Interest Expense of such Person and its Subsidiaries for such Rolling Period; provided, however, that for any such Rolling Period ending on or before August 31, 1997, the amounts determined in accordance with clause (b) of this definition included in the calculation of the "Interest Coverage Ratio" shall be the actual amounts for the period from and after October 1, 1996 to and including the last date of such Rolling Period which amounts shall from and after October 1, 1996 each be multiplied by a fraction (x) the numerator of which is equal to 12 and (y) the denominator of which is the actual number of calendar months from the October 1, 1996 to and including the last date of such Rolling Period.

            "Interest Expense" means, with respect to any Person for any period, the amount by which (a) interest expense (including the interest component on obligations under Capitalized Leases but excluding amortization of deferred financing fees and expenses to the extent included in interest expense), whether paid or accrued, on all Debt of such Person and its Subsidiaries for such period, including, without limitation and without duplication, (i) interest expense in respect of Debt resulting from Advances, (ii) interest expense in respect of the Subordinated Notes,
      (iii) commissions, discounts and other fees and charges payable in connection with letters of credit (including, without limitation, any Letters of Credit) and (iv) any net payment payable in connection with interest rate Hedge Agreements less any net credits received in connection with interest rate Hedge Agreements exceeds (b) interest income, whether paid or accrued, of such Person for such period.

            "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                  (a) the Borrower may not select any Interest Period with
            respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                  (b) Interest Periods commencing on the same date for
            Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                  (c) whenever the last day of any Interest Period would
            otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest

            Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the immediately preceding Business Day;

                  (d) whenever the first day of any Interest Period occurs on a day of a calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                  (e) prior to the end of the first calendar month immediately following the date of the Initial Extension of Credit, the Borrower may select an Interest Period equal to the period from such date to the end of such calendar month.

            "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

            "Inventory" means all Inventory referred to in Section 1(d) of the Security Agreement.

            "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any capital stock or other ownership or profit interest, warrants, rights, options, obligations, other securities or the assets comprising a substantial part or all of the business of such Person or of an operating division of such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

            "Investor Group" shall be those Persons listed on Schedule 6.01(k) hereto.

            "Issuing Bank" means the Initial Issuing Bank and each Eligible Assignee which is either an Agent or any other Lender as may be approved by the Borrower (such approval not to be unreasonably withheld) to which a Letter of Credit Commitment hereunder has been assigned pursuant to
      Section 9.07.

            "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

            "L/C Related Documents" has the meaning specified in Section 2.04(c)(ii)(A).

            "Lender Party" means any Lender or the Issuing Bank.

            "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07.

            "Letter of Credit" has the meaning specified in Section 2.01(d).

            "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

            "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

            "Letter of Credit Commitment" means, with respect to the Issuing Bank at any time, the amount set forth opposite the Issuing Bank's name on
      Schedule I hereto under the caption "Letter of Credit Commitment" or, if the Issuing Bank has entered into an Assignment and Acceptance set forth for the Issuing Bank in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as the Issuing Bank's "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Letter of Credit Facility" means, at any time, an amount equal to the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Leverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Funded Debt (other than (i) contingent obligations of the type described in clause (f) or (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A)) of such Person and its Subsidiaries as of the last day of such Rolling Period minus, in each case as of the last day of such Rolling Period, (i) the principal amount of the NutraMax Note to the extent secured by the NutraMax Letter of Credit, so long as such NutraMax Letter of Credit is issued by a financial institution and on terms and conditions acceptable to the Administrative Agent and (ii) the amount on deposit in the Asset Sale Blocked Account to (b) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period, provided, that if any Investment pursuant to Section 5.02(f)(i) or (vi) shall have occurred, such Consolidated EBITDA shall include the EBITDA of or attributable to such Investment for (x) with respect to any Monthly Rolling Period, the 12 months ended on the last day of such Monthly Rolling Period and (y) with respect to any Quarterly Rolling Period, the four fiscal quarters ended on the last day of such Quarterly Rolling Period.

            "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

            "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof and for all other purposes other than for purposes of the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement and (v) the Subsidiary Guaranty and (b) for purposes of the Collateral Documents, (i) this Agreement, (ii) the Notes, (iii) the Collateral Documents, (iv) each Letter of Credit Agreement, (v) the Subsidiary Guaranty, (vi) each Bank Hedge Agreement, and (vii) each Blocked Account Letter (as defined in the Security Agreement) in each case as amended or otherwise modified from time to time.

            "Loan Parties" means the Borrower and the Guarantors.

            "Loan Value" means:

                  (a) with respect to Eligible Inventory up to 50% of the value of the Eligible Inventory consisting of rental equipment for sale in the ordinary course of business, disposable medical supplies, and parts for rental equipment; and

                  (b) with respect to Eligible Receivables up to 80% of the
            value of the Eligible Receivables;

      provided, however, that the Administrative Agent may, in its reasonable discretion based on an analysis of changes in the Borrower's operations or credit and collection experience arising after the date hereof that may dilute the value of Eligible Collateral revise from time to time the percentage of the value of any individual item of Eligible Collateral that shall be used in determining Loan Value; provided further that any increase in such percentage shall require the approval of the Required Lenders.

            "Margin Stock" has the meaning specified in Regulation U and/or Regulation G.

            "Margin Stock Collateral" means any Collateral which qualifies as Margin Stock or proceeds thereof.

            "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Loan Parties and their Subsidiaries taken as a whole.

            "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of the Borrower or the Loan Parties and their Subsidiaries taken as a whole, (b) the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or Related Document or (c) the ability of the Borrower or the Loan Parties and their Subsidiaries taken as a whole to perform their Obligations under any Loan Document or Related Document to which they are or are to become parties.

            "MEDIQ" has the meaning specified in the recital of parties to this Agreement.

            "MEDIQ Mobile X-Ray" means MEDIQ Mobile X-Ray Services, Inc., a Delaware corporation, and a wholly owned Subsidiary of MEDIQ.

            "Monthly Rolling Period" means with respect to any month the consecutive 12-month period ending on the last day of such month.

            "Mortgage" has the meaning specified in Section 3.01(g)(viii).

            "Multiemployer Plan" means a multiemployer plan, as defined in
      Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

            "Multiple Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

            "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the sale or issuance of any Debt (excluding any Debt issued by any Discontinued Subsidiary) or capital stock or other ownership or profit interest, any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights, options or other securities to acquire capital stock or other ownership or profit interest by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, which shall include the receipt of any cash dividend by MEDIQ or any of its Subsidiaries other than such dividends permitted under Section 5.02(g), the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction (excluding, without limitation, any cash received in respect of any Obligations under Capitalized Leases or any Obligations secured by purchase money Liens included in clause (j) of the definition of "Excess Cash Flow"), after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of such transaction, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are properly attributable to such transaction or to the asset that is the subject thereof and are, in the case of clauses (a) and (c), at the time of receipt of such cash or when otherwise required by the terms of the particular arrangement or entered into in connection therewith, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and, in the case of clause (b), on the earlier of the dates on which the tax return covering such taxes is filed or required to be filed, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party, provided that if the amount deducted pursuant to clause (b) above is greater than the amount actually so paid for taxes, the amount of such excess shall constitute "Net Cash Proceeds."

            "Note" means a Term A Note, a Term B Note, an Acquisition Note or a Working Capital Note.

            "Notice of Borrowing" has the meaning specified in Section 2.02(a).

            "Notice of Issuance" has the meaning specified in Section 2.03(a).

            "NPL" means the National Priorities List under CERCLA.

            "NutraMax" means NutraMax Products, Inc., a Delaware corporation, in which a Subsidiary of MEDIQ has an equity investment.

            "NutraMax Escrow Agreement" means the Agreement dated as of July 30, 1993 between MEDIQ, MEDIQ Investment Services, Inc., a Delaware corporation, and First Fidelity Bank, as escrow agent.

            "NutraMax Letter of Credit" means the letter of credit to be issued by a financial institution pursuant to the NutraMax Agreement.

            "NutraMax Agreement" means the Stock Purchase Agreement dated as of September 18, 1996 among MEDIQ, MEDIQ Investment Services, Inc. and NutraMax.

            "NutraMax Note" means the promissory note issued by NutraMax to MEDIQ and/or MEDIQ Investment Services, Inc. pursuant to the NutraMax Agreement.

            "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by any Loan Party under any Loan Document, (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion, may elect to pay or advance on behalf of such Loan Party and (c) the obligation to pay the Administrative Agent pursuant to
      Section 2.08(c).

            "OECD" means the Organization for Economic Cooperation and Development.

            "Ongoing Subsidiary" means any Subsidiary other than a Discontinued Subsidiary.

            "Open Year" has the meaning specified in Section 4.01(y).

            "Other Taxes" has the meaning specified in Section 2.12(b).

            "Parent Guarantors" has the meaning specified in the recital of parties to this Agreement.

            "PBGC" means the Pension Benefit Guaranty Corporation.

            "PCI Services" means PCI Services, Inc., in which a Subsidiary of MEDIQ has an equity investment.

            "Permitted Asset Sales" means the sale by MEDIQ or any of its Subsidiaries of all of its interest in PCI Services, NutraMax, Health Examinetics and MEDIQ Mobile X-Ray, or the sale of any non-cash proceeds received therefrom in accordance with the provisions of Section 5.02(e)(ii), or, in the case of NutraMax, the sale by MEDIQ or any of its Subsidiaries of all or part of its interest in NutraMax pursuant to the NutraMax Agreement.

            "Permitted Encumbrances" has the meaning specified in the Mortgage.

            "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b) hereof; (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that
      (i) are not overdue for a period of more than 30 days and (ii) either individually or when aggregated with all other Permitted Liens outstanding on any date of determination, do not materially affect the use or value of the property to which they relate; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; and (d) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

            "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

            "Plan" means a Single Employer Plan or a Multiple Employer Plan.

            "Pledged Debt" has the meaning specified in Section 1(a)(ii) of the Security Agreement.

            "Pledged Shares" has the meaning specified in Section 1(a)(i) of the Security Agreement.

            "Preferred Stock" means, with respect to any corporation, capital stock issued by such corporation that is entitled to a preference or priority over any other capital stock issued by such corporation upon any distribution of such corporation's assets, whether by dividend or upon liquidation.

            "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time and the denominator of which is the Working Capital Facility at such time.

            "Quarterly Rolling Period" means with respect to any fiscal quarter the consecutive four fiscal quarters ending on the last day of such quarter.

            "Recapture Percentage" means, for purposes of Sections 2.06(b) and 5.04(f), with respect to any Fiscal Year of the Borrower and its Subsidiaries, 75% or, if the Leverage Ratio as at September 30 in any such Fiscal Year is less than 2.50 to 1.0, 50%.

            "Receivables" means all Receivables referred to in Section 1(e) of the Security Agreement.

            "Redeemable" means, with respect to any capital stock or other ownership or profit interest, Debt or other right or Obligation, any such right or Obligation that (a) the issuer has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of the issuer or (b) is redeemable at the option of the holder.

            "Reduction Amount" has the meaning specified in Section 2.06(b)(vi).

            "Refinancing" has the meaning specified in the Preliminary
      Statements.

            "Refinancing Debt" means the Debt identified as such on Schedule 2.14(a), in an aggregate amount not to exceed the amount of such Debt set forth thereon.

            "Register" has the meaning specified in Section 9.07(d).

            "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

            "Related Documents" means the Subordinated Note Documents, the Tax Sharing Agreements, the 12.125% Note Indenture and the NutraMax Escrow Agreement.

            "Required Lenders" means at any time Lenders owed or holding at least 51% of the sum of (a) the aggregate principal amount of the Advances outstanding at such time, (b) the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused Commitments under the Term A, Term B and Acquisition Facilities at such time and (d) the aggregate Unused Working Capital

      Commitments at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit issued by such Lender and outstanding at such time, (C) the aggregate unused Acquisition Commitments of such Lender at such time and (D) the Unused Working Capital Commitment of such Lender at such time; provided, further, that for purposes of (i) Section 6.01, solely with respect to any Event of Default resulting from any Loan Party's failure to comply with Section 5.02(a), 5.02(e) or 5.02(m), insofar as such failure relates to Margin Stock, and
      (ii) Section 9.01, solely with respect to any amendment, waiver or consent to any departure by any Loan Party from the provisions of Section 5.02(a), 5.02(e) or 5.02(m), insofar as such waiver, amendment or consent relates to Margin Stock, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to all Alternative Lenders (in their capacity as Lenders) and outstanding at such time, (B) such Alternative Lenders' Pro Rata Shares of the aggregate Available Amount of all Letters of Credit issued by such Alternative Lenders and outstanding at such time, (C) the aggregate unused Acquisition Commitments of such Alternative Lenders at such time and (D) the Unused Working Capital Commitment of such Alternative Lenders at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

            "Responsible Officer" means the President, Chief Financial Officer, or any Senior Vice-President of MEDIQ or the Borrower.

            "Rolling Period" means a Monthly Rolling Period or a Quarterly Rolling Period, as the case may be.

            "Secured Obligations" has the meaning specified in the Security Agreement.

            "Secured Parties" means the Agents, the Lender Parties (other than, with respect to Margin Stock Collateral, any Alternative Lender) and the Hedge Banks.

            "Security Agreement" has the meaning specified in Section 3.01(g)(vii).

            "Senior Debt" means for any Person all Funded Debt of such Person and its Subsidiaries other than the Subordinated Notes.

            "Senior Leverage Ratio" means, with respect to any Person for any Rolling Period, the ratio of (a) Senior Debt (other than (i) contingent obligations of the type described in clause (f) or (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A)) of such Person as of the last day of such Rolling Period to (b) Consolidated EBITDA of such Person and its Subsidiaries for such Rolling Period, provided, that if any Investment pursuant to Section 5.02(f)(i) or (vi) shall have occurred, such Consolidated EBITDA shall include the EBITDA of or attributable to such Investment for (x) with respect to any Monthly Rolling Period, the 12 months ended on the last day of such Monthly Rolling Period and (y) with respect to any Quarterly Rolling Period, the four fiscal quarters ended on the last day of such Quarterly Rolling Period.

            "7.25% Notes" means the 7.25% convertible subordinated debentures due 2006 issued by MEDIQ in an original aggregate principal amount of $75,000,000.

            "7.50% Notes" means the 7.50% exchangeable subordinated debentures due 2003 issued by MEDIQ outstanding in the original aggregate principal amount of $34,500,000.

            "7.25% Note Indenture" means the Indenture dated as of June 1, 1986 between MEDIQ and Mellon Bank, N.A.

            "7.50% Note Indenture" means the Indenture dated as of July 30, 1993 between MEDIQ and First Fidelity Bank, N.A.

            "Single Employer Plan" means a single employer plan, as defined in
      Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under
      Section 4069 of ERISA in the event such plan has been or were to be terminated.

            "Solvent" and "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

            "Subordinated Note Documents" means the 7.25% Note Indenture and the 7.50% Note Indenture, the 7.25% Notes and the 7.50% Notes and all other agreements, indentures and instruments delivered in connection with the issuance of such Notes.

            "Subordinated Notes" means the 7.25% Notes and the 7.50% Notes.

            "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

            "Subsidiary Guarantors" means the Subsidiaries of MEDIQ listed on
      Schedule 3.01(g)(iii) hereto and each other Subsidiary of MEDIQ that shall be required to execute and deliver a guaranty pursuant to Section 5.01(o).

            "Subsidiary Guaranty" has the meaning specified in Section 3.01(g)(ix).

            "Supplemental Indenture" means the Supplemental Indenture dated as of the date hereof, between the Borrower and United Jersey Bank.

            "Surviving Debt" has the meaning specified in Section 3.01(e).

            "Taxes" has the meaning specified in Section 2.12(a).

            "Tax Sharing Agreements" means the (i) Consolidated Group Tax Agreement dated May 28, 1992, as amended, by and between the Borrower and MEDIQ, (ii) Tax Indemnification Agreement dated August 31, 1993 by and between Mental Health Management, Inc. and MEDIQ, (iii) Tax
      Allocation/Sharing Agreement dated as of

      September 20, 1991 by and between PCI Services, Inc. and MEDIQ and (iv) Consolidated Group Tax Agreement dated September 30, 1994 by and between Holdings and MEDIQ.

            "Term A Advance" has the meaning specified in Section 2.01(a).

            "Term A Borrowing" means a borrowing consisting of simultaneous Term A Advances of the same Type made by the Term A Lenders.

            "Term A Commitment" means, with respect to any Term A Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term A Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, the aggregate amount set forth for Term Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Term A Commitment".

            "Term A Facility" means, at any time, the aggregate amount of the Term A Lenders' Term A Commitments at such time.

            "Term A Lender" means any Lender that has a Term A Commitment.

            "Term A Note" means a promissory note of the Borrower payable to the order of any Term A Lender, in substantially the form of Exhibit A-1 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term A Advance made by such Lender.

            "Term Advance" means a Term A Advance or a Term B Advance.

            "Term B Advance" has the meaning specified in Section 2.01(b).

            "Term B Borrowing" means a borrowing consisting of simultaneous Term B Advances of the same Type made by the Term B Lenders.

            "Term B Commitment" means, with respect to any Term B Lender, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Term B Commitment" or, if such Lender has entered into one or more Assignments or Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
      Section 9.07(d) as such Lender's "Term B Commitment".

            "Term B Facility" means, at any time, the aggregate amount of the Term B Lenders' Term B Commitments at such time.

            "Term B Lender" means any Lender that has a Term B Commitment.

            "Term B Note" means a promissory note of the Borrower payable to the order of any Term B Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Term B Advance made by such Lender.

            "Term B Opt-Out Lender" has the meaning specified in Section
      2.06(c).

            "Term Borrowing" means a Term A Borrowing or a Term B Borrowing.

            "Term Commitment" means a Term A Commitment or a Term B
      Commitment.

            "Term Lender" means a Term A Lender or a Term B Lender.

            "Termination Date" means the earlier of September 30, 2002 and the date of termination in whole of the Letter of Credit Commitments and the Working Capital Commitments pursuant to Section 2.05 or 6.01.

            "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

            "12.125% Note Indenture" means the Indenture dated as of July 6, 1992, between the Borrower and United Jersey Bank as amended as of September 30, 1994 and as of the date hereof.

            "12.125% Notes" means the 12.125% Senior Secured Notes due 1999 issued by the Borrower in an aggregate principal amount of $100,000,000.

            "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

            "Unused Acquisition Commitment" means, with respect to any Acquisition Lender at any time prior to the Conversion Date, such Lender's Acquisition Commitment at such time minus the aggregate principal amount of all Acquisition Advances made by such Lender and outstanding at such time.

            "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital

      Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time, plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

            "Voting Stock" means capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

            "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have a liability.

            "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

            "Working Capital Advance" has the meaning specified in Section 2.01(c).

            "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

            "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignments and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

            "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

            "Working Capital Lender" means any Lender that has a Working Capital Commitment.

            "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-3 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender.

            SECTION 1.02. Computation of Time Periods. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

            SECTION 1.03. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(f) ("GAAP").

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES
                            AND THE LETTERS OF CREDIT

            SECTION 2.01. The Advances. (a) The Term A Advances. Each Term A Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term A Advance") to the Borrower on any Business Day during the period from the date hereof until October 1, 1996 in an amount not to exceed such Lender's Term A Commitment at such time. The Term A Borrowing shall consist of Term A Advances made simultaneously by the Term A Lenders ratably according to their Term A Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

            (b) The Term B Advances. Each Term B Lender severally agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Term B Advance") to the Borrower on any Business Day that the Term A Advances shall be made in an amount not to exceed such Lender's Term B Commitment at such time. The Term B Borrowing shall consist of Term B Advances made simultaneously by the Term B Lenders ratably according to their Term B Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

            (c) The Working Capital Advances. Each Working Capital Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time minus an amount equal to such Lender's Pro Rata Share of the Asset Sale Release Amount. Each Working Capital Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances made by the Issuing Bank) and shall consist of Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(c), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(c).

            (d) Letters of Credit. The Issuing Bank agrees, on the terms and conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 60 days before the Termination Date
(i) in an aggregate Available Amount for all Letters of Credit issued by such Issuing Bank not to exceed at any time the Issuing Bank's Letter of Credit Commitment at such time and (ii) in an Available Amount for each such Letter of Credit not to exceed the lesser of (x) the Letter of Credit Facility at such time and (y) the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 60 days before the Termination Date and (A) in the case of a Standby Letter of Credit, one year after the date of issuance thereof and (B) in the case of a Trade Letter of Credit, 90 days after the date of issuance thereof. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this Section 2.01(d), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(d).

            (e) Clean-Down. Notwithstanding the provisions of Sections 2.01(c) and 2.01(d), no Borrowings may be made under Section 2.01(c), and no Letters of Credit may be issued under Section 2.01(d), during any Clean-Down Period, unless the sum of the aggregate principal amount of Working Capital Advances and Letter of Credit Advances plus the aggregate Available Amount of Letters of Credit outstanding after giving effect to such Borrowing or the issuance of such Letter of Credit shall not exceed $10,000,000.

            (f) The Acquisition Advances. Subject to Section 2.14(b), each Acquisition Lender severally agrees, on the terms and conditions hereinafter set forth, to make advances (each, an "Acquisition Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Conversion Date in an amount for each such Advance not to exceed such Lender's Unused Acquisition Commitment at such time. Each Acquisition Borrowing shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and shall consist of Acquisition Advances made simultaneously by the Acquisition Lenders ratably according to their Acquisition Commitments. Prior to the Conversion Date, within the limits of each Acquisition Lender's Unused Acquisition Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(f), prepay pursuant to Section 2.06(b)(vii) and reborrow under this Section 2.01(f).

            SECTION 2.02. Making the Advances. (a) Except as otherwise provided in Section 2.03, each Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested (i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made,
(iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Advance. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

            (b) Anything in subsection (a) above to the contrary notwithstanding, (i) the Borrower may not select Eurodollar Rate Advances for the initial Borrowing hereunder and for the period from the date of such initial Borrowing to the earlier of (x) three months from such date and (y) the completion of syndication of the Facilities (as shall be specified by the Agents in a written notice to the Borrower) or for any Borrowing if the aggregate amount of such Borrowing is less than $5,000,000 or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or Section 2.10 and (ii) with respect to Borrowings consisting of Eurodollar Rate Advances, the Term A Advances, the Term B Advances and the Working Capital Advances may not be outstanding as part of more than eight separate Borrowings in the aggregate.

            (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate

Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

            (d) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) or (b) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section
2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid in respect of principal shall constitute such Lender's Advance as part of such Borrowing for all purposes.

            (e) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

            SECTION 2.03. Issuance of and Drawings and Reimbursement Under Letters of Credit. (a) Request for Issuance. Each Letter of Credit shall be issued upon notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day),
(B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least 66-2/3% of the Working Capital Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in
Article III, make such Letter of Credit available to the Borrower at its office referred to in Section 9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

            (b) Letter of Credit Reports. The Issuing Bank shall furnish (A) to the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued during the previous week and drawings during such week under all Letters of Credit, (B) to each Working Capital Lender on the first Business Day of each calendar quarter a written report summarizing issuance and expiration dates of Letters of Credit issued during the preceding calendar quarter and drawings during such month under all Letters of Credit and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit.

            (c) Drawing and Reimbursement. The payment by the Issuing Bank of a draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. In the event of any drawing under a Letter of Credit, the Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Working Capital Lender and the Borrower and each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which notice of the drawing under the related Letter of Credit is given by the Issuing Bank, provided such notice is given not later than 1:00 P.M. (New York City time) on such Business Day or (ii) the first Business Day next succeeding such demand if such notice is given after such time. Upon any such assignment by the Issuing Bank to any other Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

            (d) Failure to Make Letter of Credit Advances. The failure of any Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

            SECTION 2.04. Repayment of Advances. (a) Term Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Term A Lenders and Term B Lenders the aggregate outstanding principal amount of the Term A Advances and Term B Advances, respectively, on the following dates in the amounts indicated (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.06):

         Date                              Amount
         ----              --------------------------------------

                           Term A Facility        Term B Facility
                           ---------------        ---------------

December 31, 1996             $1,200,000               $250,000

March 31, 1997                $1,200,000               $250,000
June 30, 1997                 $1,200,000               $250,000
September 30, 1997            $1,200,000               $250,000
December 31, 1997             $1,200,000               $250,000

March 31, 1998                $1,200,000               $250,000
June 30, 1998                 $1,200,000               $250,000
September 30, 1998            $1,200,000               $250,000
December 31, 1998             $1,200,000               $250,000

March 31, 1999                $1,200,000               $250,000
June 30, 1999                 $1,200,000               $250,000
September 30, 1999            $1,200,000               $250,000
December 31, 1999             $1,200,000               $250,000

March 31, 2000                $1,200,000               $250,000
June 30, 2000                 $1,200,000               $250,000
September 30, 2000            $1,200,000               $250,000
December 31, 2000             $1,200,000               $250,000

March 31, 2001                $1,200,000               $250,000
June 30, 2001                 $1,200,000               $250,000
September 30, 2001            $1,200,000               $250,000

December 31, 2001             $2,750,000               $250,000

March 31, 2002                $2,750,000               $250,000
June 30, 2002                 $2,750,000               $250,000
September 30, 2002            $2,750,000               $250,000
December 31, 2002                --                  $8,500,000

March 31, 2003                   --                  $8,500,000
June 30, 2003                    --                  $8,500,000
September 30, 2003               --                  $8,500,000
December 31, 2003                --                 $15,000,000

March 31, 2004                   --                 $15,000,000
June 30, 2004                    --                 $15,000,000
September 30, 2004               --                 $15,000,000

provided, however, that the final principal installment of the Term A Facility and the Term B Facility, respectively, shall in any event and in each case be in an amount equal to the aggregate principal amount of the Term A Advances and Term B Advances, respectively then outstanding.

            (b) Working Capital Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Working Capital Lenders on the Termination Date the aggregate outstanding principal amount of the Working Capital Advances then outstanding.

            (c) Letter of Credit Advances. (i) The Borrower shall repay to the Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of the Termination Date and one Business Day after demand the outstanding principal amount of each Letter of Credit Advance made by each of them.

            (ii) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances:

            (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

            (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

            (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

            (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

            (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from any guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

            (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

            (d) Acquisition Advances. The Borrower shall repay to the Administrative Agent for the ratable account of the Acquisition Lenders the aggregate outstanding principal amount of the Acquisition Advances on the following dates in the amounts indicated, determined as a percentage of the aggregate amount of Acquisition Advances outstanding on the Conversion Date (after giving effect to any prepayments required by Section 2.06(b)(ix) and which amount shall be reduced as a result of the application of further prepayments in accordance with the order of priority set forth in the applicable paragraph of Section 2.06):

     Date                               Amount
     ----                               ------

June 30, 1998                             5.0%
September 30, 1998                        5.0%
December 31, 1998                       5.625%

March 31, 1999                          5.625%
June 30, 1999                           5.625%
September 30, 1999                      5.625%
December 31, 1999                       5.625%

March 31, 2000                          5.625%
June 30, 2000                           5.625%
September 30, 2000                      5.625%
December 31, 2000                       5.625%

March 31, 2001                          5.625%
June, 30, 2001                          5.625%
September 30, 2001                      5.625%
December 31, 2001                       5.625%

March 31, 2002                          5.625%
June 30, 2002                           5.625%
September 30, 2002                      5.625%

provided, however, that the final principal installment of the Acquisition Facility shall in any event be in an amount equal to the aggregate principal amount of the Acquisition Advances then outstanding.

            SECTION 2.05. Termination or Reduction of the Commitments. (a) Optional. The Borrower may, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part (x) the unused portions of the Letter of Credit Facility and the Unused Working Capital Commitments or (y) the Unused Acquisition Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

            (b) Mandatory. (i) On the date of the Term A Borrowing, after giving effect to such Term A Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term A Advances, the aggregate Term A Commitments of the Term A Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term A Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term A Advances then outstanding.

            (ii) On the date of the Term B Borrowing, after giving effect to such Term B Borrowing, and from time to time thereafter upon each repayment or prepayment of the Term B Advances, the aggregate Term B Commitments of the Term B Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Term B Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Term B Advances then outstanding.

            (iii) The Working Capital Facility shall be automatically and permanently reduced on the date on which any prepayment is required to be made pursuant to Section 2.06(b)(i), (ii) or (ix) by an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

            (iv) The Letter of Credit Facility shall be automatically and permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

            (v) Prior to the Conversion Date, the Acquisition Facility shall be automatically and permanently reduced on the date on which any prepayment is required to be made pursuant to Section 2.06(b)(i) or (ii) by an amount equal to the applicable Acquisition Reduction Amount, provided that each such reduction of the Acquisition Facility shall be made ratably among the Acquisition Lenders in accordance with their Acquisition Commitments. From and after the Conversion Date, the Acquisition Commitments of the Acquisition Lenders shall be automatically and permanently reduced, on a pro rata basis, by an amount equal to the amount by which the aggregate Acquisition Facility Commitments immediately prior to such reduction exceed the aggregate unpaid principal amount of the Acquisition Advances then outstanding.

            SECTION 2.06. Prepayments. (a) Optional. Except on or prior to the Conversion Date with respect to Acquisition Advances, the Borrower may, upon at least one Business Day's notice to the Administrative Agent for Base Rate Advances and three Business Days' notice to the Administrative Agent for Eurodollar Rate Advances (received not later than 11:00 A.M. (New York City time)) stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid unless such prepayment is with respect to a Working Capital Advance which is a Base Rate Advance; provided, however, that (x) each partial prepayment shall be in an aggregate principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance shall be made other than on the last day of an Interest Period therefor, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term Advances and, after the Conversion Date, Acquisition Advances shall be applied ratably to the Term A Facility, the Term B Facility and, after the Conversion Date, to the Acquisition Facility and, in each case, ratably to the principal installments thereof.

            (b) Mandatory. (i) The Borrower shall, no later than the 30th day following the date on which it delivers the financial statements referred to in
Section 5.03(d) (but in any event within 120 days after the end of each Fiscal
Year), prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the Recapture Percentage of the amount of Excess Cash Flow for such Fiscal Year. Prior to the Conversion Date, each such prepayment of any Advances shall be applied as follows:

            first, ratably to the Term A Facility and the Term B Facility and, in each case, ratably to the principal installments thereof, and second, to the extent no Term Advances remain outstanding, permanently to reduce the Acquisition Facility as set forth in clause
      (viii) below, and

            third, to the extent no Term Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, permanently to reduce the Working Capital Facility as set forth in clause (vi) below.

From and after the Conversion Date, each such prepayment of any Advances shall be applied as follows:

            first, ratably to the Term A Facility, the Term B Facility and the Acquisition Facility, in each case ratably to the principal installments thereof, and second, to the extent no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause (vi) below.

            (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of any Loan Party or any of its Subsidiaries (other than any Permitted Asset Sale on or prior to the Conversion Date or any sale, lease, transfer or other disposition of assets permitted by
Section 5.02(e)(i)), (B) the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)), (C) the sale or issuance by any Loan Party or any of its Subsidiaries of any capital stock or other ownership or profit interest (except
(i) common stock issued by MEDIQ (1) pursuant to Section 5.02(f)(i) or (vi) for purposes of making Investments under such Sections or (2) in respect of the 7.25% Notes in satisfaction of the terms of the 7.25% Note Indenture, or (ii) any such sale or issuance in connection with the Permitted Asset Sales), any securities convertible into or exchangeable for capital stock or other ownership or profit interest or any warrants, rights or options to acquire capital stock or other ownership or profit interest (except as permitted by Section 5.02(g)) or (D) any Extraordinary Receipt received by or paid to or for the account of any Loan Party or any of its Subsidiaries and not otherwise included in clause
(A), (B) or (C) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount of such Net Cash Proceeds; provided, however, that such prepayment shall not be required so long as the aggregate amount of such Net Cash Proceeds received by any Loan Party or any of its Subsidiaries in the period immediately following (x) with respect to the first such prepayment, the Initial Extension of Credit and (y) with respect to any prepayment after the first such prepayment, the most recent such prepayment, shall not exceed $250,000. Prior to the Conversion Date, each such prepayment shall be applied as follows:

            first, ratably to the Term A Facility and the Term B Facility and, in each case, ratably to the principal installments thereof, and second, to the extent no Term Advances remain outstanding, permanently to reduce the Acquisition Facility as set forth in clause
      (viii) below, and

            third, to the extent no Term Advances remain outstanding and the Acquisition Facility has been fully repaid and permanently reduced in full, permanently to reduce the Working Capital Facility as set forth in clause (vi) below.

From and after the Conversion Date, each such prepayment of any Advances shall be applied as follows:

            first, ratably to the Term A Facility, the Term B Facility, and the Acquisition Facility, in each case ratably to the principal installments thereof, and second, to the extent no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause (vi) below.

            (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, and the Letter of Credit Advances equal to the amount by which (A) the sum of the aggregate principal amount of the Working Capital Advances, the Letter of Credit Advances then outstanding, the aggregate Available Amount of all Letters of Credit then outstanding and the Asset Sale Release Amount exceeds
(B) the lesser of the Working Capital Facility and the Loan Value of Eligible Collateral on such Business Day (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder).

            (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in such Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

            (v) The Borrower shall pay to the Administrative Agent, on the first day of each Clean-Down Period, an amount equal to the amount by which the aggregate principal amount of the Working Capital Advances and the Letter of Credit Advances plus the aggregate Available Amount of Letters of Credit then outstanding exceeds $10,000,000, to be applied in the same manner as prepayments are required to be applied pursuant to Section 2.06(b)(vi).

            (vi) Prepayments of the Working Capital Facility shall be first applied to prepay Letter of Credit Advances then outstanding until such Letter of Credit Advances are paid in full, second applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Working Capital Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Working Capital Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts, cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(iii). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

            (vii) Prior to the Conversion Date, the Borrower shall, on the date of receipt of the Net Cash Proceeds by any Loan Party or any of its Subsidiaries from any Permitted Asset Sale, prepay an aggregate principal amount of the Acquisition Advances comprising part of the same Acquisition Borrowings equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied in accordance with Section 2.06(b)(viii), but amounts so prepaid may be reborrowed prior to the Conversion Date in accordance with Section 2.01(f).

            (viii) Prior to the Conversion Date, prepayments of the Acquisition Facility pursuant to Section 2.06(b)(i), (ii) or (vii) shall be applied to prepay Acquisition Advances then outstanding comprising part of the same Borrowings until such Acquisition Advances are paid in full and the amount remaining (if any) after the prepayment in full of the Acquisition Advances then outstanding (such prepayment amounts (except for any amounts prepaid with Net Cash Proceeds from Permitted Asset Sales in accordance with Section 2.06(b)(vii)) and the remaining amount being referred to herein as the "Acquisition Reduction Amount") may be retained by the Borrower and, except for prepayments required by Section 2.06(b)(vii), the Acquisition Facility shall be permanently reduced as set forth in Section 2.05(b)(v).

            (ix) On the Conversion Date, the Borrower shall prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount on deposit in the Asset Sale Blocked Account plus the Asset Sale Release Amount. Each such prepayment shall be applied as follows:

            first, to the Acquisition Facility,

            second, to the extent no Acquisition Advances remain outstanding, ratably to the Term A Facility and the Term B Facility, in each case ratably to the principal installments thereof, and third, to the extent no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause (vi) above.

            (x) All prepayments under this subsection (b) shall be made together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any amounts owing pursuant to Section 9.04(c).

            (xi) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings equal to the amount by which the amount on deposit in the Asset Sale Blocked Account exceeds the aggregate amount of Subordinated Notes outstanding. Each such prepayment shall be applied as follows:

            first, to the Acquisition Facility,

            second, to the extent no Acquisition Advances remain outstanding, ratably to the Term A Facility and the Term B Facility, in each case ratably to the principal installments thereof, and third, to the extent no Term Advances or Acquisition Advances remain outstanding, permanently to reduce the Working Capital Facility as set forth in clause (vi) above.

            (c) Term B Opt-Out. With respect to any prepayment of the Term B Advances, the Administrative Agent shall ratably pay the Term B Lenders as required under Section 2.06(a) or (b), unless, with respect to any prepayment from time to time of the Term B Advances, the Administrative Agent shall have received written notice from any Term B Lender not later than three Business Days prior to such prepayment, that such Term B Lender elects not to receive any prepayments under this Section 2.06 (a "Term B Opt-Out Lender"), which election shall remain in effect with respect to any subsequent prepayment until the Administrative Agent shall receive a subsequent written notice from such Term B Opt-Out Lender cancelling such earlier notice. Any such prepayments which would have been remitted to a Term B Opt-Out Lender but for its election to not receive such prepayments, shall be paid ratably to the remaining Lenders as provided in Sections 2.06(a) and (b); provided, however, that Term B Lenders, on any date on which the Term A Facility is repaid in full and no Acquisition Advances are outstanding, shall not be entitled to elect not to receive any further prepayments.

            SECTION 2.07. Interest. (a) Scheduled Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

            (i) Base Rate Advances. During such periods as such Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last Business Day of each March, June, September and December during such periods, on the date of any prepayment thereof to the extent required under Section 2.06(b) and on the Final Maturity Date, commencing December 31, 1996.

            (ii) Eurodollar Rate Advances. During such periods as such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

            (b) Default Interest. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, and upon the request of the Required Lenders shall, require that the Borrower pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or (a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable hereunder that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above, and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

            SECTION 2.08. Fees. (a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee on the average daily portion of each Appropriate Lender's Unused Acquisition Commitment (prior to the Conversion Date) and on the average daily Unused Working Capital Commitment of each Appropriate Lender, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Termination Date, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 1996, and, with respect to Unused Acquisition Commitments, on the Conversion Date or, with respect to Unused Working Capital Commitments, on the Termination Date, at the rate of half of 1% per annum on the average daily portion of each Appropriate Lender's Unused Acquisition Commitment and on the average daily Unused Working Capital Commitment of each Appropriate Lender; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

            (b) Letter of Credit Fees, Etc. (i) The Borrower shall pay to the Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last Business Day of each March, June, September and December, commencing December 31, 1996, and on the Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of (A) all Standby Letters of Credit outstanding from time to time and (B) all Trade Letters of Credit then outstanding, in each case at the rate per annum equal to the Applicable Margin for Working Capital Advances which are Eurodollar Rate Advances in effect from time to time.

            (ii) The Borrower shall pay to the Issuing Bank, for its own account, such commissions, issuance fees, fronting fees, transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

            (c) Agents' Fees. The Borrower shall pay to each of the Agents for its own account such fees as may from time to time be agreed between the Borrower and such Agent.

            SECTION 2.09. Conversion of Advances. (a) Optional. The Borrower may on any Business Day, upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Sections 2.07 and 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that (w) if any Conversion of Eurodollar Rate Advances into Base Rate Advances is made other than on the last day of an Interest Period for such Eurodollar Rate Advances, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c), (x) any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), (y) no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b), and (z) each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and
(iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

            (b) Mandatory. (i) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $1,000,000, such Advances shall automatically Convert into Base Rate Advances.

            (ii) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance.

            (iii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and
(y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

            SECTION 2.10. Increased Costs, Etc. (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances, then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

            (b) If any Lender Party determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender Party or any corporation controlling such Lender Party and that the amount of such capital is increased by or based upon the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue Letters of Credit hereunder or to the issuance or maintenance of any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error. Each Lender will determine the amount of any additional compensation requested under this Section 2.10(b) on a basis consistent with that on which it requests additional compensation from other similar borrowers with whom it has an agreement similar to the agreement contained in this Section 2.10(b).

            (c) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed more than 50% of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under any Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

            (d) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist.

            SECTION 2.11. Payments and Computations. (a) The Borrower shall make each payment hereunder and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to
Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

            (b) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent shall elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

            (c) After an Event of Default, the Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

            (d) All computations of interest, fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

            (e) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause such payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

            (f) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

            SECTION 2.12. Taxes. (a) Any and all payments by the Borrower hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender Party and each Agent, taxes imposed on its overall net income by the United States and franchise taxes and net income taxes that are imposed on such Lender Party or such Agent in lieu of net income taxes by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender Party, taxes imposed on its overall net income and franchise taxes imposed on such Lender Party in lieu of net income taxes by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender Party or any Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder or under the Notes or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the Notes (hereinafter referred to as "Other Taxes").

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                                       58


            (c) The Borrower shall indemnify each Lender Party and each Agent for and hold it harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment. In the case of any payment hereunder or under the Notes by or on behalf of the Borrower through an account or branch outside the United States or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter if requested in writing by the Borrower or the Administrative Agent (but only so long thereafter as such Lender Party remains lawfully able to do so), provide the Administrative Agent and the Borrower with Internal Revenue Service form 1001 or 4224, or in the case of a Lender Party that is claiming exemption from United States withholding tax under
Section 871(h) or 881(c) of the Internal Revenue Code with respect to payments of "portfolio interest" two accurate and complete signed original Forms W-8 and, if such Lender Party delivers forms W-8, two signed certificates certifying that such Lender Party is not (i) a "bank" for purposes of Section 881(c) of the Internal Revenue Code, (ii) is not a 10% shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and (iii) is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender Party is exempt from or is entitled to a reduced rate of United States withholding tax on payments under this Agreement or the Notes. If the form provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicates a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate form certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such form; provided, however, that, if at the date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to above in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form 1001 or 4224, that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

            (f) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) with respect to Taxes imposed by the United States; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

            SECTION 2.13. Sharing of Payments, Etc. If any Lender Party shall obtain at any time any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such participations in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess

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                                       60


payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered. The Borrower agrees that any Lender Party so purchasing a participation from another Lender Party pursuant to this Section
2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such participation.

            SECTION 2.14. Use of Proceeds. The proceeds of the Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely as follows:

            (a) from Term Advances, to refinance, in part, the Refinancing Debt and to pay transaction fees and expenses in connection therewith and with the financing contemplated by the Loan Documents;

            (b) from Acquisition Advances:

                  (i) to refinance, in part, the Refinancing Debt, and to pay transaction fees and expenses in connection therewith;

                  (ii) on terms permitted by Section 5.02(k)(i)(y)(B); and

                  (iii) from and after the Asset Sale Threshold Date and subject to the Acquisition Facility Sublimit (x) to pay dividends and repurchase shares of the common stock of MEDIQ to the extent permitted by Section 5.02(g)(i) and (y), if no repurchase of shares pursuant to Section 5.02(g)(i) has occurred, to make Investments permitted by Section 5.02(f)(i); and

            (c) from Working Capital Advances, to finance working capital requirements of the Borrower, to be deposited in the Asset Sale Blocked Account, to make payments required under Section 5.01(p) and for other general corporate purposes permitted by this Agreement; provided, however, that Working Capital Advances may not be used for the purposes for which Acquisition Advances may be used in accordance with Section 2.14(b) except, if any Investment pursuant to Section 5.02(f)(vi)(x) shall have been made, to the extent of the amount of such Investment.

            SECTION 2.15. Defaulting Lenders. (a) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be a Base Rate Advance and shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

            (b) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to the Administrative Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so
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                                      62


applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent and the other Lender Parties, in the following order of priority:

            (i) first, to the Administrative Agent for any Defaulted Amount then owing to the Administrative Agent; and

            (ii) second, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

            (c) In the event that, at any one time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, the Administrative Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with BNP, in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be BNP's standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan

Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

            (i) first, to the Administrative Agent for any amount then due and payable by such Defaulting Lender to the Administrative Agent hereunder;

            (ii) second, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

            (iii) third, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

            (d) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that the Administrative Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

            SECTION 2.16. Release of Funds from the Asset Sale Blocked Account. So long as no Default shall have occurred and be continuing, the Administrative Agent will, upon presentation of a Notice of Drawing by the Borrower to the Administrative Agent substantially in the form of Exhibit F hereto, pay and release to the Borrower or at its order and at the request of the Borrower, the amount, if any, or any portion thereof, on deposit in the Asset Sale Blocked Account, so long as the Borrower applies such amount (A) in the same manner and on the same basis as is permitted for Acquisition Advances pursuant to Section 2.14(b), (B) to prepay the Working Capital Facility pursuant to Section 2.06(a) or (C) or as required pursuant to Section 2.06(b)(ix).

                                  ARTICLE III

                             CONDITIONS OF LENDING

            SECTION 3.01. Conditions Precedent to Initial Extension of Credit. The obligation of each Lender to make an Advance on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of
Credit:

            (a) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of the Loan Parties, including the terms and conditions of the charter, bylaws and each class of capital stock of the Loan Parties and of each agreement or instrument relating to such structure or capitalization.

            (b) Before giving effect to the transactions contemplated by this Agreement, there shall have occurred no Material Adverse Change since September 30, 1995.

            (c) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of their Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement, any Note, any other Loan Document, any Related Document or the consummation of the transactions contemplated hereby.

            (d) The Lender Parties shall have completed a due diligence investigation of the Loan Parties (including, without limitation, a field examination of the quality of the Borrower's current assets and of the Borrower's management information systems, a fair market value appraisal of the Borrower's rental equipment from Murray, Devine & Co., a review of the projected tax assumptions of MEDIQ and its Subsidiaries on a Consolidated basis from Deloitte & Touche LLP and a due diligence report on customers prepared by Marketing Corporation of America), each in scope, and with results, satisfactory to the Lender Parties, and nothing shall have come to the attention of the Lender Parties during the course of such due diligence investigation to lead them to believe (i) that any written information, exhibit or report (including, without limitation, any financial information) furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender Party was or has become misleading, incorrect or incomplete in any material respect, (ii) that the Loan Parties would not have good and marketable title to all of their material assets and (iii) that the transactions contemplated hereby have or will have a Material Adverse Effect; without limiting the generality of the foregoing, the Lender Parties shall have been given such access to the management, records, books of account, contracts and properties of each Loan Party and its Subsidiaries as they shall have requested.

            (e) The Existing Debt, other than the Debt identified on Schedule 3.01(e) (the "Surviving Debt"), shall have been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and all such Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

            (f) All accrued fees and expenses of the Agents and the Lender Parties (including the accrued fees and expenses of counsel to the Agents and of Saiber, Schlesinger, Satz & Goldstein, local counsel to the Lender Parties) shall have been paid.

            (g) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Administrative Agent (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

                  (i) The Notes payable to the order of the Lenders.

                  (ii) Certified copies of the resolutions of the Board of
            Directors of each Loan Party approving this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party and of the transactions contemplated hereby, and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Notes, each other Loan Document and each Related Document and of the transactions contemplated hereby.

                  (iii) A copy of a certificate of the Secretary of State of the jurisdiction of its incorporation, dated reasonably near the date of the Initial Extension of Credit, in each case listing the charter of the Borrower, each Parent Guarantor and each Subsidiary Guarantor and each amendment thereto on file in his office and certifying that
            (A) such charter is a true and correct copy thereof, (B) such amendments are the only amendments to such charter on file in his office, (C) such Person has paid all franchise taxes to the date of such certificate and (D) such Person is duly incorporated and in good standing under the laws of the State of the jurisdiction of its incorporation.

                  (iv) A copy of a certificate of the Secretary of State of the
            States listed on Schedule 3.01(g)(iv), dated reasonably near the date of the Initial Extension of Credit, stating that the Borrower and each Parent Guarantor is duly qualified and in good standing as a foreign corporation in such States and has filed all annual reports required to be filed to the date of such certificate.

                  (v) A certificate of each of the Borrower, the Guarantors and each other Loan Party, signed on behalf of such Person by its President or Senior Vice-President, Finance, and its Secretary or Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to (A) the absence of any amendments to the charter of such Person since the date of the Secretary of State's certificate referred to in Section 3.01(g)(iii), (B) a true and correct copy of the bylaws of such Person as in effect on the date of the Initial Extension of Credit, (C) the due incorporation and good standing of such Person as a corporation organized under the laws of the jurisdiction of its incorporation and the absence of any proceeding for the dissolution or liquidation of such Person, (D) the completeness and accuracy of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

                  (vi) A certificate of the Secretary or Assistant Secretary of each of the Borrower, the Guarantors and each other Loan Party certifying the names and true signatures of the officers of such Persons authorized to sign this Agreement, the Notes, each other Loan Document and each Related Document to which they are or are to be parties and the other documents to be delivered hereunder and thereunder.

                  (vii) A security agreement in substantially the form of
            Exhibit D (together with each other security agreement delivered pursuant to Section 5.01(m), or 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Security Agreement"), duly executed by the Borrower, each Parent Guarantor and each Ongoing Subsidiary, together with:

                        (A) certificates representing the Pledged Shares
                  referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt referred to therein endorsed in blank,

                        (B) executed copies of proper financing statements, to
                  be duly filed on or before the day of the Initial Extension of Credit under the Uniform Commercial Code of the States listed on Schedule 3.01(g)(vii)(B) and all other jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created under the Collateral Documents, covering the Collateral described in the Security Agreement,

                        (C) completed requests for information, dated on or
                  before the date of the Initial Extension of Credit, listing the financing statements referred to in clause (B) above and all other effective financing statements filed in the jurisdictions referred to in clause (B) above that name the Borrower as debtor, together with copies of such other financing statements,

                        (D) evidence of the completion of all other recordings
                  and filings of or with respect to the Security Agreement that the Administrative Agent may deem necessary or desirable in order to perfect and protect the Liens created thereby,

                        (E) evidence of the insurance required by the terms of
                  the Security Agreement,

                        (F) executed termination statements (Form UCC-3 or a
                  comparable form), in proper form to be duly filed on the date of the Initial Extension of Credit under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may deem desirable in order to terminate or amend existing Liens on the Collateral described in the Security Agreement, except as contemplated under the Security Agreement,

                        (G) the Blocked Account Letters referred to in the
                  Security Agreement, duly executed by each Blocked Account Bank referred to in the Security Agreement, and

                        (H) evidence that all other action that the
                  Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under the Security Agreement has been taken, including delivery of Blocked Account Letters in form and substance satisfactory to the Administrative Agent.

                  (viii) A mortgage in substantially the form of Exhibit E and covering the property listed on Schedule 4.01(ff) (together with each other mortgage delivered pursuant to Section 5.01(m), in each case as amended, supplemented or otherwise modified from time to time in accordance with their terms, the "Mortgage"), duly executed by the Borrower or MEDIQ, together with evidence that the Mortgage has been duly recorded in all filing or recording offices that the Administrative Agent may deem desirable and all other action that the Administrative Agent may deem necessary or desirable including a title search in order to create valid first and subsisting Liens on the property described in the Mortgages in favor of the Secured Parties and that all filing and recording expenses and fees have been paid.

                  (ix) A guaranty in substantially the form of Exhibit G
            (together with each other guaranty delivered pursuant to Section 5.01(o), in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Subsidiary Guaranty"), duly executed by each Subsidiary Guarantor.

                  (x) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith.

                  (xi) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited Consolidated and unaudited consolidating annual financial statements (such unaudited consolidating financial statements certified by the chief financial officer of MEDIQ) of MEDIQ and its Subsidiaries dated September 30, 1993, September 30, 1994 and September 30, 1995, interim Consolidated and consolidating financial statements dated June 30, 1996 (such financial statements certified by the chief financial officer of MEDIQ), and forecasts prepared by management, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a monthly basis for the first two years following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Final Maturity Date.

                  (xii) An opinion, in substantially the form of Exhibit J,
            attesting to the Solvency of the Borrower and MEDIQ after giving effect to the Refinancing and the other transactions contemplated hereby, from Murray, Devine & Co.

                  (xiii) Certificates, in substantially the form of Exhibits K-1 and K-2, attesting to the Solvency of the Borrower on a Consolidated basis and MEDIQ on a Consolidated basis both before and after giving effect to the Refinancing and the other transactions contemplated hereby, signed on behalf of each of the Borrower and MEDIQ by their respective chief financial officer, attesting to the solvency of the Borrower on a Consolidated basis and MEDIQ on a Consolidated basis, respectively.

                  (xiv) Environmental assessment reports, in form and substance satisfactory to the Lender Parties, from Sadat Associates, Inc. as to any hazards, costs or liabilities under Environmental Laws to which any Loan Party or any of its Subsidiaries may be subject solely with respect to the real estate located at One MEDIQ Plaza, Pennsauken, New Jersey, the amount and nature of which and the Borrower's plans with respect to which shall be acceptable to the Lender Parties. To the extent either the report or any other information that may become available to the Lender Parties shall disclose any hazards, costs or liabilities under Environmental Laws or otherwise that the Lender Parties deem material, the Lender Parties shall be satisfied that such hazards, costs or liabilities were adequately reflected in MEDIQ's financial reserves shown on the financial statements delivered pursuant to Section 3.01(g)(xi) or that, to the extent not so reflected, the Borrower has made adequate provision for such hazards, costs or liabilities.

                  (xv) A letter, in form and substance satisfactory to the
            Administrative Agent, from the Borrower to Deloitte & Touche LLP, its independent certified public accountants, advising such accountants that the Administrative Agent and the Lender Parties have been authorized to exercise all rights of the Borrower to require such accountants to disclose any and all financial statements and any other information of any kind that they may have with respect to the Borrower and its Subsidiaries and directing such accountants to comply with any reasonable request of the Administrative Agent or any Lender Party through the Administrative Agent for such information.

                  (xvi) Evidence of insurance naming the Administrative Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Lender Parties, including, without limitation, business interruption insurance, product liability insurance, and directors and officers insurance.

                  (xvii) A Borrowing Base Certificate dated as of August 31,
            1996.

                  (xviii) Landlord consents from the Persons listed in Schedule
            3.01(g)(xviii) in form and substance satisfactory to the Administrative Agent.

                  (xix) A termination letter from each of the Persons listed on
            Schedule 3.01(g)(xix)(1) to the Administrative Agent relating to the satisfaction and termination of the Existing Debt listed on Schedule 3.01(g)(xix)(2) and the release of all collateral and security interests relating thereto.

                  (xx) A favorable opinion of Drinker, Biddle & Reath, counsel to the Loan Parties, in substantially the form of Exhibit I hereto.

                  (xxi) A favorable opinion from each of the counsel to the Loan
            Parties listed on Schedule 3.01(g)(xxi).

                  (xxii) A favorable opinion of Shearman & Sterling, counsel for the Agents, in form and substance satisfactory to the Administrative Agent.

                  (xxiii) A favorable opinion of Saiber, Schlesinger, Satz &
            Goldstein, New Jersey counsel to the Lender Parties.

                  (xxiv) Federal Reserve Forms U-1 provided for in Regulation U, as applicable, the statements made in which shall be such as to permit the transactions contemplated hereby in accordance with Regulation U; and Federal Reserve Forms G-3 provided for in Regulation G, as applicable, the statements made in which shall be such as to permit the transactions contemplated hereby in accordance with Regulation G.

            (h) The Supplemental Indenture shall have become effective.

            SECTION 3.02. Conditions Precedent to Each Borrowing and Issuance. The obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by an Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) on the occasion of each Borrowing (including the Initial Extension of Credit), and the obligation of each Issuing Bank to issue a Letter of Credit (including the initial issuance), shall be subject to the further conditions precedent that on the date of such Borrowing or issuance (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing, Notice of Issuance and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance such statements are true):

            (i) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing or issuance and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance, in which case as of such specific date;

            (ii) no event has occurred and is continuing, or would result from such Borrowing or issuance or from the application of the proceeds therefrom, that constitutes a Default;

            (iii) for each Acquisition Advance: (i) at the time of making such Acquisition Advance the amount on deposit in the Asset Sale Blocked Account is zero or all amounts on deposit therein are being applied simultaneously with such Acquisition Advance, (ii) immediately prior to such Acquisition Advance, the Asset Sale Release Amount is equal to zero and (iii) if such Acquisition Advance is used for the purposes set forth in:

                  (a) Section 2.14(b)(ii), such Advance shall be under the terms set forth in Section 5.02(k)(i)(y)(B);

                  (b) Section 2.14(b)(iii)(x), such Advance shall be under the terms set forth in Section 5.02(g)(i); and

                  (c) Section 2.14(b)(iii)(y), such Advance shall be under the terms set forth in Section 5.02(f)(i); and

            (iv) for each Working Capital Advance or issuance of any Letter of Credit, the lesser of the Working Capital Facility or the sum of the Loan Values of the Eligible Collateral (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties hereunder) exceeds the aggregate principal amount of the Working Capital Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit plus the Asset Sale Release Amount net of the amount of such Working Capital Advance to be deposited in the Asset Sale Blocked Account then outstanding after giving effect to such Advance or issuance, respectively;

and (b) the Administrative Agent shall have received such other approvals, opinions or documents as the Administrative Agent or the Required Lenders through the Administrative Agent may reasonably request.

            SECTION 3.03. Determinations Under Section 3.01. For purposes of determining compliance with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

            SECTION 4.01. Representations and Warranties of the Borrower. Each Loan Party represents and warrants as follows:

            (a) Each Loan Party (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted except where the failure to have such corporate power and authority is not reasonably likely to have a Material Adverse Effect. All of the outstanding capital stock of the Borrower has been validly issued, is fully paid and non-assessable and Holdings is owned by MEDIQ in the amount specified in Schedule 4.01(a) free and clear of all Liens, except those created under the Loan Documents.

            (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party as of the date hereof (other than Subsidiaries listed on Schedule IV), showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of capital stock authorized, and the number outstanding, on the date hereof and the percentage of the outstanding shares of each such class owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding capital stock of all of such Subsidiaries, has been validly issued, is fully paid and non-assessable and is owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Loan Documents. Each such Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and
      (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where the failure to have such corporate power and authority is not reasonably likely to have a Material Adverse Effect.

            (c) The execution, delivery and performance by each Loan Party of this Agreement, the Notes, each other Loan Document and each Related Document to which it is or is to be a party, and the consummation of the Refinancing and the other transactions contemplated hereby and thereby, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

            (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of this Agreement, the Notes, any other Loan Document or any Related Document to which it is or is to be a party, or for the consummation of the

      Refinancing or the other transactions contemplated hereby or thereby, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created by the Collateral Documents (including the priority thereof) or
      (iv) the exercise by the Administrative Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents, except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d), all of which have been duly obtained, taken, given or made and are in full force and effect.

            (e) This Agreement has been, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will have been, duly executed and delivered by each Loan Party thereto. This Agreement is, and each of the Notes, each other Loan Document and each Related Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party thereto, enforceable against such Loan Party in accordance with its terms.

            (f) The Consolidated and consolidating balance sheets of MEDIQ and its Subsidiaries as at September 30, 1993, September 30, 1994 and September 30, 1995, and the related Consolidated and consolidating statements of income and Consolidated statements of cash flows of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the fiscal years then ended, accompanied by an opinion of Deloitte & Touche LLP, independent public accountants, or, as to the consolidating statements, duly certified by the chief financial officer of MEDIQ, and the Consolidated and consolidating balance sheets of MEDIQ and its Subsidiaries as at June 30, 1996, and the related Consolidated and consolidating statements of income and Consolidated statements of cash flows of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the nine months then ended, duly certified by the chief financial officers of MEDIQ and Holdings, respectively, in each case copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said Consolidated and consolidating balance sheets as at June 30, 1996, and said Consolidated and consolidating statements of income and Consolidated statements of cash flows of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the nine months then ended, to year-end audit adjustments, the Consolidated and consolidating financial condition of MEDIQ and its Subsidiaries as at such dates and the Consolidated and consolidating results of the operations of MEDIQ and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since September 30, 1995 there has been no Material Adverse Change.

            (g) The Consolidated forecasted balance sheets, income statements and cash flows statements of MEDIQ and its Subsidiaries delivered to the Administrative Agent pursuant to Section 3.01(g)(xi) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in the light of conditions existing at the time of delivery of such forecasts and at the time of the Initial Extension of Credit, and represented, at both such times of delivery, MEDIQ's and the Borrower's best estimate of their future financial performance.

            (h) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) is reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of the Refinancing, this Agreement, any Note, any other Loan Document or any Related Document or the consummation of the transactions contemplated hereby.

            (i) No proceeds of any Advance or drawings under any Letter of Credit will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934, except in connection with an Investment permitted by Section 5.02(f)(i) provided that after giving effect to such Investment the Borrower directly acquires all of the shares of such class of equity security.

            (j) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance (other than Acquisition Advances) or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

            (k) Set forth on Schedule 4.01(k) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans in effect as of the date of this Agreement.

            (l) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan.

            (m) As of the last annual actuarial valuation date, the Loan Parties and the ERISA Affiliates are in compliance with the funding requirements of the Internal Revenue Code and ERISA with respect to each Plan.

            (n) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan, copies of which have been filed with the Internal Revenue Service and furnished to the Administrative Agent, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

            (o) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

            (p) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

            (q) Except as set forth in the financial statements referred to in this Section 4.01 and in Section 5.03, the Loan Parties and their respective Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

            (r) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that is reasonably likely to have a Material Adverse Effect.

            (s) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past claims of non-compliance with such Environmental Laws and Environmental Permits have been resolved without ongoing obligations or costs, and no circumstances exist that could (i) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of its properties is reasonably likely to have a Material Adverse Effect or (ii) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law that is reasonably likely to have a Material Adverse Effect.

            (t) Except as is disclosed on Schedule 4.01(t), and with respect to properties not owned by any Loan Party to the extent of the actual knowledge of any Responsible Officer: none of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any

      Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries; except, in each case, where the non-compliance with the foregoing is not reasonably likely to have a Material Adverse Effect.

            (u) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

            (v) As of the date hereof, Schedule IV is a true and correct list of all Discontinued Subsidiaries.

            (w) Except as permitted by Section 5.02(a)(iii),(iv),(v) and (vii), the Collateral Documents create a valid and perfected first priority security interest in the Collateral securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

            (x) Each Loan Party and each of its Subsidiaries has filed, has caused to be filed or has been included in all tax returns (Federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties.

            (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

            (z) There is no unpaid amount, as of the date hereof, of adjustments to the Federal income tax liability of each Loan Party and each of its Subsidiaries proposed by the Internal Revenue Service with respect to Open Years. No issues have been raised by the Internal Revenue Service in respect of Open Years that, in the aggregate, are reasonably likely to have a Material Adverse Effect.

            (aa) There is no unpaid amount, as of the date hereof, of adjustments to the state, local and foreign tax liability of each Loan Party and its Subsidiaries proposed by all state, local and foreign taxing authorities (other than amounts arising from adjustments to Federal income tax returns, if any) other than those being contested in good faith and listed on Schedule 4.01(aa). No issues have been raised by such taxing authorities that, in the aggregate, are reasonably likely to have a Material Adverse Effect.

            (bb) MEDIQ and its Subsidiaries had, as of September 30, 1995 net operating loss carryforwards for U.S. Federal income tax purposes in the amount of $47,972,700 and capital loss carryforwards for U.S. Federal income tax purposes in the amount of $22,062,300.

            (cc) Neither any Loan Party nor any of its Subsidiaries is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated hereby, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

            (dd) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

            (ee) All Existing Debt is listed on Schedule 2.14(a) and Schedule 3.01(e), and set forth on each such Schedule, as of the date hereof, is the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

            (ff) Set forth on Schedule 4.01(ff) hereto is a complete and accurate list of all real property owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state and record owner. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Liens created or permitted by the Loan Documents.

            (gg) Set forth on Schedule 4.01(gg) hereto is a complete and accurate list of all Investments held by any Loan Party as of the date hereof (other than Discontinued Subsidiaries), showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

            (hh) Set forth on Schedule 4.01(hh) hereto is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party as of the date hereof (other than Discontinued Subsidiaries), showing as of the date hereof the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

            (ii) The merger of the Borrower and MEDIQ/PRN Life Support Services-I, Inc. has taken place, and the Borrower is the surviving corporation.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

            SECTION 5.01. Affirmative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, each Loan Party will:

            (a) Compliance with Laws, Etc. Comply, and cause each of its Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

            (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that no Loan Party or any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, or (y) in respect of which the Lien resulting therefrom, if any, attaches to its property and becomes enforceable against its other creditors, to the extent that the aggregate amount of all such taxes, assessments, charges or claims does not exceed $250,000.

            (c) Compliance with Environmental Laws. Comply, and cause each of its Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties, except if the failure to obtain or renew such Environmental Permit is not reasonably likely to have a Material Adverse Effect; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws, except if the failure to remove or clean up such Hazardous Materials is not reasonably likely to have a Material Adverse Effect; provided, however, that no Loan Party or any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances.

            (d) Maintenance of Insurance. Maintain, and cause each of its Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which such Loan Party or such Subsidiary operates.

            (e) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its Subsidiaries (excluding any Discontinued Subsidiary in respect of which the failure to comply with this Section 5.01(e) is not reasonably likely to have a Material Adverse Effect) to preserve and maintain, its corporate existence, rights (charter and statutory), permits, licenses, approvals, privileges and franchises, except if the failure to preserve and maintain such permits, approvals or licenses is not reasonably likely to have a Material Adverse Effect; provided, however, that such Loan Party may consummate any merger or consolidation permitted under Section 5.02(d).

            (f) Visitation Rights. At any reasonable time and from time to time, upon reasonable prior notice, permit the Administrative Agent or any of the Lender Parties or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, such Loan Party and any of its Subsidiaries, and to discuss the affairs, finances and accounts of such Loan Party and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

            (g) Preparation of Environmental Reports. At the request of the Administrative Agent at the following times: (i) upon the occurrence and continuance of an Event of Default, (ii) upon the acquisition of real property by any Loan Party or any of its Subsidiaries and (iii) and no more than two other times (determined in the discretion of the Required Lenders) during the term of this Agreement, provide to the Lender Parties within 90 days after such request, at the expense of the Borrower, a Phase I environmental site assessment report for any of its or its Subsidiaries' owned properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent (and, if based upon the recommendation of such environmental consulting firm, a Phase II environmental site assessment report) indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and such Loan Party hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request, to the Administrative Agent or to any Lender Party who makes such request through the Administrative Agent, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

            (h) Keeping of Books. Keep, and cause each of its Subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of such Loan Party and each such Subsidiary in accordance with generally accepted accounting principles.

            (i) Maintenance of Properties, Etc. Maintain and preserve, and cause each of its Subsidiaries to maintain and preserve, all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear and tear excepted, and except for properties that have become obsolete or no longer fit for their intended purposes.

            (j) Compliance with Terms of Leaseholds. Make all payments and otherwise perform all obligations in respect of all leases of real property to which such Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, except if the failure to make such payment, perform such obligations or keep such leases in full force and effect is not reasonably likely to have a Material Adverse Effect.

            (k) Performance of Related Documents. Perform and observe all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as such Loan Party is entitled to make under such Related Document.

            (l) Transactions with Affiliates. Conduct, and cause each of its Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to such Loan Party or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

            (m) Covenant to Give Security. In addition to the requirements of
      Section 5.01(o), upon the request of the Administrative Agent and at the expense of the Borrower, (i) within 10 days after such request, furnish to the Administrative Agent a description of the real and personal properties of such Loan Party and its Subsidiaries in detail satisfactory to the Administrative Agent, (ii) within 15 days after such request, duly execute and deliver to the Administrative Agent mortgages, pledges, assignments and other security agreements, as specified by and in form and substance satisfactory to the Administrative Agent, securing payment of all the Obligations of such Loan Party under the Loan Documents and constituting Liens on all such properties, (iii) within 30 days after such request, take whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Administrative Agent to vest in the Administrative Agent (or in any representative of the Administrative Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the security agreements delivered pursuant to this Section 5.01(m), enforceable against all third parties in accordance with their terms, (iv) within 60 days after such request, deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent, of counsel for such Loan Party acceptable to the Administrative Agent as to the matters contained in clauses (i), (ii) and (iii) above, as to such security agreements being legal, valid and binding obligations of such Loan Party and its Subsidiaries enforceable in accordance with their terms and as to such other matters as the Administrative Agent may reasonably request, (v) at any time and from time to time promptly execute and deliver any and all further instruments and documents and take all such other action as the Administrative Agent may deem desirable in obtaining the full benefits of, or in preserving the Liens of, such security agreements.

            (n) Interest Rate Hedging. Enter into prior to November 15, 1996, and maintain at all times thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 75% of the Term A and Term B Facilities and providing for such Persons to make payments thereunder for an initial period of no less than three years to the extent of increases in interest rates greater than 2.0% above the Eurodollar Rate in effect on the date hereof for an Interest Period of three months.

            (o) Additional Loan Parties. Cause any newly organized or acquired Subsidiary of the Borrower, any Parent Guarantor, or any of their Ongoing Subsidiaries (other than any Subsidiary organized or located outside of the United States) to execute and deliver to the Administrative Agent as promptly as practicable and in any event within 30 days after the organization or acquisition of such Subsidiary (i) a security agreement supplement in the form of Exhibit A to the Security Agreement, (ii) a guaranty in form and substance satisfactory to the Administrative Agent and the Lender Parties and (iii) such other documents, agreements, certificates or instruments as the Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to the Administrative Agent, and to take all such other actions that may be necessary or that the Administrative Agent may deem reasonably desirable in order to perfect and protect any pledge, assignment or security interest granted by such security agreement (granting a security interest in the receivables, inventory, deposit accounts, equipment, intellectual property and other assets of such Subsidiary) of such Subsidiary to the Administrative Agent for the benefit of the Lender Parties or to enable the Administrative Agent to exercise and enforce its rights and remedies thereunder.

            (p) Working Capital Advances. If, on the Conversion Date, the amount on deposit in the Asset Sale Blocked Account is less than the amount required to be prepaid pursuant to 2.06(b)(ix), the Borrower will either
      (i) make a Working Capital Borrowing or (ii) authorize the Administrative Agent on behalf of the Borrower to obtain a Working Capital Borrowing, in an amount sufficient to make payment of the amount required to be prepaid pursuant to Section 2.06(b)(ix), and make such prepayment unless funds are otherwise available to the Borrower to make such prepayment, and such prepayment is made with such funds.

            SECTION 5.02. Negative Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, no Loan Party will (provided, however, that for purposes of this Section 5.02, Loan Party shall not include any Discontinued Subsidiary, except with respect to Sections 5.02(e), (f) and (j)), at any time:

            (a) Liens, Etc. Create, incur, assume or suffer to exist, or permit any of its Ongoing Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Ongoing Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names such Loan Party or any of its Ongoing Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Ongoing Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Ongoing Subsidiaries to assign, any accounts or other right to receive income, excluding, however, from the operation of the foregoing restrictions the following:

                  (i) Liens created under the Loan Documents;

                  (ii) Permitted Liens;

                  (iii) Liens existing on the date hereof and described on
            Schedule 5.02(a)(iii) hereto, each in an amount and for a duration not to exceed the amount and duration of such Lien listed on such Schedule.

                  (iv) Liens arising in connection with Capitalized Leases
            permitted under Section 5.02(b)(ii)(C), provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

                  (v) purchase money Liens upon or in real property or equipment acquired or any other property the purchase of which constitutes a Capital Expenditure or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or such Liens placed on such property or equipment within six months of the time of such acquisition (so long as such transactions are consistent with past business practices), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; so long as the aggregate principal amount of such Liens outstanding at any time plus the aggregate principal amount of Capitalized Leases permitted pursuant to Section 5.02(b)(ii)(C) outstanding at any time shall not exceed $20,000,000;

                  (vi) the filing of financing statements solely as a
            precautionary measure in connection with operating leases permitted under Section 5.02(c);

                  (vii) the replacement, extension or renewal of any Lien
            permitted by clause (iii) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby;

            (b) Debt. Create, incur, assume or suffer to exist, or permit any of its Ongoing Subsidiaries to create, incur, assume or suffer to exist, any Debt other than:

                  (i) in the case of the Parent Guarantors, (A) Debt listed on
            Schedule 5.02(b)(i)(A) in an amount for each item of Debt on such Schedule not to exceed the amount listed for such Debt on such Schedule and (B) Debt listed on Schedule 5.02(b)(i)(B) in an amount for each item of Debt on such Schedule not to exceed the amount listed for such debt on such Schedule, and

                  (ii) in the case of the Borrower and any of its Ongoing
            Subsidiaries,

                        (A) Debt under the Loan Documents,

                        (B) Debt in respect of Hedge Agreements designed to
                  hedge against fluctuations in interest rates or foreign exchange rates incurred in the ordinary course of business and consistent with prudent business practice in an aggregate notional amount not to exceed $100,000,000 for interest rate Hedge Agreements at any time outstanding,

                        (C) Capitalized Leases, so long as the aggregate
                  principal amount of such Capitalized Leases outstanding at any time plus the aggregate principal amount of Liens permitted pursuant to Section 5.02(a)(v) outstanding at any time shall not exceed $20,000,000,

                        (D) Debt assumed or incurred in connection with Capital
                  Expenditures secured by Liens permitted by Section 5.02(a)(v),

                        (E) Unsecured Debt in an aggregate amount not to exceed
                  $3,000,000,

                        (F) Debt set forth on Schedule 5.02 (b)(ii)(F),

                        (G) The 12.125% Notes, until such time as such 12.125%
                  Notes shall be fully redeemed or repurchased pursuant to the 12.125% Note Indenture, so long as such 12.125% Notes remain defeased pursuant to such Indenture, and

                  (iii) in the case of MEDIQ and any of its Ongoing
            Subsidiaries,

                        (A) indorsement of negotiable instruments for deposit or
                  collection or similar transactions in the ordinary course of business,

                        (B) any Guaranty of Obligations under the Loan
                  Documents,

                        (C) unsecured Debt (other than for the Borrower and its
                  Ongoing Subsidiaries) in an aggregate amount not to exceed $250,000, and

                        (D) any indemnities (other than given by the Borrower
                  and its Ongoing Subsidiaries) in connection with Permitted Asset Sales so long as such indemnities are generally customary for such transactions, and

                        (E) any indemnities in connection with amounts owed by
                  Borrower to Congress Financial Corporation pursuant to the Congress Agreement;

                  (iv) in the case of Holdings, any indemnities in connection with amounts owed by Borrower to Congress Financial Corporation pursuant to the Congress Agreement.

            (c) Lease Obligations. Create, incur, assume or suffer to exist, or permit any of its Ongoing Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental of medical equipment of any kind in connection with any sale and leaseback transaction, or (ii) for the rental of other medical equipment of any kind under leases or agreements to lease, excluding Capitalized Leases, that would cause such rental expense of MEDIQ and its Subsidiaries, on a Consolidated basis, to exceed $2,250,000 of expense for any Fiscal Year plus an amount equal to (1) the rental expense per Fiscal Year of any Person acquired pursuant to an Investment permitted by Section 5.02(f)(i) or (vi) at the time of such Investment less (2) the rental expense per Fiscal Year of such Person in respect of such rentals existing at the time of such Investment but ceasing to exist thereafter.

            (d) Mergers, Etc. Merge into or consolidate with any Person or permit any Person to merge into it, or permit any of its Ongoing Subsidiaries to do so, except that any wholly owned Subsidiary of MEDIQ or Holdings other than the Borrower may merge into or consolidate with MEDIQ or any other such Subsidiary other than the Borrower, so long as the surviving Person is an Ongoing Subsidiary or MEDIQ; provided, however, that, (A) the Borrower may merge into Holdings, so long as (i) the Holdings Notes shall no longer be outstanding, and (ii) in the case of any such merger or consolidation, the Person surviving such merger or consolidation shall be the Borrower, (B) any wholly-owned Subsidiary of the Borrower may merge or consolidate with any Person to effect the acquisition of such Person or its property in a transaction permitted under Section 5.02(f)(i) or (vi), so long as the Person surviving such merger or formed by such consolidation is or becomes a wholly-owned Subsidiary of the Borrower and complies with Section 5.01(o), and (C) the Borrower may merge into (1) any wholly owned Subsidiary of the Borrower acquired pursuant to Section 5.02(f)(i) or (vi), or (2) any wholly owned Subsidiary previously merged or consolidated with any other wholly owned Subsidiary acquired pursuant to Section 5.02(f)(i) or (vi), so long as the Person surviving such merger is the Borrower.

            (e) Sales, Etc. of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets other than in the ordinary course of business, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory or rental equipment to be sold or leased in the ordinary course of its business, except:

                  (i) in a transaction authorized by subsection (d) of this
            Section,

                  (ii) Permitted Asset Sales; provided that any Net Cash
            Proceeds of such Permitted Asset Sales not used to prepay Acquisition Advances or Working Capital Advances in accordance with
            Section 2.06 shall be deposited in the Asset Sale Blocked Account, and

                  (iii) sales of all or any part of Discontinued Subsidiaries, provided, however, that any Permitted Asset Sales shall in any event be made in accordance with the terms of Section 5.02(e)(ii).

            (f) Investments in Other Persons. Make or hold, or permit any of its Subsidiaries to make or hold, any Investment in any Person, except, so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom:

                  (i) On or prior to the Conversion Date, using proceeds from
            Acquisition Advances and/or from the Asset Sale Blocked Account,

            Investments by the Borrower in its wholly owned Ongoing Subsidiaries organized under the laws of the United States or in the assets comprising a substantial part or all of the business of any Person or of an operating division of such Person, provided that:

                  (1) such Investments shall be in the same lines of business in which the Borrower is involved on the date hereof,

                  (2) for the Rolling Period ended as at the end of the most recent period for which financial statements were required to be furnished to the Administrative Agent pursuant to Sections 5.03(b),
            (c) or (d) and calculated immediately before and after giving effect to such Investment, the Leverage Ratio shall be not more than 3.50 to 1.0,

                  (3) the amount of the Acquisition Advances plus the amount of cash from the Asset Sale Blocked Account used for such an Investment shall not exceed an amount equal to 5.5 multiplied by the 12 month trailing EBITDA of such Person,

                  (4) the aggregate amount of the Acquisition Advances plus the aggregate amount of cash from the Asset Sale Blocked Account used for all such Investments plus an amount equal to the aggregate value of the common stock of MEDIQ used for all such Investments shall not exceed $100,000,000.

                  (ii) Investments by MEDIQ, the Borrower and each of their
            Ongoing Subsidiaries existing on the date hereof and described on
            Schedule 4.01(gg) hereto;

                  (iii) loans and advances by MEDIQ, the Borrower and each of their Ongoing Subsidiaries to employees in the ordinary course of the business of the Borrower as presently conducted in an aggregate principal amount not to exceed $500,000 at any time outstanding;

                  (iv) Investments by MEDIQ, the Borrower or their Subsidiaries in (A) demand deposit accounts maintained in the ordinary course of business with any Person of the type referred to in clause (i),
            (ii), (iii), (iv) or (v) of the definition of "Eligible Assignee",
            (B) Cash Equivalents, (C) the Asset Sale Blocked Account and other accounts maintained pursuant to the Security Agreement and (D) the Citibank Account;

                  (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(ii)(B);

                  (vi) Investments by the Borrower in its wholly owned Ongoing
            Subsidiaries, or in the assets comprising a substantial part or all of the business of any Person or of an operating division of such Person, such Subsidiaries or Person organized under the laws of the United States from and after the Conversion Date, (x) from the amount of the Excess Cash Flow Basket and (y) in addition, from MEDIQ common stock, in an aggregate amount not to exceed $10,000,000;

                  (vii) Investments by Discontinued Subsidiaries in an aggregate amount not to exceed $1,000,000;

                  (viii) Investments by MEDIQ Management Services, Inc. in an aggregate amount not to exceed $1,000,000; and

                  (ix) Investments evidenced by promissory notes issued to the
            Borrower, in the ordinary course of business, with respect to amounts due to the Borrower.

            (g) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its capital stock or any warrants, rights or options to acquire such capital stock, now or hereafter outstanding, return any capital to its stockholders as such, make any distribution of assets, capital stock, warrants, rights, options, obligations or securities to its stockholders as such or issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, or, in the case of MEDIQ or Holdings, permit the Borrower to do any of the foregoing or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any capital stock of such Loan Party or any warrants, rights or options to acquire such capital stock or to issue or sell any capital stock or any warrants, rights or options to acquire such capital stock, except that so long as no Default shall have occurred and be continuing at the time of any action described below or would result therefrom, any Subsidiary of the Borrower may declare and pay cash dividends to the Borrower, except:

                  (i) After the period ending on the date twelve months after the date of the Initial Extension of Credit, the Borrower may pay cash dividends or advance funds directly or indirectly to MEDIQ to permit MEDIQ to repurchase the common stock of MEDIQ and to pay cash dividends, following the Asset Sale Threshold Date, in an aggregate amount not to exceed $20,000,000 so long as the Leverage Ratio for the Rolling Period ended as at the end of the most recent period for which financial statements were required to be furnished to the Administrative Agent pursuant to Sections 5.03(b), (c) or (d) on a pro forma basis, giving effect to such repurchase, shall be no greater than 3.0 to 1.0, provided that no Investments permitted under Section 5.02(f)(i) have occurred;

                  (ii) the Borrower may pay cash dividends or advance funds
            directly or indirectly to MEDIQ to permit MEDIQ to repurchase the common stock of MEDIQ and to pay cash dividends with respect to any Fiscal Year equal to the lesser of (x) 50% of cumulative net income for each Fiscal Year in the period beginning October 1, 1996 less an amount equal to the aggregate amount of cash dividends previously paid pursuant to this clause (x) during such period or (y) the amount of the Excess Cash Flow Basket;

                  (iii) the Borrower may pay or advance up to $1,500,000 in the aggregate per annum to the Parent Guarantors for operating expenses in the ordinary course of business;

                  (iv) any Loan Party may make payments under the Tax Sharing Agreement;

                  (v) the Borrower may pay cash dividends or advance funds
            directly or indirectly to MEDIQ to permit MEDIQ to prepay its Subordinated Notes, so long as such prepayment is permitted under Sections 5.02(k)(i)(y)(B);

                  (vi) MEDIQ may issue common stock; and

                  (vii) the Borrower may pay or advance funds directly or
            indirectly to MEDIQ to permit MEDIQ to make interest payments on the Subordinated Notes.

            (h) Change in Nature of Business. Make, or permit any of its Ongoing Subsidiaries to make, any material change in the nature of its business as carried on at the date hereof.

            (i) Charter Amendments. Amend, or permit any of its Ongoing Subsidiaries to amend, its certificate of incorporation or bylaws, unless such change would not have a Material Adverse Effect or does not adversely affect the rights and remedies of the Administrative Agent or any Lender Party under any Loan Document or any Related Document.

            (j) Accounting Changes. Make or permit, or permit any of its Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles or (ii) Fiscal Year.

            (k) Prepayments, Etc. of Debt. (i) Prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, other than:

                  (x) the prepayment of the Advances in accordance with the
            terms of this Agreement, and

                  (y) if before and after giving effect to any such redemption, purchase, defeasance or other satisfaction no Default has occurred or would result therefrom,

                        (A) regularly scheduled or required repayments or
                  redemptions of Surviving Debt, other than the Subordinated Notes, and

                        (B) prior to the Conversion Date, with Acquisition
                  Advances used in accordance with Section 2.14(b) or amounts on deposit in the Asset Sale Blocked Account, regularly scheduled or required prepayments or redemptions, or the redemption, repurchase, defeasance or other satisfaction of the Subordinated Notes so long as the Senior Leverage Ratio for the Rolling Period ended as at the end of the most recent period for which financial statements were required to be furnished to the Administrative Agent pursuant to Sections 5.03(b), (c) or (d), on a pro forma basis after giving effect to such Advance, shall be no greater than 3.75 to 1.0, or

                        (C) from and after the Conversion Date, the redemption,
                  repurchase, defeasance or other satisfaction of the Subordinated Notes with the amount of the Excess Cash Flow Basket or

            (ii) amend, modify or change in any manner any term or condition of the Subordinated Notes, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

            (l) Amendment, Etc. of Related Documents. Cancel or terminate any Related Document or consent to or accept any cancellation or termination thereof, amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document that would impair the value of the interest or rights of the Borrower thereunder or that would impair the rights or interests of the Administrative Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

            (m) Negative Pledge. Enter into or suffer to exist, or permit any of its Ongoing Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets other than (i) in favor of the Secured Parties or (ii) in connection with (A) any Surviving Debt, (B) any Debt secured by purchase money Liens and Capitalized Leases, in each case, to the extent permitted under Sections 5.02(a)(v) and 5.02(b)(ii)(C), respectively or (C) Liens on the common stock of InnoServ, Inc. under the Agreement of Merger and Plan of Reorganization dated as of May 18, 1994, as amended through the date hereof, among MMI Medical, Inc., MMI Acquisition Subsidiary, Inc., MEDIQ and MEDIQ Equipment and Maintenance Services, Inc. or (D) the negative pledge in favor of Summit Bank in respect of the Borrower's membership interest in MEDIQ PRN/HNE, L.L.C.

            (n) Partnerships. Become a general partner in any general or limited partnership or joint venture, or permit any of its Subsidiaries to do so other than as permitted by Section 5.02(f)(ii).

            (o) Other Transactions. Engage, or permit any of its Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions (including, without limitation, take-or-pay contracts) except for Hedge Agreements permitted under Section 5.02(b)(ii)(B).

            SECTION 5.03. Reporting Requirements. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, MEDIQ or the Borrower will furnish to the Lender Parties (except for the notice required under Section 5.03(a), which shall be given to the Administrative Agent):

            (a) Default Notice. As soon as possible and in any event within two Business Days after the occurrence of each Default or any event, development or occurrence reasonably likely to have a Material Adverse Effect continuing on the date of such statement, a statement of a Responsible Officer setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

            (b) Monthly Financials. As soon as available and in any event within 30 days after the end of each month (other than for each month on which a fiscal quarter is also ending, in which event such financials shall be delivered within 45 days), commencing September 30, 1996, Consolidated and consolidating balance sheets of MEDIQ and its Subsidiaries as of the end of such month and Consolidated and consolidating statements of income of MEDIQ and its Subsidiaries and Consolidated statements of cash flow of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the period commencing at the end of the previous month and ending with the end of such month and Consolidated and consolidating statements of income of MEDIQ and its Subsidiaries and Consolidated statements of cash flow of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding month of the preceding Fiscal Year and the corresponding figures for the corresponding month of the current annual forecast, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officers of MEDIQ and Holdings, respectively, together with (i) a certificate of the chief financial officer of MEDIQ stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that MEDIQ has taken and proposes to take with respect thereto, and (ii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

            (c) Quarterly Financials. As soon as available and in any event within 45 days after the end of each of the quarters of each Fiscal Year, Consolidated and consolidating balance sheets of MEDIQ and its Subsidiaries as of the end of such quarter and Consolidated and consolidating statements of income of MEDIQ and its Subsidiaries and a Consolidated statement of cash flow of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income of MEDIQ and its Subsidiaries and Consolidated statements of cash flow of each of MEDIQ and its Subsidiaries and Holdings and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officers of MEDIQ and Holdings, respectively, as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the most recent annual audit, together with (i) a certificate of the chief financial officer of MEDIQ stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that MEDIQ has taken and proposes to take with respect thereto, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by MEDIQ in determining compliance with the covenants contained in Sections 5.04(a) through (e) and (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

            (d) Annual Financials. As soon as available and in any event within 90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for MEDIQ and its Subsidiaries, including therein a Consolidated balance sheet of MEDIQ and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flow of MEDIQ and its Subsidiaries for such Fiscal Year, all Consolidated balance sheets and statements of income and cash flow accompanied by an opinion reasonably acceptable to the Required Lenders of Deloitte & Touche LLP or other independent public accountants of recognized standing reasonably acceptable to the Required Lenders and a consolidating balance sheet of MEDIQ and its Subsidiaries as of the end of such Fiscal Year and a consolidating statement of income of MEDIQ and its Subsidiaries and a Consolidated statement of cash flow of Holdings and its Subsidiaries for such Fiscal Year certified by the chief financial officers of MEDIQ and Holdings, respectively, together with (i) a schedule prepared by such officer in form satisfactory to the Administrative Agent of the computations used by MEDIQ and its Ongoing Subsidiaries in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Sections 5.04(a) through (f), (ii) a certificate of the chief financial officer of MEDIQ stating that no Default has occurred and is continuing or, if a default has occurred and is continuing, a statement as to the nature thereof and the action that MEDIQ has taken and proposes to take with respect thereto and (iii) in the event of any change from GAAP in the generally accepted accounting principles used in the preparation of such financial statements, a statement of reconciliation conforming such financial statements to GAAP.

            (e) Annual Forecasts. As soon as available and in any event no later than the end of each Fiscal Year, forecasts prepared by management of MEDIQ, in form satisfactory to the Administrative Agent, of Consolidated and consolidating balance sheets and income statements and a Consolidated cash flow statement on a monthly basis for the Fiscal Year following such Fiscal Year then ended and on an annual basis for each Fiscal Year thereafter until the Final Maturity Date.

            (f) ERISA Events and ERISA Reports. (i) Promptly and in any event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the chief financial officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (ii) on the date any records, documents or other information must be furnished to the

      PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

            (g) Plan Terminations. Promptly and in any event within two Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention to terminate any Plan or to have a trustee appointed to administer any Plan.

            (h) Actuarial Reports. Promptly upon receipt thereof by any Loan Party or any ERISA Affiliate, a copy of the annual actuarial valuation report of each Plan.

            (i) Plan Annual Reports. Promptly and in any event within 30 days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) with respect to each Plan.

            (j) Multiemployer Plan Notices. Promptly and in any event within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (i) the imposition of Withdrawal Liability by any such Multiemployer Plan, (ii) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (iii) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause
      (i) or (ii).

            (k) Litigation. Promptly after the commencement thereof, notice of all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(h) or such action, suit, investigation, litigation or proceeding alleges monetary damages in excess of $1,000,000.

            (l) Securities Reports. Promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

            (m) Creditor Reports. Promptly after the furnishing thereof, copies of any statement or report furnished to any other holder of the securities of any Loan Party or of any of its Subsidiaries (including, without limitation, the holders of the

      Subordinated Notes) pursuant to the terms of the 7.25% Note Indenture, the 7.50% Note Indenture, the 12.125% Note Indenture or the NutraMax Escrow Agreement, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this
      Section 5.03.

            (n) Agreement Notices. Promptly upon receipt thereof, copies of all notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or any of its Subsidiaries or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of the NutraMax Note, the NutraMax Letter of Credit, any Related Agreement or indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents as the Administrative Agent may reasonably request.

            (o) Revenue Agent Reports. Within 10 days after receipt, copies of all Revenue Agent Reports (Internal Revenue Service Form 886), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $250,000 or more.

            (p) Environmental Conditions. Promptly after the assertion or occurrence thereof, notice of any Environmental Action against or of any condition or occurrence on any property of any Loan Party or any of its Subsidiaries that results in a material noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that (i) could be reasonably expected to have a Material Adverse Effect or
      (ii) cause any property described in the Mortgage to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law.

            (q) Real Property. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report supplementing Schedule 4.01(ff) hereto, including an identification of all owned real property disposed of by the Loan Parties or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof) of all real property acquired during such Fiscal Year and a description of such other changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete.

            (r) Insurance. As soon as available and in any event within 30 days after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for the Loan Parties (excluding any Discontinued Subsidiary) and their Ongoing Subsidiaries and containing such additional information as any Lender Party (through the Administrative Agent) may reasonably specify.

            (s) Borrowing Base Certificate. As soon as available and in any event within 20 days after the end of each month, a Borrowing Base Certificate, as at the end of such month, certified by the chief financial officer of the Borrower.

            (t) Other Information. Such other information respecting the business, condition (financial or otherwise), operations, performance, properties or prospects of any Loan Party or any of its Subsidiaries as the Administrative Agent or any Lender Party (through the Administrative Agent) may from time to time reasonably request.

            (u) Clean-Down Notice. Within 5 Business Days prior to the commencement of a Clean-Down Period of the Borrower, a notice from the chief financial officer of the Borrower setting forth the precise day on which the Clean-Down Period will begin.

            SECTION 5.04. Financial Covenants. So long as any Advance shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, MEDIQ and its Ongoing Subsidiaries will:

            (a) Net Worth. Maintain at all times an excess of Consolidated total assets over Consolidated total liabilities, in each case, of MEDIQ and its Ongoing Subsidiaries of not less than the amount set forth below for the period set forth below:

      Quarter Ending                      Amount
      --------------                      ------

      December 31, 1996                   $ 6,000,000
      March 31, 1997                      $ 7,500,000
      June 30, 1997                       $ 8,500,000
      September 30, 1997                  $ 9,500,000
      December 31, 1997                   $10,500,000
      March 31, 1998                      $13,000,000
      June 30, 1998                       $15,000,000
      September 30, 1998                  $16,500,000
      December 31, 1998                   $18,500,000
      March 31, 1999                      $22,500,000
      June 30, 1999                       $25,500,000
      September 30, 1999                  $27,500,000

      December 31, 1999                  $ 31,500,000
      March 31, 2000                     $ 36,500,000
      June 30, 2000                      $ 40,500,000
      September 30, 2000                 $ 44,500,000
      December 31, 2000                  $ 49,500,000
      March 31, 2001                     $ 55,500,000
      June 30, 2001                      $ 58,500,000
      September 30, 2001                 $ 64,500,000
      December 31, 2001                  $ 69,500,000
      March 31, 2002                     $ 76,500,000
      June 30, 2002                      $ 81,500,000
      September 30, 2002                 $ 87,500,000
      December 31, 2002                  $ 91,500,000
      March 31, 2003                     $ 96,500,000
      June 30, 2003 and thereafter       $100,000,000

      provided that each amount set forth above, and each amount thereafter, shall be (x) increased by an amount equal to the income from any Permitted Asset Sale or (y) decreased by the sum of (i) any loss resulting from any Permitted Asset Sale, net of any tax or other expense on such sale and
      (ii) any dividends or stock repurchases otherwise permitted under this Agreement, commencing on the date immediately following the date of such sale or such dividend or stock repurchase.

            (b) Leverage Ratio. Maintain on a Consolidated basis for itself and its Ongoing Subsidiaries a Leverage Ratio for each Quarterly Rolling Period ended as at the end of the quarter (of the Fiscal Year) ending on the date set forth below of not more than the amount set forth below for such Quarterly Rolling Period:


      Quarterly Rolling Period Ending On                        Ratio
      ----------------------------------                        -----

      December 31, 1996                                         4.75

      March 31, 1997                                            4.75
      June 30, 1997                                             4.50
      September 30, 1997                                        4.50
      December 31, 1997                                         4.50

      March 31, 1998                                            4.50
      June 30, 1998                                             4.00
      September 30, 1998                                        4.00
      December 31, 1998                                         3.75

      March 31, 1999                                            3.50
      June 30, 1999                                             3.50
      September 30, 1999                                        3.25
      December 31, 1999                                         3.25

      March 31, 2000                                            3.00
      June 30, 2000                                             3.00
      September 30, 2000                                        2.75
      December 31, 2000                                         2.75

      March 31, 2001                                            2.50
      June 30, 2001                                             2.50
      September 30, 2001                                        2.25
      December 31, 2001                                         2.25

      March 31, 2002                                            2.25
      June 30, 2002, and thereafter                             2.00


            (c) Senior Leverage Ratio. Maintain on a Consolidated basis for itself and its Ongoing Subsidiaries a Senior Leverage Ratio for each Quarterly Rolling Period ended as at the end of the quarter (of the Fiscal
      Year) ending on the date set forth below of not more than the amount set forth below for such Quarterly Rolling Period:


      Quarterly Rolling Period Ending On                        Ratio
      ----------------------------------                        -----

      December 31, 1996                                         4.25

      March 31, 1997                                            4.25
      June 30, 1997                                             4.00
      September 30, 1997                                        4.00
      December 31, 1997                                         4.00

      March 31, 1998                                            4.00
      June 30, 1998                                             3.50
      September 30, 1998                                        3.50
      December 31, 1998                                         3.25

      March 31, 1999                                            3.00
      June 30, 1999                                             3.00
      September 30, 1999                                        2.75
      December 31, 1999                                         2.75

      March 31, 2000                                            2.50
      June 30, 2000                                             2.50
      September 30, 2000                                        2.25
      December 31, 2000                                         2.25

      March 31, 2001                                            2.00
      June 30, 2001                                             2.00
      September 30, 2001                                        1.75
      December 31, 2001                                         1.75

      March 31, 2002                                            1.75
      June 30, 2002, and thereafter                             1.50


            (d) Fixed Charge Coverage Ratio. Maintain on a Consolidated basis for itself and its Ongoing Subsidiaries a Fixed Charge Coverage Ratio for each Quarterly Rolling Period ended as at the end of each quarter of each Fiscal Year (i) ending on or prior to September 30, 2000 of not less than
      1.05 or (ii) ending at any time thereafter of not less than 1.10.

            (e) Interest Coverage Ratio. Maintain on a Consolidated basis for itself and its Ongoing Subsidiaries an Interest Coverage Ratio for each Quarterly Rolling Period ended as at the end of the quarter (of the Fiscal
      Year) ending on the date set forth below of not less than the amount set forth below for such Quarterly Rolling Period:


      Quarterly Rolling Period Ending On                        Ratio
      ----------------------------------                        -----

      December 31, 1996                                         2.00

      March 31, 1997                                            2.25
      June 30, 1997                                             2.25
      September 30, 1997                                        2.25
      December 31, 1997                                         2.25

      March 31, 1998                                            2.50
      June 30, 1998                                             2.50
      September 30, 1998                                        2.50
      December 31, 1998                                         2.75

      March 31, 1999                                            2.75
      June 30, 1999                                             2.75
      September 30, 1999                                        3.00
      December 31, 1999                                         3.00

      March 31, 2000                                            3.25
      June 30, 2000                                             3.25
      September 30, 2000                                        3.50
      December 31, 2000                                         3.75

      March 31, 2001                                            3.75
      June 30, 2001 and thereafter                              4.00


            (f) Capital Expenditures. Not make, or permit any of its Ongoing Subsidiaries to make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by MEDIQ and its Ongoing Subsidiaries in any Fiscal Year to exceed $14,000,000; provided, however, that if any Investment pursuant to Section 5.02(f)(i) or (vi) shall have occurred, for each increment of $3,000,000 of EBITDA, as determined at any time during such Fiscal Year on a historical basis for the twelve month period ending on the date of such determination, attributable to all such Investments, the amount specified above shall be increased by an increment of $1,000,000, so long as such total amount shall not exceed $20,000,000; provided, further, that if, at the end of any Fiscal Year (the "Prior Fiscal Year"), the amount specified above for such Fiscal Year exceeds the amount of Capital Expenditures made by the Borrower during such Fiscal Year (the amount of such excess being the "Excess Amount"), MEDIQ and its Ongoing Subsidiaries shall be entitled to make additional Capital Expenditures in the succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii) 1/3 of the amount specified above for the Prior Fiscal Year and, provided still further that the amount of Capital Expenditures during any Fiscal Year may be increased by an amount equal to 100% minus the applicable Recapture Percentage multiplied by the amount of Excess Cash Flow for the prior Fiscal Year ratably reduced by the sum of
      (A) the amount of any payment of dividends pursuant to Section 5.02(g)(ii), (B) the amount of any repurchase of stock pursuant to Section 5.02(g)(ii), (C) the amount of any Investments made pursuant to Section 5.02(f)(vi) and (D) the amount of any refinancing of Subordinated Notes pursuant to 5.02(k)(i)(y)(B).


                                  ARTICLE VI

                               EVENTS OF DEFAULT

            SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

            (a) the Borrower shall fail to pay any principal of any Advance as the same becomes due and payable, or the Borrower or any other Loan Party shall fail to pay any interest on any Advance or make any other payment under any Loan Document within two Business Days after the same becomes due and payable; or

            (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

            (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Sections 2.14, 2.16, 5.01(e), (f), (g), (l), (m) or (n), 5.02, 5.03 or 5.04; or

            (d) any Loan Party shall fail to perform any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 15 days after the earlier of the date on which (A) a Responsible Officer of the Borrower becomes aware of such failure or (B) written notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender Party; or

            (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on or any other amount payable in respect of any Debt that is outstanding in a principal or notional amount of at least $1,000,000 either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled or required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

            (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 45 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

            (g) any judgment or order for the payment of money in excess of $1,000,000 (to the extent not fully paid or discharged) shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

            (i) any provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(m) shall for any reason cease to be valid and binding on or enforceable against any Loan Party to it, or any such Loan Party shall so state in writing; or

            (j) any Collateral Document after delivery thereof pursuant to
      Section 3.01 or 5.01(m) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien on and security interest in the Collateral purported to be covered thereby except as permitted hereunder; or

            (k) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of MEDIQ (together with any new directors whose election to such Board or whose nomination for election by the shareholders of MEDIQ was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of such Board of Directors then in office; or if at any time any Person or two or more Persons acting in concert shall acquire Beneficial Ownership of Voting Stock of MEDIQ representing a percentage of the combined voting power of all Voting Stock of MEDIQ that exceeds (i) the percentage of the combined voting power of all Voting Stock of MEDIQ Beneficially Owned by the Investor Group or any one or more of the members thereof or (ii) 30% of the outstanding Voting Stock of the Borrower; or

            (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $1,000,000; or

            (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $250,000 or requires payments exceeding $50,000 per annum; or

            (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $50,000; or

            (o) there shall occur any Material Adverse Change;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Appropriate Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by
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                                     105


notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to any Loan Party or any of its Subsidiaries under the Federal Bankruptcy Code, (x) the obligation of each Lender to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

            SECTION 6.02. Actions in Respect of the Letters of Credit upon Default. If any Event of Default shall have occurred and be continuing, the Administrative Agent may, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Administrative Agent on behalf of the Lender Parties in same day funds at the Administrative Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Administrative Agent and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent, pay to the Administrative Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent determines to be free and clear of any such right and claim.

                                  ARTICLE VII

                               PARENT GUARANTIES

            SECTION 7.01. Guaranty. Each Parent Guarantor hereby unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Agents or the Lender Parties in enforcing any rights under this Guaranty. Without limiting the generality of the
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                                     106


foregoing, each Parent Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Loan Party to the Administrative Agent, the Agents or any Lender Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower.

            SECTION 7.02. Guaranty Absolute. Each Parent Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Parent Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against any Parent Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any Loan Party or whether any Loan Party is joined in any such action or actions. The liability of each Parent Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Parent Guarantor hereby irrevocably waives any defenses it may now or hereinafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to the Borrower or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries; or
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                                     107


            (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party, any Parent Guarantor or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Administrative Agent or any other Secured Party upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

            SECTION 7.03. Waiver. Each Parent Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. Each Parent Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waiver set forth in this Section 7.03 is knowingly made in contemplation of such benefits.

            SECTION 7.04. Payments Free and Clear of Taxes, Etc. (a) Any and all payments made by each Parent Guarantor hereunder or under the Notes shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future Taxes. If any Parent Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such other Secured Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Parent Guarantor shall make such deductions and
(iii) such Parent Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Parent Guarantor agrees to pay any present or future Other Taxes.

            (c) Each Parent Guarantor will indemnify the Administrative Agent and each other Secured Party for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such other Secured Party (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising
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                                     108


therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Secured Party (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, the Parent Guarantor will furnish to the Administrative Agent, at its address referred to in Section 9.02, appropriate evidence of payment thereof. If no Taxes are payable in respect of any payment hereunder by any Parent Guarantor through an account or branch outside the United States or on behalf of such Parent Guarantor by a payor that is not a United States person, such Parent Guarantor will furnish, or will cause such payor to furnish, to the Administrative Agent a certificate from each appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d), the terms "United States" and "United States person" shall have the meaning specified in Section 7701 of the Internal Revenue Code.

            (e) Without prejudice to the survival of any other agreement of any Parent Guarantor hereunder, the agreements and obligations of such Parent Guarantor contained in this Section 7.04 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty.

            SECTION 7.05. Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, (b) be binding upon each Parent Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations hereunder (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in Section 9.07.

            SECTION 7.06. Subrogation. The Parent Guarantors will not exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of the Parent Guarantor's Obligations under this Agreement or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract,
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                                     109


statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to the Parent Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Parent Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash and (iii) the Termination Date shall have occurred, the Administrative Agent, and the other Secured Parties will, at the Parent Guarantor's request and expense, execute and deliver to the Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Parent Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Parent Guarantor.

                                 ARTICLE VIII

                                  THE AGENTS

            SECTION 8.01. Authorization and Action. Each Lender Party (in its capacities as a Lender, the Issuing Bank (if applicable) and a potential Hedge
Bank) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), each Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders (or all the Lenders to the extent required by 9.01) and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or
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                                     110


applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

            SECTION 8.02. Agents' Reliance, Etc. None of the Agents nor any of their directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

            SECTION 8.03. BNP, NationsBank and Affiliates. With respect to its Commitments, the Advances made by it and the Notes issued to it, each of BNP and NationsBank shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though they were not Agents; and the term "Lender Party" or "Lenders Parties" shall, unless otherwise expressly indicated, include BNP in its individual capacity. Each of BNP and NationsBank and their affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person who may do business with or own securities of any Loan Party or any such Subsidiary, all as if BNP and NationsBank were not Agents and without any duty to account therefor to the Lender Parties.

            SECTION 8.04. Lender Party Credit Decision. Each Lender Party acknowledges that it has, independently and without reliance upon any Agent or any other
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                                     111


Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

            SECTION 8.05. Indemnification. (a) Each Lender Party severally agrees to indemnify each Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time, (c) the aggregate unused portions of their respective Term Commitments at such time and
(d) their respective Unused Working Capital Commitments and Unused Acquisition Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this Section 8.05(a) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lender Party to such Agent as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse each Agent for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse any Agent for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(a) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.
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                                     112


            (b) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower. For purposes of this Section 8.05(b), the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (a) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (b) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time,
(c) the aggregate unused portions of their respective Term Commitments at such time plus (d) their respective Unused Working Capital Commitments and Unused Acquisition Commitments at such time. In the event that any Defaulted Advance shall be owing by any Defaulting Lender at any time, such Lender Party's Commitment with respect to the Facility under which such Defaulted Advance was required to have been made shall be considered to be unused for purposes of this
Section 8.05(b) to the extent of the amount of such Defaulted Advance. The failure of any Lender Party to reimburse the Issuing Bank promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to the Issuing Bank as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse the Issuing Bank for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse the Issuing Bank for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 8.05(b) shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

            SECTION 8.06. Successor Agents. Any Agent may resign at any time by giving written notice thereof to the Lender Parties. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval of the Borrower which shall not be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation, the retiring Agent may, on behalf of the Lender Parties, appoint a successor
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                                     113


Agent, subject to the approval of the Borrower which shall not be unreasonably withheld or delayed, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent and upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE IX

                                 MISCELLANEOUS

            SECTION 9.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in
Section 3.01 or, in the case of the Initial Extension of Credit, Section 3.02 or 3.03, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit, that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents or (iv) amend this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender that has a Commitment under the Term A Facility, Term B Facility, the Acquisition Facility or Working Capital Facility if affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations,
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                                     114


(ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or
(iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by any Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement.

            SECTION 9.02. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered by an overnight courier of nationally recognized standing, if to the Borrower, at its address at One MEDIQ Plaza, Pennsauken, New Jersey 08110, Attention:
Chief Financial Officer and General Counsel, telecopier number (609) 661-0958; if to any Initial Lender or any Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to BNP, at its address at 499 Park Avenue, New York, New York 10022, Attention: Structured Finance Group, telecopier number (212) 418-8269; and if to NationsBank, at its address at 1 NationsBank Plaza, 5th Floor, Nashville, TN 37239-1697, Attention: Health Care Finance Group, telecopier number (615) 749-4640 with a copy to NationsBank, N.A., 100 North Tryon Street, NationsBank Corporate Center, Charlotte, NC 28255,
Attention: Health Care Finance Group, telecopier number (704) 388-6002; or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III or VIII shall not be effective until received by the Administrative Agent. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of a manually executed counterpart thereof.

            SECTION 9.03. No Waiver; Remedies. No failure on the part of any Lender Party or any Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            SECTION 9.04. Costs and Expenses. (a) The Borrower agrees to pay on demand (i) all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising the Administrative Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all reasonable out-of-pocket costs and expenses of the Administrative Agents and the Lender Parties in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

            (b) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and reasonable out-of-pocket expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby (including, without limitation, the Refinancing and any of the other transactions contemplated hereby) or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, in each case whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Loan Documents or any of the transactions contemplated thereby.

            (c) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment pursuant to Section 2.05, a payment or Conversion pursuant to
Section 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to
Section 9.07(a), the Borrower shall, upon demand by the Administrative Agent on behalf of a Lender Party, pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance. The calculations of any amounts required to be paid by the Borrower pursuant to this Section 9.04(c) shall be provided by the Administrative Agent to the Borrower.

            (d) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by any Agent or any Lender Party, in its sole discretion.

            (e) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

            SECTION 9.05. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement and the Note or Notes (if any) held by such Lender Party, irrespective of whether such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

            SECTION 9.06. Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and each Agent and when each Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Lender Parties.

            SECTION 9.07. Assignments and Participations. (a) Each Lender may and, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least 10 Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the amount of the Commitment of the assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 and shall be in an integral multiple of $500,000, or, if the aggregate amount of the Commitment of such assigning Lender is less than $5,000,000, all of such Lender's Commitment, (iii) each such assignment shall be to an Eligible Assignee, (iv) each such assignment made as a result of a demand by the Borrower pursuant to this Section 9.07(a) shall be arranged by the Borrower after consultation with the Administrative Agent and shall be either an assignment of all of the rights and obligations of the assigning Lender under this Agreement or an assignment of a portion of such rights and obligations made concurrently with another such assignment or other such assignments that together cover all of the rights and obligations of the assigning Lender under this Agreement, (v) no Lender shall be obligated to make any such assignment as a result of the demand by the Borrower pursuant to this
Section 9.07(a) unless and until such Lender shall have received one or more payments from either the Borrower or one or more Eligible Assignees in an aggregate amount at least equal to the aggregate outstanding principal amount of the Advances owing to such Lender, together with accrued interest thereon to the date of payment of such principal amount and all other amounts payable to such Lender under this Agreement, (vi) no such assignments shall be permitted without the consent of the Administrative Agent until the Administrative Agent shall have notified the Lender Parties that syndication of the Commitments hereunder has been completed as determined by the Agents, and (vii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000.

            (b) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (y) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

            (c) By executing and delivering an Assignment and Acceptance, the Lender Party assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms hereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

            (d) The Administrative Agent, acting for this purpose (but only for this purpose) solely as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, each Agent and the Lender Parties may treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under a Facility pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2, A-3 or A-4 hereto, as the case may be.

            (f) Each Lender Party may sell participations in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it) to any

Person other than any Loan Party or any of its Subsidiaries or Affiliates; provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, each Agent and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

            (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

            (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) including, without limitation, in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

            SECTION 9.08. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            SECTION 9.09. No Liability of the Issuing Bank. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

(b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

            SECTION 9.10. Jurisdiction, Etc. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.11. Governing Law. This Agreement and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

            SECTION 9.12. Waiver of Jury Trial. Each of the Borrower, each Agent and the Lender Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                          MEDIQ/PRN LIFE SUPPORT
                                          SERVICES, INC., as Borrower


                                          By /s/ Jay M. Kaplan
                                             ------------------------------
                                          Title: Senior Vice President


                                          MEDIQ INCORPORATED, as Parent
                                            Guarantor


                                          By /s/ Michael F. Sandler
                                             ------------------------------
                                          Title: Senior Vice President


                                          PRN HOLDINGS, INC., as Parent
                                            Guarantor


                                          By /s/ Jay M. Kaplan
                                             ------------------------------
                                          Title: Senior Vice President

                                          BANQUE NATIONALE DE PARIS, as
                                            Administrative Agent


                                          By /s/ Alan Mustacchi
                                             ------------------------------
                                          Title: Vice President


                                          By /s/ Stephen Kovacs
                                             ------------------------------
                                          Title: AT


                                          NATIONSBANK, N.A., as
                                            Documentation Agent



                                          By /s/ Ashley M. Crabltee
                                             ------------------------------
                                          Title: Vice President


                          Initial Lenders

                                          BANQUE NATIONALE DE PARIS


                                          By /s/ Alan Mustacchi
                                             ------------------------------
                                          Title: Vice President


                                          By /s/ Stephen Kovacs
                                             ------------------------------
                                          Title: AT


                                          NATIONSBANK, N.A.


                                          By Ashley M. Crabltee
                                             ------------------------------
                                          Title: Vice President

                                          THE FIRST NATIONAL BANK OF
                                          BOSTON


                                          By /s/ Kimberly F. Harris
                                             ------------------------------
                                          Title: Vice President


                                          CAISSE NATIONALE DE CREDIT
                                          AGRICOLE


                                          By /s/ S. Well
                                             ------------------------------
                                          Title: First Vice President


                                          CREDITANSTALT CORPORATE
                                          FINANCE, INC.


                                          By /s/ Clifford L. Wells
                                             ------------------------------
                                          Title: Vice President


                                          By /s/ Stacy Harmon
                                             ------------------------------
                                          Title: Senior Associate


                                          FIRST SOURCE FINANCIAL, LLP
                                          By: First Source Financial, Inc.
                                          as Agent/Manager

                                          By /s/ John Wabling
                                             ------------------------------
                                          Title: Vice President


                                          ING CAPITAL ADVISORS, INC., as
                                          Agent for Bank Syndication Account


                                          By /s/ Kathleen A. Lenarcic
                                             ------------------------------
                                          Title: Vice President and
                                                 Portfolio Manager

                                          LASALLE NATIONAL BANK


                                          By /s/
                                             ------------------------------
                                          Title: First Vice President


                                          MASSACHUSETTS MUTUAL LIFE
                                          INSURANCE COMPANY


                                          By /s/ John B. Joyce
                                             ------------------------------
                                          Title: Managing Director


                                          MELLON BANK, N.A.


                                          By /s/ Jonathan H. Sprogell
                                             ------------------------------
                                          Title: Vice President


                                          MERRILL LYNCH SENIOR FLOATING
                                          RATE FUND, INC.


                                          By /s/ Anthony R. Clemente
                                             ------------------------------
                                          Title: Authorized Signatory


                                          PILGRIM AMERICA PRIME RATE
                                          TRUST


                                          By /s/ Thomas C. Hunt
                                             ------------------------------
                                          Title: Portfolio Analyst

                                          SUMMIT BANK


                                          By /s/ Gail L. Powers
                                             ------------------------------
                                          Title: Vice President


                                          USTRUST


                                          By /s/ Thomas Z. Macicet
                                             ------------------------------
                                          Title: Vice President


                                          VAN KAMPEN AMERICAN CAPITAL
                                          PRIME RATE INCOME TRUST


                                          By /s/ Jeffrey W. Maillet
                                             ------------------------------
                                          Title: Senior Vice President -
                                                 Portfolio Manager

                                          Initial Issuing Bank

                                          BANQUE NATIONALE DE PARIS


                                          By /s/ Alan Mustacchi
                                             ------------------------------
                                          Title: Vice President



                                          By /s/ Stephen Kovacs
                                             ------------------------------
                                          Title: AT

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Banque Nationale de Paris

Working Capital Facility Commitment:         $   3,906,250.00
Term A Facility Commitment:                  $   5,468,750.00
Term B Facility Commitment:                  $  40,000,000.00
Acquisition Facility Commitment:             $  15,625,000.00


Letter of Credit Commitment:                 $   7,500,000.00

Domestic Lending Office:

Banque Nationale de Paris
499 Park Avenue
New York, NY  10022

Credit                                       Operations
Attn:  Alan Mustacchi                        Attn:  Kimberly Williams
Tel:  (212) 418-8231                         Tel:  (212) 415-9432
Fax:  (212) 418-8269 or 838-7590             Fax:  (212) 415-9805


Eurodollar Lending Office:

Banque Nationale de Paris
499 Park Avenue
New York, NY  10022
Credit                                       Operations
Attn:  Alan Mustacchi                        Attn:  Kimberly Williams
Tel:  (212) 418-8231                         Tel:  (212) 415-9432
Fax:  (212) 418-8269 or 838-7590             Fax:  (212) 415-9805

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Caisse Nationale de Credit Agricole

Working Capital Facility Commitment:         $  1,562,500.00
Term A Facility Commitment:                  $  2,187,500.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $  6,250,000.00

Domestic Lending Office:

Credit                                       Operations
Caisse Nationale de Credit Agricole          Caisse Nationale de Credit Agricole
520 Madison Avenue                           55 E. Monroe Street, Suite 4700
New York, NY  10022                          Chicago, IL  60603
Attn:  Michael Fought                        Attn:  Stacey Mannion
Tel:  (212) 418-2254                         Tel:  (312) 917-7560
Fax:  (212) 418-2228                         Fax:  (312) 372-4421

Attn:  Caroline Baurez

Eurodollar Lending Office:

Credit                                       Operations
Caisse Nationale de Credit Agricole          Caisse Nationale de Credit Agricole
520 Madison Avenue                           55 E. Monroe Street, Suite 4700
New York, NY  10022                          Chicago, IL  60603
Attn:  Michael Fought                        Attn:  Stacey Mannion
Tel:  (212) 418-2254                         Tel:  (312) 917-7560
Fax:  (212) 418-2228                         Fax:  (312) 372-4421

Attn:  Caroline Baurez

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Creditanstalt Corporate Finance, Inc.

Working Capital Facility Commitment:         $  2,343,750.00
Term A Facility Commitment:                  $  3,281,250.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $  9,375,000.00


Domestic Lending Office:

Creditanstalt Corporate Finance, Inc.
Two Greenwich Plaza
Greenwich, CT  06830

Credit                                       Operations
Attn:  Cliff Wells                           Attn:  Richard Meneses
Tel:  (203) 861-6417                         Tel:  (203) 861-6421
Fax:  (203) 861-6594                         Fax:  (203) 861-6594

Attn:  Stacy Harmon                          Attn:  Jennifer Poccia
Tel:  (203) 861-6581                         Tel:  (203) 861-6423
Fax:  (203) 861-6594                         Fax:  (203) 861-6594

Eurodollar Lending Office:

Creditanstalt Corporate Finance, Inc.
Two Greenwich Plaza
Greenwich, CT  06830

Credit                                       Operations
Attn:  Cliff Wells                           Attn:  Richard Meneses
Tel:  (203) 861-6417                         Tel:  (203) 861-6421
Fax:  (203) 861-6594                         Fax:  (203) 861-6594

Attn:  Stacy Harmon                          Attn:  Jennifer Poccia
Tel:  (203) 861-6581                         Tel:  (203) 861-6423
Fax:  (203) 861-6594                         Fax:  (203) 861-6594

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  First Source Financial, LLP

Working Capital Facility Commitment:         $   3,125,000.00
Term A Facility Commitment:                  $   4,375,000.00
Term B Facility Commitment:                  $           0.00
Acquisition Facility Commitment:             $  12,500,000.00

Domestic Lending Office:

First Source Financial Inc.
2850 W. Golf Rd.
Rolling Meadows, IL  60008

Credit                                       Operations
Attn:  Rich Christensen                      Attn:  Janet Haack
Tel:  (847) 734-2042                         Tel:  (847) 734-2053
Fax:  (847) 734-7911                         Fax:  (847) 734-7910


Eurodollar Lending Office:

First Source Financial Inc.
2850 W. Golf Rd.
Rolling Meadows, IL  60008

Credit                                       Operations
Attn:  Rich Christensen                      Attn:  Janet Haack
Tel:  (847) 734-2042                         Tel:  (847) 734-2053
Fax:  (847) 734-7911                         Fax:  (847) 734-7910

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  ING Capital Advisors, Inc., as Agent for Bank Syndication
                 Account

Working Capital Facility Commitment:         $          0.00
Term A Facility Commitment:                  $          0.00
Term B Facility Commitment:                  $ 10,000,000.00
Acquisition Facility Commitment:             $          0.00

Domestic Lending Office:

ING Capital Advisors, Inc., as Agent
  for Bank Syndication Account
333 S. Grand Avenue, Suite 400
Los Angeles, CA  90071

Credit                                       Operations
Attn:  Kathleen Lenarcic, Vice Pres. &       Attn:  Lenore Crummey,
       Portfolio Mgr.                               Asst. Vice President
Tel:   (213) 621-9063                        Tel:  (213) 621-9059
Fax:   (213) 626-6552                        Fax:  (213) 626-6552


Eurodollar Lending Office:

ING Capital Advisors, Inc., as Agent
  for Bank Syndication Account
333 S. Grand Avenue, Suite 400
Los Angeles, CA  90071

Credit                                       Operations
Attn:  Kathleen Lenarcic, Vice Pres. &       Attn:  Lenore Crummey,
       Portfolio Mgr.                               Asst. Vice President
Tel:   (213) 621-9063                        Tel:  (213) 621-9059
Fax:   (213) 626-6552                        Fax:  (213) 626-6552

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  LaSalle National Bank

Working Capital Facility Commitment:         $  2,343,750.00
Term A Facility Commitment:                  $  3,281,250.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $  9,375,000.00

Domestic Lending Office:

LaSalle National Bank
120 S. LaSalle Street, Suite 211
Chicago, IL  60603

Credit                                       Operations
Attn:  Olga Georgiev                         Attn:  Nancy Lopez
Tel:  (312) 904-2698                         Tel:  (312) 904-6533
Fax:  (312) 904-6189                         Fax:  (312) 904-6189


Eurodollar Lending Office:

La Salle National Bank
120 S. LaSalle Street, Suite 211
Chicago, IL  60603

Credit                                       Operations
Attn:  Olga Georgiev                         Attn:  Nancy Lopez
Tel:  (312) 904-2698                         Tel:  (312) 904-6533
Fax:  (312) 904-6189                         Fax:  (312) 904-6189

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Massachusetts Mutual Life Insurance Co.

Working Capital Facility Commitment:         $          0.00
Term A Facility Commitment:                  $          0.00
Term B Facility Commitment:                  $ 20,000,000.00
Acquisition Facility Commitment:             $          0.00

Domestic Lending Office:

Mass Mutual
1295 State Street
Springfield, MA  01111

Credit                                       Operations
Attn:  John Wheeler                          Attn:  Laura A. Hamel
Tel:  (413) 744-6228                         Tel:  (413) 744-3878
Fax:  (413) 744-6127                         Fax:  (413) 744-7922


Eurodollar Lending Office:

Mass Mutual
1295 State Street
Springfield, MA  01111

Credit                                       Operations
Attn:  John Wheeler                          Attn:  Laura A. Hamel
Tel:  (413) 744-6228                         Tel:  (413) 744-3878
Fax:  (413) 744-6127                         Fax:  (413) 744-7922

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Mellon Bank, N.A.

Working Capital Facility Commitment:         $  1,562,500.00
Term A Facility Commitment:                  $  2,187,500.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $  6,250,000.00

Domestic Lending Office:

Credit                                       Operations
------                                       ----------
Mellon Bank, N.A.                            Mellon Bank, N.A.
610 W. Germantown Pike                       Loan Administration
Suite 200                                    5B South
Plymouth Meeting, PA  19462                  701 Market Street
Attn:  Mark Avallone                         Philadelphia, PA  19106
Tel:  (610) 941-8401                         Attn:  Jeff Gillard
Fax:  (610) 941-4136                         Tel:  (215) 553-4582
                                             Fax:  (215) 553-4789

Eurodollar Lending Office:

Credit                                       Operations
------                                       ----------
Mellon Bank, N.A.                            Mellon Bank, N.A.
610 W. Germantown Pike                       Loan Administration
Suite 200                                    5B South
Plymouth Meeting, PA  19462                  701 Market Street
Attn:  Mark Avallone                         Philadelphia, PA  19106
Tel:  (610) 941-8401                         Attn:  Jeff Gillard
Fax:  (610) 941-4136                         Tel:  (215) 553-4582
                                             Fax:  (215) 553-4789

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Merrill Lynch Senior Floating Rate Fund, Inc.

Working Capital Facility Commitment:         $          0.00
Term A Facility Commitment:                  $          0.00
Term B Facility Commitment:                  $ 10,000,000.00
Acquisition Facility Commitment:             $          0.00

Domestic Lending Office:

Credit                                       Operations
Merrill Lynch Senior Floating Rate           MLAM Accounting
 Fund, Inc.                                  500 College Road - 4E
800 Scudders Mill Road - Area 2C             Plainsboro, NJ  08536
Plainsboro, NJ  08536                        Attn:  John Dugan
Attn:  Jill Montanye                         Tel:  (609) 282-7705
Tel:  (609) 282-3102                         Fax:  (609) 282-7616
Fax:  (609) 282-2550


Eurodollar Lending Office:

Credit                                       Operations
Merrill Lynch Senior Floating Rate           MLAM Accounting
 Fund, Inc.                                  500 College Road - 4E
800 Scudders Mill Road - Area 2C             Plainsboro, NJ  08536
Plainsboro, NJ  08536                        Attn:  John Dugan
Attn:  Jill Montanye                         Tel:  (609) 282-7705
Tel:  (609) 282-3102                         Fax:  (609) 282-7616
Fax:  (609) 282-2550

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  NationsBank, N.A.

Working Capital Facility Commitment:         $  3,125,000.00
Term A Facility Commitment:                  $  4,375,000.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $ 12,500,000.00

Domestic Lending Office:

Credit                                       Operations
------                                       ----------
NationsBank, N.A.                            Nationsbank, N.A.
NationsBank Plaza TN                         101 N. Tryon Street
1 NationsBank Plaza                          NC1-001-15-05
TN1-100-05-11                                Charlotte, NC  28255
Nashville, TN  37239-1697                    Attn:  Jacquetta Banks
Attn:  Ashley Crabtree                       Tel:  (704) 388-1111
Tel:  (615) 749-3524                         Fax:  (704) 386-9923
Fax:  (615) 749-4640


Eurodollar Lending Office:

Credit                                       Operations
------                                       ----------
Nationsbank, N.A.                            Nationsbank, N.A.
NationsBank Plaza TN                         101 N. Tryon Street
1 NationsBank Plaza                          NC1-001-15-05
TN1-100-05-11                                Charlotte, N.C.  28255
Nashville, TN  37239-1697                    Attn:  Jacquetta Banks
Attn:  Ashley Crabtree                       Tel:  (704) 388-1111
Tel:  (615) 749-3524                         Fax:  (704) 386-9923
Fax:  (615) 749-4640

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Pilgrim America Prime Rate Trust

Working Capital Facility Commitment:         $          0.00
Term A Facility Commitment:                  $          0.00
Term B Facility Commitment:                  $ 10,000,000.00
Acquisition Facility Commitment:             $          0.00

Domestic Lending Office:

Pilgrim America Prime Rate Trust
Two Renaissance Square
40 North Central Avenue
Suite 1200
Phoenix, AZ  85004-3444

Credit                                       Operations
Attn:  Michael Bacevich, Vice President      Attn:  Robert Clouse,
Tel:  (602) 417-8258                                 Manager -
Fax:  (602) 417-8327                                 Administration
                                             Tel:  (602) 417-8268
                                             Fax:  (602) 417-8321
Eurodollar Lending Office:

Pilgrim America Prime Rate Trust
Two Renaissance Square
40 North Central Avenue
Suite 1200
Phoenix, AZ  85004-3444

Credit                                       Operations
Attn:  Michael Bacevich, Vice President      Attn:  Robert Clouse,
Tel:  (602) 417-8258                                 Manager -
Fax:  (602) 417-8327                                 Administration
                                             Tel:  (602) 417-8268
                                             Fax:  (602) 417-8321

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Summit Bank

Working Capital Facility Commitment:         $  3,125,000.00
Term A Facility Commitment:                  $  4,375,000.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $ 12,500,000.00

Domestic Lending Office:

Credit                                       Operations
Summit Bank                                  Summit Bank
1800 Chapel Hill                             55 Challenger Road, 6th Fl.
Cherry Hill, NJ 08002                        Ridgefield Park, NJ 07660
Attn:  Gail Powers                           Attn:  Ionetta Walker
Tel:  (609) 486-3655                         Tel:  (201) 296-3747
Fax:  (609) 486-3716                         Fax:  (201) 296-3751 or -3891

Eurodollar Lending Office:

Credit                                       Operations
Summit Bank                                  Summit Bank
1800 Chapel Hill                             55 Challenger Road, 6th Fl.
Cherry Hill, NJ 08002                        Ridgefield Park, NJ 07660
Attn:  Gail Powers                           Attn:  Ionetta Walker
Tel:  (609) 486-3655                         Tel:  (201) 296-3747
Fax:  (609) 486-3716                         Fax:  (201) 296-3751or -3891

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  The First National Bank of Boston

Working Capital Facility Commitment:         $  1,562,500.00
Term A Facility Commitment:                  $  2,187,500.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $  6,250,000.00

Domestic Lending Office:

The First National Bank of Boston
100 Federal Street
Boston, MA  02110

Credit                                       Operations
Attn:  Kimberly F. Harris, Vice President    Attn:  Kristine R. Millet,
Tel:  (617) 434-2111                         Administrative Officer
Fax:  (617) 434-4929                         Tel:  (617) 434-8993
                                             Fax:  (617) 434-4929
Attn:  Diane Exter, Director
Tel:  (617) 434-1442
Fax:  (617) 434-4929

Eurodollar Lending Office:

The First National Bank of Boston
100 Federal Street
Boston, MA  02110

Credit                                       Operations
Attn:  Kimberly F. Harris, Vice President    Attn:  Kristine R. Millet,
Tel:  (617) 434-2111                         Administrative Officer
Fax:  (617) 434-4929                         Tel:  (617) 434-8993
                                             Fax:  (617) 434-4929
Attn:  Diane Exter, Director
Tel:  (617) 434-1442
Fax:  (617) 434-4929

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  USTrust

Working Capital Facility Commitment:         $  2,343,750.00
Term A Facility Commitment:                  $  3,281,250.00
Term B Facility Commitment:                  $          0.00
Acquisition Facility Commitment:             $  9,375,000.00

Domestic Lending Office:

Credit                                       Operations
USTrust                                      USTrust
30 Court Street                              55 Court Street
Boston, MA  02108                            Boston, MA  02108
Attn:  Thomas F. Macina, VP                  Attn:  Agnes C. Savini, AVP
Tel:  (617) 695-4029                         Tel:  (617) 726-7147
Fax:  (617) 695-4185                         Fax:  (617) 726-7309

Eurodollar Lending Office:

Credit                                       Operations
USTrust                                      USTrust
30 Court Street                              55 Court Street
Boston, MA  02108                            Boston, MA  02108
Attn:  Thomas F. Macina, VP                  Attn:  Agnes C. Savini, AVP
Tel:  (617) 695-4029                         Tel:  (617) 726-7147
Fax:  (617) 695-4185                         Fax:  (617) 726-7309

                                   SCHEDULE I

                   COMMITMENTS AND APPLICABLE LENDING OFFICES

Name of Lender:  Van Kampen American Capital Prime Rate Income Trust

Working Capital Facility Commitment:         $          0.00
Term A Facility Commitment:                  $          0.00
Term B Facility Commitment:                  $ 10,000,000.00
Acquisition Facility Commitment:             $          0.00

Domestic Lending Office:

Credit                                       Operations
------                                       ----------
Van Kampen American Capital                  State Street Bank and Trust
One Parkview Plaza                           Corporate Trust Department
Oakbrook Terrace, IL  60181                  P.O. Box 778
Attn:  Jeffrey Maillet                       Boston, MA  02102
Tel:  (630) 684-6438                         Attn:  Laura Magazu
Fax:  (630) 684-6740 or 6741                 Tel:  (617) 664-5481
                                             Fax:  (617) 664-5366 or 5367

Eurodollar Lending Office:

Credit                                       Operations
------                                       ----------
Van Kampen American Capital                  State Street Bank and Trust
One Parkview Plaza                           Corporate Trust Department
Oakbrook Terrace, IL  60181                  P.O. Box 778
Attn:  Jeffrey Maillet                       Boston, MA  02102
Tel:  (630) 684-6438                         Attn:  Laura Magazu
Fax:  (630) 684-6740 or 6741                 Tel:  (617) 664-5481
                                             Fax:  (617) 664-5366 or 5367

                                   SCHEDULE I


                   COMMITMENTS AND APPLICABLE LENDING OFFICES

TOTAL COMMITMENTS

Total Term B Facility Commitments:            $ 100,000,000.00
Total Working Capital Facility Commitments:   $  25,000,000.00
Total Term A Facility Commitments:            $  35,000,000.00
Total Acquisition Facility Commitments:       $ 100,000,000.00
                                                --------------



TOTAL COMMITMENTS                             $ 260,000,000.00

TOTAL LETTER OF CREDIT COMMITMENTS            $   7,500,000.00
================================================================================

                          SCHEDULE II - EBITDA SCHEDULE

                       MEDIQ INCORPORATED AND SUBSIDIARIES
                               SCHEDULE OF EBITDA

                                                    MONTHLY
                      MONTH                         AMOUNT
                      -----                         ------

                  SEPTEMBER 1995                  $4,705,000
                  OCTOBER 1995                     3,961,000
                  NOVEMBER 1995                    4,042,000
                  DECEMBER 1995                    4,977,000
                  JANUARY 1996                     5,458,000
                  FEBRUARY 1996                    6,939,000
                  MARCH 1996                       5,657,000
                  APRIL 1996                       5,025,000
                  MAY 1996                         4,894,000
                  JUNE 1996                        4,738,000

                                  Schedule III

I.   Discontinued Operations

MEDIQ Mobile X-Ray Services, Inc.
Health Examinetics, Inc.
Thera-Kinetics Acquisition Corporation
MDTC Haddon, Inc.
MEDIQ Diagnostic Centers Inc.
MEDIQ Diagnostic Centers - I Inc.
MEDIQ Imaging Services, Inc.
American Cardiovascular Imaging Labs, Inc.
Alpha Health Consultants, Inc.
P. I. Corporation
MEDIQ Services, Inc.
MEDIQ Home Therapy Services of Arizona, Inc.

II.  Joint Ventures

Borrower's membership interest in MEDIQ PRN/HNE, L.L.C.
                  (d/b/a SpectraCair)

The interest of MEDIQ Surgical Equipment Services, Inc. in
                  MEDIQ PRN/SLT, a joint venture

III. Equity Investments

The ownership interests of either MEDIQ Incorporated or MEDIQ
Investment Services, Inc. in the following publicly-traded corporations: PCI Services, Inc., NutraMax Products, Inc. and
InnoServ Technologies, Inc.

                                   Schedule IV

                            Discontinued Subsidiaries

MEDIQ Mobile X-Ray Services, Inc.
Health Examinetics, Inc.
Thera-Kinetics Acquisition Corporation
MDTC Haddon, Inc.
MEDIQ Diagnostic Centers Inc.
MEDIQ Diagnostic Centers - I Inc.
MEDIQ Imaging Services, Inc.
American Cardiovascular Imaging Labs, Inc.
Alpha Health Consultants, Inc.
P. I. Corporation
MEDIQ Services, Inc.
MEDIQ Home Therapy Services of Arizona, Inc.

                       SCHEDULE 2.14(a) - REFINANCING DEBT

                       MEDIQ INCORPORATED AND SUBSIDIARIES
                        SCHEDULE OF DEBT TO BE REFINANCED

=======================================================================================================================
                                                                                           PREPAYMENT
                                                       PRINCIPAL           INTEREST          PENALTY           TOTAL
-----------------------------------------------------------------------------------------------------------------------
1.  MEDIQ Incorporated
-----------------------------------------------------------------------------------------------------------------------
    A.  Revolving Credit Facility with Summit Bank,  $ 13,020,000.00   $   89,158.85   $         0.00   $ 13,109,158.85
          plus accrued interest
-----------------------------------------------------------------------------------------------------------------------
    B.  Revolving Credit Facility with First            1,000,000.00        5,500.04             0.00      1,005,500.04
          Executive, plus accrued interest
-----------------------------------------------------------------------------------------------------------------------
2.  PRN Holdings, Inc.
-----------------------------------------------------------------------------------------------------------------------
    A.  Subordinated debt Note Agreement (Mass         10,000,000.00      512,500.00     2,000,000.00     12,512,500.00
          Mutual, et al), plus accrued interest
          and prepayment penalty
-----------------------------------------------------------------------------------------------------------------------
    B.  Subordinated debt Promissory Notes (KCI         8,750,000.00      504,110.00             0.00      9,254,110.00
          Therapeutic Services, Inc.), plus
          accrued interest
-----------------------------------------------------------------------------------------------------------------------
    C.  Mass Mutual warrant to purchase 10% of                  0.00            0.00    12,500,000.00     12,500,000.00
          Holdings
-----------------------------------------------------------------------------------------------------------------------
3.  MEDIQ/PRN Life Support Services - I, Inc.
-----------------------------------------------------------------------------------------------------------------------
    A.  Loan and Security Agreement (Congress          27,448,031.44      344,523.29       430,000.00     28,222,554.73
          Financial), plus accrued interest and
          prepayment penalty
-----------------------------------------------------------------------------------------------------------------------
4.  MEDIQ/PRN Life Support Services, Inc.
-----------------------------------------------------------------------------------------------------------------------
    A.  Accounts Financing Agreement (Congress         12,010,292.12        8,436.75       150,000.00     12,168,728.87
          Financial), plus accrued interest and
          prepayment penalty
-----------------------------------------------------------------------------------------------------------------------
    B.  Senior Secured Notes, plus accrued interest    98,260,000.00    3,011,600.76     7,736,992.40    109,008,593.16
          and redemption premium
-----------------------------------------------------------------------------------------------------------------------
    C.  Defeasance Amount for all Senior Secured        1,677,939.00      193,288.00        58,728.00      1,929,955.00
                                                     ---------------   -------------   --------------   ---------------
          Notes not redeemed
-----------------------------------------------------------------------------------------------------------------------
TOTAL DEBT TO BE REFINANCED                          $172,166,262.56   $4,669,117.69   $22,875,720.40   $199,711,100.65
                                                     ---------------   -------------   --------------   ---------------
=======================================================================================================================

                        SCHEDULE 3.01(e) - SURVIVING DEBT

                       MEDIQ INCORPORATED AND SUBSIDIARIES
                           SCHEDULE OF SURVIVING DEBT

                                                           PRINCIPAL
MEDIQ/PRN LIFE SUPPORT SERVICES, INC.:                       AMOUNT

      A.  Capital Leases:
             GE Capital (Charter-ITT)                         540,000
             GE Capital (Charter-ITT)                         482,000
             CIT Group (Copelco)                              584,000
             Heller (Amplicon)                                486,000
             NYNEX                                            124,000
             NYNEX                                             82,000
             NYNEX                                          1,436,000
             NYNEX                                            267,000
             NYNEX                                            588,000
             Medical Equip Fin (Execulease)                   294,000
             Medical Equip Fin (Execulease)                   328,000
             Medical Equip Fin (Execulease)                   306,000
             Sanwa                                            670,000
             Alco Resources                                     2,000
             Bimeco                                            14,000
                                                          -----------
               Total                                        6,203,000

TOTAL SURVIVING DEBT                                      $69,932,000
                                                          -----------

                        SCHEDULE 3.01(e) - SURVIVING DEBT

                       MEDIQ INCORPORATED AND SUBSIDIARIES
                           SCHEDULE OF SURVIVING DEBT

                                                                    PRINCIPAL
                                                                     AMOUNT
                                                                    ---------
MEDIQ INCORPORATED:

A.    Guarantee of certain liabilities of ATS Medical
            Services, Inc., a wholly-owned subsidiary
            of MEDIQ Mobile X-Ray Services, Inc. to
            the United States Government an original
            amount of $2,100,000 and a remaining
            balance of $1,350,000.                                       0.00

B.    Guarantee of the term loan and the line of
            credit, and accrued interest thereon, of
            MEDIQ PRN/HNE, LLC (dba SpectraCair).
            Amounts available are $6,000,000 and
            $1,500,000 for the term loan and the
            line of credit, respectively.  As of
            September 30, 1996, the outstanding
            balances on the term loan and the line
            of credit are $6,000,000 and $285,000,
            respectively.                                                0.00

C.    Guarantee of the capital lease obligations
            of MEDIQ PRN/SLT, a joint venture, in the
            principal amount of $996,225 as of
            September 30, 1996.                                          0.00

D.    Guarantee of certain capital lease obligations
            of Health Examinetics, Inc. in the
            principal amount of $461,000 as of
            September 30, 1996.                                          0.00

E.    7.50% Exchangeable Subordinated Debentures
            due 2003                                               34,500,000

F.    7.25% Convertible Subordinated Debentures
            due 2006                                               29,229,000

                              Schedule 3.01(g)(iii)

                              Subsidiary Guarantors

MEDIQ Investment Services, Inc.
MEDIQ Management Services, Inc.
MEDIQ Surgical Equipment Services, Inc.
Value-Med Products, Inc.
MEDIQ Mobile X-Ray Services, Inc.
Health Examinetics, Inc.
Thera-Kinetics Acquisition Corporation
MDTC Haddon, Inc.
MEDIQ Diagnostic Centers Inc.
MEDIQ Diagnostic Centers - I Inc.
MEDIQ Imaging Services, Inc.
American Cardiovascular Imaging Labs, Inc.
Alpha Health Consultants, Inc.
P. I. Corporation
MEDIQ Services, Inc.
MEDIQ Home Therapy Services of Arizona, Inc.

                              Schedule 3.01(g)(iv)

                           Good Standing Certificates


Borrower -- all fifty states and the District of Columbia

PRN Holdings, Inc. -- New Jersey

MEDIQ Incorporated -- New Jersey, Pennsylvania, California

                            SCHEDULE 3.01(g)(vii)(B)

                            UCC FILING JURISDICTIONS

DEBTOR                              STATE       JURISDICTION
------------------------------------------------------------

MEDIQ/PRN Life Support Services, Inc.
One MEDIQ Plaza
Pennsauken, NJ  08110               AL          SOS
                                    AK          DEPT OF NATL RESOURCE
Fed Tax ID No. 95-3692387           AZ          SOS
                                    AR          SOS
                                    CA          SOS
                                    CO          SOS
                                    CT          SOS
                                    DE          SOS
                                    DC          RECORDER OF DEEDS
                                    FL          SOS
                                    GA          COBB COUNTY
                                    GA          BIBB COUNTY
                                    HI          BUREAU OF CONVEYANCE
                                    IA          SOS
                                    ID          SOS
                                    IL          SOS
                                    IN          SOS
                                    KS          SOS
                                    KY          JEFFERSON COUNTY
                                    LA          UCC DATABASE
                                    LA          CADDO PARISH
                                    ME          SOS
                                    MA          SOC
                                    MA          AUBURNDALE CITY
                                    MA          NEWTON CITY
                                    MA          WALTHAM CITY
                                    MA          WEST SPRINGFIELD TOWN
                                    MD          DEPT. OF A & T
                                    MI          SOS
                                    MN          SOS
                                    MO          SOS
                                    MO          ST. LOUIS COUNTY
                                    MS          SOS
                                    MS          RANKIN COUNTY
                                    MT          SOS
                                    NC          SOS
                                    NC          WAKE COUNTY
                                    ND          SOS
                                    NE          SOS
                                    NJ          SOS
                                    NJ          BURLINGTON COUNTY
                                    NJ          CAMDEN COUNTY

                                    NJ          UNION COUNTY
                                    NM          SOS
                                    NV          SOS
                                    NH          SOS
                                    NY          SOS
                                    NY          KINGS COUNTY
                                    NY          NASSAU COUNTY
                                    NY          WESTCHESTER COUNTY
                                    OH          SOS
                                    OH          CUYAHOGA COUNTY
                                    OH          DELAWARE COUNTY
                                    OH          FAIRFIELD COUNTY
                                    OH          FRANKLIN COUNTY
                                    OH          HAMILTON COUNTY
                                    OK          SOS
                                    OK          OKLAHOMA COUNTY
                                    OK          TULSA COUNTY
                                    OR          SOS
                                    PA          SOC
                                    PA          ALLEGHENY PROTHO
                                    PA          LANCASTER PROTHO
                                    RI          SOS
                                    SC          SOS
                                    SD          SOS
                                    TN          SOS
                                    TX          SOS
                                    UT          SOS
                                    VT          SOS
                                    VA          SCC
                                    VA          HENRICO COUNTY
                                    VA          NEWPORT NEWS CITY
                                    VA          RICHMOND CITY
                                    WA          DOL
                                    WV          SOS
                                    WI          SOS
                                    WY          SOS

Mediq Investment Services, Inc.
1403 Faulk Road
Suite 102
Wilmington, DE  19803               DE          SOS
                                    NJ          SOS
Fed Tax ID No. 51-0261761           NJ          CAMDEN COUNTY

PRN Holdings, Inc.
1403 Faulk Road
Suite 102
Wilmington, DE  19803               DE          SOS
                                    NJ          SOS
Fed Tax ID No. 51-0356222           NJ          CAMDEN COUNTY

Mediq Surgical Equipment Services, Inc.
One MEDIQ Plaza
Pennsauken, NJ  08110               NJ          SOS
                                    NJ          CAMDEN COUNTY
Fed Tax ID No. 22-3259731

Value-Med Products, Inc.
One MEDIQ Plaza
Pennsauken, NJ  08110               NJ          SOS
                                    NJ          CAMDEN COUNTY
Fed Tax ID No. 22-338717

Mediq Management Services, Inc.
One MEDIQ Plaza
Pennsauken, NJ  08110               NJ          SOS
                                    NJ          CAMDEN COUNTY
Fed Tax ID No. 22-2744388

MEDIQ Incorporated
One MEDIQ Plaza                     NJ          SOS
Pennsauken, NJ  08110               NJ          CAMDEN COUNTY

Fed Tax ID No. 51-0219413

                             Schedule 3.01(g)(xviii)

                                Landlord Consents

           Easton Distribution Center -- Premises located at 634 North
                   Challenger Road, Salt Lake City, Utah 84116

                            Schedule 3.01(g)(xix)(1)

                               Termination Letters

Summit Bank

Summit Bank, as Trustee with respect to the 12.125% Notes

KCI Therapeutic Services, Inc.

First Republic Bank

Congress Financial Corporation

Massachusetts Mutual Life Insurance Company, MassMutual Corporate
Investors, MassMutual Participation Investors and MassMutual
Corporate Value Partners, Ltd.

                    SCHEDULE 3.01(g)(xix)(2) - EXISTING DEBT


                       MEDIQ INCORPORATED AND SUBSIDIARIES
                            SCHEDULE OF EXISTING DEBT

                                                                  PRINCIPAL
                                                                   AMOUNT
                                                                  ---------
1.  MEDIQ Incorporated

    A.  Revolving Credit Facility with Summit Bank              $ 13,020,000

    B.  Revolving Credit Facility with First Executive             1,000,000

    C.  Guarantee of certain liabilities of ATS Medical
            Services, Inc., a wholly-owned subsidiary of
            MEDIQ Mobile X-Ray Services, Inc. to the
            United States Government an original amount
            of $2,100,00 and a remaining balance of
            $1,350,000.                                                    0

    D.  Guarantee of the term loan and the line of
            credit, and accrued interest thereon, of
            MEDIQ PRN/HNE, LLC (dba SpectraCair).
            Amounts available are $6,000,000 and
            $1,500,000 for the term loan and the line of
            credit, respectively.  As of September 30,
            1996, the outstanding balances on the term
            loan and the line of credit are $6,000,000
            and $285,000, respectively.                                    0

    E.  Guarantee of the capital lease obligations of
            MEDIQ PRN/SLT, a joint venture, in the
            principal amount of $996,000 as of September
            30, 1996.                                                      0

    F.  Guarantee of certain capital lease obligations of
            Health Examinetics, Inc. in the principal
            amount of $461,000 as of September 30, 1996.                   0

    G.  7.50% Exchangeable Subordinated Debentures due
            2003                                                  34,500,000

    H.  7.25% Convertible Subordinated Debentures due
            2006                                                  29,229,000

2.  PRN Holdings, Inc.

    A.  Subordinated debt Note Agreement (Mass Mutual, et
            al)                                                   10,000,000

    B.  Subordinated debt Promissory Notes (KCI
            Therapeutic Services, Inc.) par value
            $10,000,000                                            8,750,000

3.  MEDIQ/PRN Life Support Services - I, Inc.

    A.  Loan and Security Agreement (Congress Financial)          27,448,000

4.  MEDIQ/PRN Life Support Services, Inc.

    A.  Accounts Financing Agreement (Congress Financial)         12,010,000

    B.  Senior Secured Notes                                     100,000,000

    C.  Capital Leases:
            GE Capital (Charter-ITT)                                 540,000
            GE Capital (Charter-ITT)                                 482,000
            CIT Group (Copelco)                                      584,000
            Heller (Amplicon)                                        486,000
            NYNEX                                                    124,000
            NYNEX                                                     82,000
            NYNEX                                                  1,436,000
            NYNEX                                                    267,000
            NYNEX                                                    588,000
            Medical Equip Fin (Execulease)                           294,000
            Medical Equip Fin (Execulease)                           328,000
            Medical Equip Fin (Execulease)                           306,000
            Sanwa                                                    670,000
            Alco Resources                                             2,000
            Bimeco                                                    14,000
                                                                ------------
                                                                   6,203,000

TOTAL                                                           $242,160,000
                                                                ------------

                              SCHEDULE 3.01(g)(xxi)

                                  LOCAL COUNSEL


Texas
-----
Karen Nelson, Esq.
HAYNES AND BOONE
901 Main Street, Suite 3100
Dallas, TX  75202-3789

Florida
-------
Charles Hedrick, Esq.
FOLEY & LARDNER
The Greenleaf Building
200 Laura Street, P.O. Box 240
Jacksonville, FL  32201-0240

California
----------
Barry L. Burten, Esq.
JEFFER, MANGELS, BUTLER & MARMARO, L.L.P.
2121 Avenue of the Stars, 10th Floor
Los Angeles, CA  90067

                                Schedule 4.01(a)

                                Parent Guarantors

MEDIQ Incorporated owns 1000 shares of the common stock of PRN Holdings, Inc., being all of the outstanding shares of capital stock of PRN Holdings, Inc.

                                Schedule 4.01(b)

                                  Subsidiaries

                                               Shares        Shares        %
Subsidiary                   Jurisdiction    Authorized    Outstanding   Owned
----------                   ------------    ----------    -----------   -----

PRN Holdings, Inc.           Delaware          2,000           1,000      100

MEDIQ/PRN Life Support       Delaware         20,000          10,000      100
  Services, Inc.                               2,000*              0        0

MEDIQ Investment
  Services, Inc.             Delaware            100             100      100

MEDIQ Management
  Services, Inc.             Delaware            100             100      100

MEDIQ Surgical Equipment
  Services, Inc.             Delaware            100             100      100

Value-Med Products,
  Inc.                       Delaware            100             100      100


* Class A Common

                                Schedule 4.01(d)

                              Authorizations, etc.

None other than filing and/or recordation of the Mortgage and UCC-1 financing statements in the appropriate governmental offices.

         SCHEDULE 4.01(k) - PLANS, MULTIEMPLOYER PLANS AND WELFARE PLANS


                       MEDIQ INCORPORATED AND SUBSIDIARIES
            SCHEDULE OF PLANS, MULTIEMPLOYER PLANS AND WELFARE PLANS

          MEDIQ Incorporated Pension Plan dated July 1, 1979

          The MEDIQ Incorporated Employee's Savings Plan dated October 1, 1983 The MEDIQ Life Insurance Plan MEDIQ Incorporated Accident, Sickness and Disability Plan
          The MEDIQ/PRN Employee Health Plan
          The MEDIQ/PRN Employee Dental Plan
          The MEDIQ/PRN Long-Term Disability Plan
          The MEDIQ/PRN Life Insurance Plan
          MEDIQ/PRN Section 125 Cafeteria Plan
          MEDIQ/PRN Educational Assistance Program

                                Schedule 4.01(t)

                          Environmental Investigations

See information disclosed in the Phase I Environmental Site Assessment Report, regarding the property located at One MEDIQ Plaza and 1700 Suckle Highway, Pennsauken, New Jersey, dated July 22, 1996 issued by Sadat Associates, Inc. as well as materials contained in the subsequent report regarding asbestos investigation conducted on the same property by Sadat Associates, Inc. during August 1996. The Borrower does not believe that these disclosed investigations will have a Material Adverse Effect.

                                Schedule 4.01(y)

                                   Open Years

A waiver of the statute of limitations is in effect until December 31, 1997 for the consolidated tax returns of MEDIQ and its Subsidiaries for the fiscal years ended September 30, 1989 through September 30, 1993. The expiration of the statute of limitations for fiscal years ended September 30, 1994 and September 30, 1995 is June 15, 1998 and June 15, 1999, respectively.

A waiver of the statute of limitations is in effect until December 31, 1997 for the consolidated tax returns of the Borrower for the fiscal years ended July 31, 1989 through May 31, 1992.

                                Schedule 4.01(aa)

                                  Tax Disputes

MEDIQ and its Subsidiaries have been assessed $429,068 of additional tax by the State of California as a result of a California unitary income tax audit for the fiscal years ended September 30, 1989, 1990, and 1991. MEDIQ has protested $140,954 of the assessment for various reasons. To date, the state has agreed to $63,793 of the protested amount. The remaining issues have yet to be addressed by the state.

                                Schedule 4.01(ff)

                               Owned Real Property

One MEDIQ Plaza (also known as 1700 Suckle Highway)
Pennsauken, New Jersey.  Located in Camden County, New Jersey.
As of Closing title will be in MEDIQ/PRN Life Support Services,
Inc.

                         SCHEDULE 4.01(gg) - INVESTMENTS

                       MEDIQ INCORPORATED AND SUBSIDIARIES
                                   INVESTMENTS

Following is a list of all Investments of MEDIQ Incorporated and its Ongoing Subsidiaries, except for Investments in wholly-owned subsidiaries of the Loan
Parties:

A.    MEDIQ Incorporated:
      1. The Mental Health Management Promissory Note in the original amount of $11,500,000.
      2.    The Non-negotiable Subordinated Note from Medifac, Inc.
            dated June 27, 1995 in the original amount of $1,500,000.
      3. Note A from Granary Partners, L.P. dated June 27, 1996 in the original amount of $2,500,000.
      4. The amounts on deposit with Meridian Bank in the approximate amount of $340,000.
      5. The certificate of deposit with Summit Bank in the principal amount of $1,000,000.
      6.    The investment in the common stock of InnoServ
            Technologies, Inc. of 2,026,438 shares representing approximately 40% of the common shares outstanding as of August 31, 1996.
      7. The cash surrender value of certain life insurance policies on former officers of MEDIQ subject to the borrowings against such value in a net value of approximately $9,000 as of August 31, 1996.

B.    MEDIQ Investment Services, Inc.:
      1. The investment in the common stock of PCI Services, Inc. of 2,875,000 shares representing approximately 46% of the common shares outstanding as of August 31, 1996.
      2. The investment in the common stock of NutraMax Products, Inc. of 4,037,258 shares representing approximately 47% of the common shares outstanding as of August 31, 1996.

C.    MEDIQ/PRN Life Support Services, Inc.:
      1. Advances to employees of approximately $138,000 as of August 31, 1996.
      2. Outstanding deposits for leases (operating and capital) and utilities of approximately $413,000 as of August 31, 1996.
      3. The amounts on deposit in the Citibank account of approximately $64,000 as of August 31, 1996.

      4.    The investment in MEDIQ PRN/HNE, LLC (dba SpectraCair)
            of approximately $1,430,000 as of August 31, 1996.
      5.    The amounts on deposit in the Congress Account pursuant
            to the Congress Agreement.
D.    MEDIQ/PRN Life Support Services - I, Inc.
      1. The amounts on deposit in the Severance Escrow account at Frost Bank of approximately $118,000 as of August 31, 1996.

                                Schedule 4.01(hh)

                              Intellectual Property

See attached.

                                SCHEDULE 4.01(hh)

                              INTELLECTUAL PROPERTY

    U.S. TRADEMARK/SERVICE MARK REGISTRATIONS/PENDING APPLICATIONS OWNED BY
                     MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

================================================================================
          MARK         SERIAL/REGISTRATION NUMBER          GOODS/SERVICES
--------------------------------------------------------------------------------
CAMP                   74-619,939                    Customized Inventory
                       1,944,054                     Control Services, Namely
                                                     Equipment Location
                                                     Tracking, Providing
                                                     Reminders for Equipment and
                                                     Preventive Maintenance
                                                     Programs and Assistant in
                                                     Equipment Manufacturer
                                                     Recalls
--------------------------------------------------------------------------------
TELSTAR                74-534,977                    Inventory Services in the
                                                     Nature of Equipment
                                                     Management and Order Entry
                                                     System for Hospitals and
                                                     Other Medical Institutions
--------------------------------------------------------------------------------
TRACKSTAR              74-512,604                    Inventory Control Services,
                       1,934,805                     Namely Equipment Tracking
                                                     for Others Via Computer and
                                                     Bar Code Technology
--------------------------------------------------------------------------------
MEDIQ/PRN              74-455,341                    Rental of Medical
                       1,952,207                     Equipment, Namely Adult
                                                     Ventilators; Infant
                                                     Ventilators; Portable
                                                     Volume Ventilators; Patient
                                                     Monitors; Pulse Oximeters
                                                     and Other Products
--------------------------------------------------------------------------------
MEDIQ/PRN              73-818,806                    Renting of Critical Care
                       1,642,364                     Equipment
================================================================================

           U.S. SERVICE MARK REGISTRATION OWNED BY MEDIQ INCORPORATED

================================================================================
          MARK         SERIAL/REGISTRATION NUMBER          GOODS/SERVICES
--------------------------------------------------------------------------------
MEDIQ                  74-061,359                    Maintenance and Repair
                       1,691,946                     Services for Medical
                                                     Ventilator and Computerized
                                                     Tomography Units (Int. Cl.
                                                     42) Retail and Wholesale
                                                     Outlet Services for Parts
                                                     for the Repair or
                                                     Replacement of Durable
                                                     Medical Equipment and
                                                     Related Supplies for
                                                     Hospitals, Nursing Homes
                                                     and Individuals
--------------------------------------------------------------------------------
MEDIQ                  73-540,734                    Providing Mobile Diagnostic
                       1,391,164                     Medical Services to
                                                     Hospitals, Nursing Homes
                                                     and Physician Offices,
                                                     Namely, Computed Tomography
                                                     Services, Magnetic
                                                     Resonance Imaging Services,
                                                     X-Ray Services, Ultrasound
                                                     and Breast Imaging
                                                     Diagnostic Services
--------------------------------------------------------------------------------
MEDIQ                  73-540,732                    Managing Hospitals and
                       1,391,834                     Healthcare Facilities for
                                                     Others; Cost Containment
                                                     and Reimbursement Analysis
                                                     Services, ada Data
                                                     Processing Services for
                                                     Hospitals, and Healthcare
                                                     Providers (Int. Cl. 38)
                                                     Telecommunications
                                                     Consulting Services for
                                                     Hospitals and Healthcare
                                                     Providers
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MEDIQ                  73-540,553                    Remanufacturing and Repair
                       1,391,874                     of Medical Life Support
                                                     Equipment and Respiratory
                                                     Therapy Equipment for
                                                     Hospitals and Healthcare
                                                     Providers (Int. Cl. 42)
                                                     Rental of and Retail Outlet
                                                     Services for Medical Life
                                                     Support Ventilators,
                                                     Incubators and Pediatric
                                                     Tents, Air Compressors,
                                                     Apnea Fetal Heart and
                                                     Oxygen Monitors, Pulmonary
                                                     Resuscitation Equipment and
                                                     the Like
--------------------------------------------------------------------------------
MEDIQ                  73-307,846                    Management Consulting
                       1,255,505                     Services for the Health
                                                     Care and Health Care
                                                     Services Industries
--------------------------------------------------------------------------------
MEDIQ CARE UNITS       73-616,249                    Special Medical Care
                       1,480,121                     Services Rendered in Acute
                                                     Care Facilities
================================================================================

The following tradenames, used by the Loan Parties, have not been registered with the United States Patent and Trademark Office, nor has a filing been made there in connection with these tradenames:

      Value-Med:  Tradename used by Value-Med Products, Inc.

      Criticare Hospital Services: Tradename of the Borrower registered in the states of Washington and Oregon

      MEDIQ Consulting Group:  Tradename of MEDIQ Management
            Services, Inc. registered in the states of New Jersey and Pennsylvania

      MEDIQ Healthcare Resources:  Tradename of MEDIQ Management
            Services, Inc. registered in the states of New Jersey and Pennsylvania

                              Schedule 5.02(a)(iii)

                                 Existing Liens

(1) Liens during the 124-day defeasance period in connection with the 12.125%
Note Indenture.

(2) Lien on the common stock of Innoserv, owned by MEDIQ or one of its Subsidiaries, pursuant to the Agreement of Merger and Plan of Reorganization among MMI Medical, Inc., MMI Acquisition Subsidiary, Inc., MEDIQ and MEDIQ Equipment and Maintenance Services, Inc., dated May 18, 1994, as amended.

(3) Lien on 2,254,902 shares of the common stock of NutraMax, owned by MEDIQ Investment Services, Inc., pursuant to the NutraMax Escrow Agreement.

(4) Lien on the cash deposited in the Citibank Account.

(5) Lien on Certificate of Deposit Number 1000063553030, issued by Summit Bank to MEDIQ, in the original principal amount of $1,000,000 which has been collaterally assigned to Summit Bank by MEDIQ in connection with MEDIQ's guarantee of the obligations of MEDIQ PRN/HNE, L.L.C. under a loan agreement between MEDIQ PRN/HNE, L.L.C. and Summit Bank.

(6) Lien on cash in the approximate amount of $340,000, in account at Meridian Bank, in connection with open liability and workers compensation claims during the years May 29, 1988 through May 29, 1990.

(7) Lien on Escrow Account at Frost Bank, in approximate amount of $120,000, in connection with severance payments owed by KCI Therapeutic Services, Inc. as a result of acquisition consummated on September 30, 1994.

(8) Lien on cash surrender value of certain life insurance policies with respect to former officers of MEDIQ to the extent of the corresponding debt.

(9) Subordination Agreement by and among MEDIQ, Medifac, Inc. and Meridian Bank, dated June 27, 1995 and Subordination Agreement by and among MEDIQ, Granary Partners, L.P. and Meridian Bank, dated June 27, 1995 in connection with certain obligations owed by said Medifac, Inc. and Granary Partners, L.P. to MEDIQ.

(10) Lien on the cash deposited in the Congress Account in favor of Congress Financial Corporation pursuant to the Congress Agreement.

               SCHEDULE 5.02(b)(i)(A) - PARENT GUARANTOR DEBT - A

                      MEDIQ INCORPORATED AND SUBSIDIARIES
                      SCHEDULE OF PARENT GUARANTOR DEBT - A

                                                                       AMOUNT

Guarantee of the term loan and the line of credit, and accrued interest thereon, of MEDIQ PRN/HNE, LLC (dba SpectraCair).
    Total amounts available are $6,000,000 and $1,500,000 for
    the term loan and the line of credit, respectively.              $7,500,000

               SCHEDULE 5.02(b)(i)(B) - PARENT GUARANTOR DEBT - B


                       MEDIQ INCORPORATED AND SUBSIDIARIES
                      SCHEDULE OF PARENT GUARANTOR DEBT - B

                                                                       AMOUNT

Guarantee of certain liabilities of ATS Medical
    Services, Inc., a wholly-owned subsidiary of
    MEDIQ Mobile X-Ray Services, Inc. to the
    United States Government.                                        $1,350,000

Guarantee of the capital lease obligations of MEDIQ
    PRN/SLT, a joint venture.                                           996,000

Guarantee of certain capital lease obligations of
    Health Examinatics, Inc.                                            461,000
                                                                     ----------

TOTAL                                                                $2,807,000
                                                                     ----------

                SCHEDULE 5.02(b)(ii)(F) - EXISTING BORROWER DEBT

                      MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
                       SCHEDULE OF EXISTING BORROWER DEBT

PRINCIPAL
 AMOUNT

Capital Leases:
       GE Capital (Charter-ITT)                             $  540,000
       GE Capital (Charter-ITT)                                482,000
       CIT Group (Copelco)                                     584,000
       Heller (Amplicon)                                       486,000
       NYNEX                                                   124,000
       NYNEX                                                    82,000
       NYNEX                                                 1,436,000
       NYNEX                                                   267,000
       NYNEX                                                   588,000
       Medical Equip Fin (Execulease)                          294,000
       Medical Equip Fin (Execulease)                          328,000
       Medical Equip Fin (Execulease)                          306,000
       Sanwa                                                   670,000
       Alco Resources                                            2,000
       Bimeco                                                   14,000
                                                            ----------

TOTAL                                                       $6,203,000
                                                            ----------

                                Schedule 6.01(k)
                                "Investor Group"

Bessie G. Rotko, the issue of Bessie G. Rotko and Bernard B. Rotko, and their spouses, and trusts, corporations, partnerships and other entities controlled by any of the foregoing or of which such persons are the beneficiaries. Such persons and entities, as of September 1, 1996, beneficially owned, to the knowledge of MEDIQ, the following shares of MEDIQ's capital stock:

===========================================================================
   Shareholder               Common                     Preferred
---------------------------------------------------------------------------
Rotko Trust                 3,570,969                   3,570,969
---------------------------------------------------------------------------
Michael J. Rotko              448,655                     448,655
---------------------------------------------------------------------------
Bessie Rotko                  240,489                     269,089
---------------------------------------------------------------------------
Judith Shipon                 460,657                     460,407
---------------------------------------------------------------------------
Jacob A. Shipon                 1,150                       1,650
===========================================================================

                                                              EXHIBIT A-1 TO THE
                                                                CREDIT AGREEMENT

                               FORM OF TERM A NOTE


$_______________                                     Dated: ___________ __, 199_

     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of __________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term A Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, MEDIQ Incorporated, a Delaware corporation and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank, N.A., as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of the Term A Advance from the date of such Term A Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Administrative Agent's Account, in same day funds. The Term A Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of a single advance (the "Term A Advance") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term A Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the

                                    A-1-2

maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                         MEDIQ/PRN LIFE SUPPORT
                                         SERVICES, INC.



                                         By ____________________________________
                                            Name:
                                            Title:

                      ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
            Amount of          Amount of          Unpaid
             Term A         Principal Paid       Principal          Notation
    Date     Advance          or Prepaid          Balance            Made By
================================================================================

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                                              EXHIBIT A-2 TO THE
                                                                CREDIT AGREEMENT

                               FORM OF TERM B NOTE

$_____________                                          Dated: _______  __, 199_


     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY [to the order of] __________(the "Lender") [or its registered assigns] for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the principal amount of the Term B Advance (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, MEDIQ Incorporated, a Delaware corporation and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank, N.A., as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of the Term B Advance from the date of such Term B Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Administrative Agent's Account, in same day funds. The Term B Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of a single advance (the "Term B Advance") by the Lender to the Borrower in an amount not to exceed the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from such Term B Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the

                                      A-2-2


maturity hereof upon the terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

Notwithstanding anything to the contrary contained herein or in the Credit Agreement, this Note may not be transferred except pursuant to and in accordance with the registration and other provisions of subsection 9.07(b,d) of the Credit Agreement.


                                       MEDIQ/PRN LIFE SUPPORT
                                       SERVICES, INC.


                                       By __________________________________
                                          Name:
                                         Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
            Amount of          Amount of          Unpaid
             Term B         Principal Paid       Principal          Notation
    Date     Advance          or Prepaid          Balance            Made By
================================================================================

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

                                                              EXHIBIT A-3 TO THE
                                                                CREDIT AGREEMENT

                          FORM OF WORKING CAPITAL NOTE


$__________                                                Dated: ________, 199_


     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ___________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Working Capital Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, MEDIQ Incorporated, a Delaware corporation and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank, N.A., as Documentation Agent, on the Termination Date.

     The Borrower promises to pay interest on the unpaid principal amount of each Working Capital Advance from the date of such Working Capital Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the [Administrative Agent's Account], in same day funds. Each Working Capital Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of advances (the "Working Capital Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Working Capital Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the

                                      A-3-2


terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                       MEDIQ/PRN LIFE SUPPORT
                                       SERVICES, INC.


                                       By __________________________________
                                          Name:
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
           Amount of
            Working           Amount of          Unpaid
            Capital        Principal Paid       Principal          Notation
    Date    Advance          or Prepaid          Balance            Made By
================================================================================

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

                                                              EXHIBIT A-4 TO THE
                                                                CREDIT AGREEMENT

                            FORM OF ACQUISITION NOTE


$_______________                                          Dated: ______ __, 199_

     FOR VALUE RECEIVED, the undersigned, MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"), HEREBY PROMISES TO PAY to the order of ______________ (the "Lender") for the account of its Applicable Lending Office (as defined in the Credit Agreement referred to below) the aggregate principal amount of the Acquisition Advances (as defined below) owing to the Lender by the Borrower pursuant to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; terms defined therein being used herein as therein defined) among the Borrower, MEDIQ Incorporated, a Delaware corporation, and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the Lender and certain other lender parties party thereto, Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank, N.A., as Documentation Agent, on the dates and in the amounts specified in the Credit Agreement.

     The Borrower promises to pay interest on the unpaid principal amount of each Acquisition Advance from the date of such Acquisition Advance until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

     Both principal and interest are payable in lawful money of the United States of America to Banque Nationale de Paris, as Administrative Agent, at the Administrative Agent's Account, in same day funds. Each Acquisition Advance owing to the Lender by the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Promissory Note.

     This Promissory Note is one of the Notes referred to in, and is entitled to the benefits of, the Credit Agreement. The Credit Agreement, among other things,
(i) provides for the making of acquisition advances (the "Acquisition Advances") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the U.S. dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Acquisition Advance being evidenced by this Promissory Note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the

                                      A-4-2


terms and conditions therein specified. The Obligations of the Borrower under this Promissory Note, and the Obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.


                                       MEDIQ/PRN LIFE SUPPORT
                                       SERVICES, INC.


                                       By _____________________________________
                                          Name:
                                          Title:

                       ADVANCES AND PAYMENTS OF PRINCIPAL

================================================================================
             Amount of          Amount of          Unpaid
            Acquisition      Principal Paid       Principal          Notation
    Date      Advance          or Prepaid          Balance            Made By
================================================================================

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

                                                                       S&S DRAFT
                                                                         9/26/96
                                                                EXHIBIT B TO THE
                                                                CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING

Banque Nationale de Paris,
  as Administrative Agent under the
  Credit Agreement referred to below
499 Park Avenue
New York, NY  10022                 [Date]

     Attention: Ms. Kimberly Williams

Ladies and Gentlemen:

     The undersigned, MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, MEDIQ Incorporated, a Delaware corporation, and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the lender parties party thereto (the "Lender Parties"), Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank, N.A., as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.02 of the Credit Agreement, that the Borrower hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Borrowing is _________ __, ____.

          (ii) The Facility under which the Proposed Borrowing is requested is the ___________________ Facility.

          (iii) The Type of Advances comprising the Proposed Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iv) The aggregate amount of the Proposed Borrowing is $__________.

          [(v) The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is __________ month[s].]

     The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

          (A) the representations and warranties contained in each Loan Document are correct on and as of such date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing, in which case as of such specific date;

          (B) no event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

          (C) for each Acquisition Advance: (i) at the time of making such Acquisition Advance the amount on deposit in the Asset Sale Blocked Account is zero or all amounts on deposit therein are being applied simultaneously with such Acquisition Advance, (ii) immediately prior to such Acquisition Advance the Asset Sale Release Amount is equal to zero and (iii) if such Acquisition Advance is used for the purposes set forth in:

               (1) Section 2.14(b)(ii) of the Credit Agreement, subject to the terms set forth in Section 5.02(k)(i)(y)(B) of the Credit Agreement, including but not limited to the provision that immediately after giving effect to each Borrowing consisting of Acquisition Advances the Senior Leverage Ratio is less than or equal to 3.75 to 1, as calculated on the attached Schedule I;

               (2) Section 2.14(b)(iii)(x) of the Credit Agreement, from and after the Asset Sale Threshold Date, subject to the terms set forth in
          Section 5.02(f)(i) of the Credit Agreement, including but not limited to the provisions that (x) immediately after giving effect to each Borrowing consisting of Acquisition Advances the Leverage Ratio is less than or equal to 3.5 to 1, (y) the requested Acquisition Advances plus proceeds used from the Asset Sale Blocked Account used for acquisitions of a Person or assets pursuant to Section 5.02(f)(i) are less than or equal to 5.5 times the EBITDA for the prior 12 months of the Person or assets acquired pursuant to Section 5.02(f)(i), and (z) the aggregate amount Acquisition Advances plus the aggregate amount of proceeds used from the Asset Sale Blocked Account plus an amount equal to the aggregate value of the common stock of MEDIQ used for all such Investments made pursuant to Section 5.02(f)(i) is less than or equal to $100,000,000, each as calculated on the attached Schedule II;

               (3) Section 2.14(b)(iii)(y) of the Credit Agreement, from and after the Asset Sale Threshold Date, not less than twelve months after the initial extension of credit, and subject to the terms set forth in
          Section 5.02(g)(i) of
          the Credit Agreement, including but not limited to the provisions that immediately after giving effect to each Borrowing consisting of Acquisition Advances (x) the Leverage Ratio is less than or equal to
          3.0 to 1 and (y) the aggregate amount of acquisition advances and funds released from the Asset Sale Blocked Account used for dividends paid or funds advanced directly or indirectly by the Borrower to MEDIQ to permit MEDIQ to repurchase the common stock of MEDIQ and to pay dividends does not exceed $20,000,000, each as calculated on the attached Schedule III; and

     (D) for each Working Capital Advance, the sum of the Loan Values of the Eligible Receivables and Eligible Inventory (as determined based on the most recent Borrowing Base Certificate delivered to the Lender Parties pursuant to the Credit Agreement) exceeds the aggregate principal amount of the Working Capital Advances plus Letter of Credit Advances to be outstanding plus the aggregate Available Amount of all Letters of Credit then outstanding, after giving effect to such Advance or issuance, respectively, plus the Asset Sale Release Amount net of the amount of such Working Capital Advance to be deposited in the Asset Sale Blocked Account as follows:

     (1)   Total Working Capital Commitments                     _____________

     (2)   Total Borrowing Base Availability from the
           most recent Borrowing Base Certificate                _____________

     (3)   Lesser of (1) and (2)                                 _____________

     (4)   Working Capital Advances Outstanding                  _____________

     (5)   Letter of Credit Advances Outstanding                 _____________

     (6)   Available Amount of all Letters of
           Credit then Outstanding                               _____________

     (7)   Total Working Capital Availability
           [(3) less (4) less (5) less (6)]                      _____________

     (8)   Asset Sale Release Amount
           net of the amount of such Working Capital
           Advance to be deposited in the Asset Sale
           Blocked Account                                       _____________

     (9)   Working Capital Advance
           permitted under Section 2.01(a)
           [(7) minus (8)]                                       _____________

                                       Very truly yours,

                                       MEDIQ/PRN LIFE SUPPORT
                                         SERVICES, INC.



                                       By ___________________________________
                                          Title:

                                                                      SCHEDULE I

                            SECTION 5.02(k)(i)(y)(B)
                        SENIOR LEVERAGE RATIO CALCULATION
                       FOR REPAYMENT OF SUBORDINATED NOTES

(1)   outstanding Term Loan A Advances                          ______________

(2)   outstanding Term Loan B Advances                          ______________

(3)   outstanding Acquisition Advances                          ______________

(4)   outstanding Working Capital Advances                      ______________

(5)   outstanding Letter of Credit Advances                     ______________

(6)   outstanding amount of other Senior Debt(1)                ______________

(7)   amount of requested Advance                               ______________

(8)   TOTAL SENIOR DEBT
      [sum of (1) through (7)]                                  ______________

(9)   Consolidated EBITDA for the Rolling Period
      ended as of the most recent period for which
      financial statements were required to be furnished
      pursuant to Sections 5.03(b), (c) or (d)                  ______________

(10)  SENIOR LEVERAGE RATIO
      [(8) divided by (9)]                                      ______________

----------
(1)  excluding (i) contingent obligations of the type described in clause (f) or
     (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A) (Parent Guarantor Debt-A), as specified in the definition of "Senior Leverage Ratio".

                                                                     SCHEDULE II

                              SECTION 5.02(f)(i)
                                 CALCULATIONS
                       FOR INVESTMENTS BY THE BORROWER


A.    CALCULATION OF LEVERAGE RATIO

(1)   outstanding Term Loan A Advances                           ___________

(2)   outstanding Term Loan B Advances                           ___________

(3)   outstanding Acquisition Advances                           ___________

(4)   outstanding Working Capital Advances                       ___________

(5)   outstanding amount of Letter of Credit Advances            ___________

(6)   outstanding amount of other Funded Debt(1)                 ___________

(7)   amount of requested Advance*                               ___________

(8)   Total Funded Debt
      [sum of (1) through (7)]                                   ___________

(9)   principal amount of the NutraMax Note
      to the extent secured by the NutraMax Letter of Credit     ___________

(10)  NUMERATOR TOTAL
      [(8) minus (9)]                                            ___________

(11)  Consolidated EBITDA for the Monthly Rolling Period
      ended as of the most recent month for which
      financial statements were required to be furnished
      pursuant to Sections 5.02(b), (c) or (d)                   ___________

(12)  LEVERAGE RATIO
      [(10) divided by (11)]                                     ___________


----------
(1)  excluding (i) contingent obligations of the type described in clause (f) or
     (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A) (Parent Guarantor Debt-A), as specified in the definition of "Leverage Ratio".

* For Investments permitted under Section 5.02(f)(i), the amount of the requested Advance is capped at the Acquisition Facility Sublimit, calculated as follows:

      (a)   Acquisition Facility Commitment                      ___________

      (b)   Acquisition Advances outstanding                     ___________

      (c)   common stock used in Investments pursuant to
            Section 5.02(f)(i)                                   ___________

      (d)   Subordinated Notes outstanding                       ___________

      (e)   ACQUISITION FACILITY SUBLIMIT
            [(a) minus (b) minus (c) minus (d)]                  ___________

B.    RATIO OF REQUESTED ACQUISITION ADVANCE PLUS PROCEEDS USED
      FROM THE ASSET SALE BLOCKED ACCOUNT TO EBITDA FOR PRIOR 12
      MONTHS OF THE PERSON OR ASSETS ACQUIRED PURSUANT TO
      SECTION 5.02(f)(i) WITH SUCH ADVANCE OR PROCEEDS

(1)   amount of requested Acquisition Advance
      used for the acquisition of the Person or assets
      acquired pursuant to Section 5.02(f)(i)                    __________

(2)   amount of proceeds from the Asset Sale Blocked
      Account to be drawn simultaneously with the requested
      Acquisition Advance for the acquisition of the Person
      or assets pursuant to Section 5.02(f)(i)                   __________

(3)   NUMERATOR TOTAL
      [sum of (1) and (2)]                                       __________

(4)   EBITDA for the prior 12 months  of the Person or assets
      acquired pursuant to Section 5.02(f)(i)                    __________

(5)   RATIO [(3) divided by (4)]                                 __________

C.    CAP ON AGGREGATE AMOUNT OF INVESTMENTS PURSUANT TO
      5.02(f)(i)

(1)   aggregate amount of Acquisition Advances used for all
      acquisitions of Persons or assets pursuant to Section
      5.02(f)(i) (including the requested Acquisition Advance)   __________

(2)   aggregate amount of proceeds from the Asset Sale
      Blocked Account (including proceeds drawn simultaneously
      with the requested Acquisition Advance) used for all
      acquisitions of Persons or assets pursuant to
      Section 5.02(f)(i)                                         __________

(3)   aggregate amount of common stock used for all
      acquisitions of Persons or assets pursuant to
      Section 5.02(f)(i)                                         __________

(4)   TOTAL
      [sum of (1) through (3)]                                   __________

                                                                    SCHEDULE III

                               SECTION 5.02(g)(i)
                                  CALCULATIONS
         FOR PAYMENT OF DIVIDENDS OR ADVANCING OF FUNDS BY THE BORROWER

A.    CALCULATION OF LEVERAGE RATIO                              __________

(1)   outstanding Term Loan A Advances                           __________

(2)   outstanding Term Loan B Advances                           __________

(3)   outstanding Acquisition Advances                           __________

(4)   outstanding Working Capital Advances                       __________

(5)   outstanding Letter of Credit Advances                      __________

(6)   amount of outstanding other Funded Debt(1)                 __________


(7)   amount of requested Advance*                               __________

(8)   TOTAL FUNDED DEBT
      [sum of (1) through (7)]                                   __________

(9)   principal amount of the NutraMax Note
      to the extent secured by the NutraMax Letter of Credit     __________

(10)  NUMERATOR TOTAL
      [(8) minus (9)]                                            __________

(11)  Consolidated EBITDA for the Rolling Period
      ended as of the most recent period for which
      financial statements were required to be furnished
      pursuant to Sections 5.03(b), (c) or (d)                   __________

(12)  LEVERAGE RATIO
      [(10) divided by (11)]                                     __________

----------
(1)  excluding (i) contingent obligations of the type described in clause (f) or
     (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A) (Parent Guarantor Debt-A), as specified in the definition of "Leverage Ratio".

* For Investments permitted under Section 5.02(g)(i), the amount of the requested Advance is capped at the Acquisition Facility Sublimit, calculated as follows:

      (a)   Acquisition Facility Commitment                      __________

      (b)   Acquisition Advances outstanding                     __________

      (c)   Subordinated Notes outstanding                       __________

      (d)   ACQUISITION FACILITY SUBLIMIT
            [(a) minus (b) minus (c)]                            __________


B.    THE AGGREGATE AMOUNT OF ACQUISITION ADVANCES AND
      ADVANCES FROM THE ASSET SALE BLOCKED ACCOUNT USED BY THE
      BORROWER TO PAY DIVIDENDS OR ADVANCE FUNDS DIRECTLY OR
      INDIRECTLY TO MEDIQ TO PERMIT MEDIQ TO REPURCHASE THE
      COMMON STOCK OF MEDIQ AND TO PAY CASH DIVIDENDS            __________

                                                                EXHIBIT C TO THE
                                                                CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

     Reference is made to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation (the "Borrower"),MEDIQ Incorporated, a Delaware corporation and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the Lender Parties (as defined in the Credit Agreement), Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank N.A., as Documentation Agent. Terms defined in the Credit Agreement are used herein with the same meaning.

     The "Assignor" and the "Assignee" referred to on Schedule 1 hereto agree as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the uniform percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement Facility or Facilities specified on Schedule 1 hereto. After giving effect to such sale and assignment, the Assignee's Commitments and the amount of the Advances owing to the Assignee will be as set forth on Schedule 1 hereto.

     2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Administrative Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto or new Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

     3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender Party; and (vi) attaches any U.S. Internal Revenue Service forms required under
Section 2.12 of the Credit Agreement.

     4. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on Schedule 1 hereto, but in no event before recording.

     5. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender Party thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement (and, if the Assignment and Acceptance covers all or the remaining portion of the Assignor's rights and obligations under the Credit Agreement, such Assignor shall cease to be a party thereto).

     6. Upon such acceptance and recording by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

     7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

     8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   SCHEDULE 1
                                       to
                            ASSIGNMENT AND ACCEPTANCE

As to each _______ Facility in respect of which an interest is being assigned:

      Percentage interest assigned:                                 __________%

      Assignee's Commitment:                                       $__________

      Aggregate outstanding principal amount of Advances assigned: $__________

      Principal amount of Note payable to Assignee:                $__________

      Principal amount of Note payable to Assignor:                $__________

Effective Date (if other than date of acceptance by Agent):
_________ __, ____  (1)

                                       [NAME OF ASSIGNOR], as Assignor


                                       By ___________________________________
                                          Title:

                                       Dated: _________ __, ____



                                       [NAME OF ASSIGNEE], as Assignee


                                       By ___________________________________
                                          Title:



                                       Dated: _________ __, ____

                                       Domestic Lending Office:

                                       Eurodollar Lending Office:

----------
(1) This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Administrative Agent.

                                  Schedule I-2


ACCEPTED  (2)[AND APPROVED] this
______ day of _________, _____



BANQUE NATIONALE DE PARIS,
   as Administrative Agent


By ________________________________
   Title:


By ________________________________
   Title:



(2)[APPROVED this ___ day of ______, _____

MEDIQ/PRN LIFE SUPPORT SERVICES, INC.




By ________________________________
   Title:]

----------
(2)  Required if the Assignee is an Eligible Assignee solely by reason of clause
     (vii) of the definition of Eligible Assignee.

                                                                EXHIBIT D TO THE
                                                                CREDIT AGREEMENT


                           FORM OF SECURITY AGREEMENT

                              Dated October 1, 1996

                                      from

                THE PERSONS LISTED ON THE SIGNATURE PAGES HEREOF

                                   as Grantors

                                       to

                            BANQUE NATIONALE DE PARIS

                             as Administrative Agent

                                TABLE OF CONTENTS

Section                                                                  Page
-------                                                                  ----

 1.  Grant of Security..................................................    2

 2.  Security for Obligations...........................................    6

 3.  Grantors Remain Liable.............................................    6

 4.  Delivery of Security Collateral, Account Collateral, Agreement
     Collateral and Receivables.........................................    6

 5.  Maintaining the L/C Cash Collateral Account and the Asset Sale
     Blocked Account ...................................................    7

 6.  Maintaining the Blocked Accounts...................................    7

 7.  Investing of Amounts in the L/C Cash Collateral Account and the
     Asset Sale Blocked Account.........................................    8

 8.  Release of Amounts.................................................    9

 9.  Representations and Warranties.....................................    9

10.  Further Assurances.................................................   11

11.  As to Equipment and Inventory......................................   13

12.  Insurance..........................................................   14

13.  Place of Perfection; Records; Collection of Receivables............   15

14.  Voting Rights; Dividends; Etc......................................   16

15.  As to the Assigned Agreements......................................   17

16.  Transfers and Other Liens; Additional Shares.......................   18

17.  Administrative Agent Appointed Attorney-in-Fact....................   18

18.  Administrative Agent May Perform...................................   19

19.  The Administrative Agent's Duties..................................   19

20.  Remedies...........................................................   19

21.  Indemnity and Expenses.............................................   21

22.  Security Interest Absolute.........................................   21

23.  Amendments; Waivers; Etc...........................................   22

24.  Addresses for Notices..............................................   22

25.  Continuing Security Interest; Assignments..........................   23

26.  Release and Termination............................................   23

Section                                                                  Page
27.  The Mortgages......................................................   24

28.  Execution in Counterparts..........................................   24

29.  Governing Law; Terms...............................................   24

Schedule I        -     Initial Pledged Shares and Initial Pledged Debt

Schedule II       -     Assigned Agreements

Schedule III      -     Locations of Equipment and Inventory

Schedule IV       -     Trade Names

Schedule V        -     Blocked Accounts and Other Bank Accounts

Exhibit A         -     Form of Blocked Account Letter

Exhibit B         -     Form of Consent and Agreement

Exhibit C         -     Form of Security Agreement Supplement

                               SECURITY AGREEMENT

          SECURITY AGREEMENT dated October 1, 1996 made by the Persons listed on the signature pages hereof and the Additional Grantors (as defined in Section 23(b)) (such Persons so listed and the Additional Grantors being, collectively, the "Grantors") to BANQUE NATIONALE DE PARIS ("BNP"), as administrative agent (the "Administrative Agent") for the Secured Parties (as defined in the Credit Agreement referred to below).

          PRELIMINARY STATEMENTS.

          (1) MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), has entered into a Credit Agreement dated as of October 1, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement"), with BNP, as Administrative Agent, NationsBank as Documentation Agent and the Lender Parties party thereto. Capitalized terms used herein and not otherwise defined are used herein as defined in the Credit Agreement.

          (2) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement that each Grantor shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

          (3) Each Grantor is the owner of the shares of stock set forth opposite such Grantor's name in Part I of Schedule I hereto and issued by the corporations indicated therein and of the indebtedness set forth opposite such Grantor's name in Part II of Schedule I hereto and issued by the obligors indicated therein.

          (4) The Borrower has opened a non-interest bearing cash collateral account (the "Asset Sale Blocked Account") with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 202506-001-48, in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

          (5) The Borrower has opened a non-interest bearing cash collateral account (the "L/C Cash Collateral Account") with BNP at its office at 499 Park Avenue, New York, New York 10022, Account No. 200875-001-77, in the name of the Borrower but under the sole control and dominion of the Administrative Agent and subject to the terms of this Agreement.

          (6) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement and to induce the Hedge Banks to enter into Bank Hedge Agreements with the Borrower from time to time, each Grantor hereby agrees with the Administrative Agent for the ratable benefit of the Secured Parties as follows:

          SECTION 1. Grant of Security. Each Grantor hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in, the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located and whether now or hereafter existing (the "Collateral"):

          (a) All of the following (the "Security Collateral"):

               (i) the shares of stock set forth opposite such Grantor's name in
          Part I of Schedule I hereto and issued by the corporations indicated therein (collectively referred to herein as the "Initial Pledged Shares", and together with the shares referred to in clause (iii) below, the "Pledged Shares"), together with the certificates representing such Initial Pledged Shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Shares;

               (ii) the indebtedness (whether or not evidenced by instruments) set forth opposite such Grantor's name in Part II of Schedule I hereto and issued by the obligors indicated therein (collectively referred to herein as the "Initial Pledged Debt", and together with the indebtedness referred to in clause (iv) below, the "Pledged Debt") and the instruments (if any) evidencing such Initial Pledged Debt, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Initial Pledged Debt;

               (iii) all additional shares of stock of any issuer of any Initial Pledged Shares or of any other Loan Party or any Subsidiary of any Loan Party or of any other Person from time to time acquired by such Grantor in any manner, and all additional shares of stock of each other Subsidiary of such Grantor to the extent required pursuant to
          Section 5.01(m) of the Credit Agreement, together with the certificates representing such additional shares and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares;

               (iv) all additional indebtedness from time to time owed to such Grantor by any obligor of the Initial Pledged Debt (whether or not evidenced by instruments) and the instruments evidencing such indebtedness (if any), and all additional indebtedness owed to such Grantor by any other obligor to the extent required pursuant to
          Section 5.01(m) of the Credit Agreement, all security therefor and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness; and

               (v) within five days after acquiring or organizing any foreign Subsidiary or joint venture or any domestic joint venture, (A) in the case of any foreign Subsidiary or joint venture, 66% of the total outstanding shares or other ownership interests of such Person held by such Grantor and (B) in the case of any domestic joint venture, 100% of the shares or other ownership interests of such Person held by such Grantor;

          (b) All of the following (collectively, the "Account Collateral"):

               (i) the L/C Cash Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the L/C Cash Collateral Account;

               (ii) the Asset Sale Blocked Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Asset Sale Blocked Account;

               (iii) all Blocked Accounts (as hereinafter defined), all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Blocked Accounts;

               (iv) all other deposit accounts of such Grantor, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing such deposit accounts;

               (v) all Collateral Investments (as hereinafter defined) from time to time and all certificates and instruments, if any, from time to time representing or evidencing the Collateral Investments;

               (vi) all notes, certificates of deposit, deposit accounts, checks and other instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of such Grantor, including, without limitation, those delivered to or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

               (vii) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral;

          (c) All of such Grantor's right, title and interest, in and to all equipment in all of its forms (including, without limitation, (i) all adult and infant ventilators, portable volume ventilators, adult, infant, neonatal and fetal monitors, infant apnea monitors, phototherapy units, pediatric aerosol tents, compressors, infusion and suction pumps and poles, incubators, infant warmers, pulse oximeters, sequential compression devices and all other medical equipment of every kind and nature, and (ii) all machinery, equipment, office machinery, furniture, computers, computer hardware, automotive equipment, trucks and motor vehicles), wherever located, all fixtures and all parts thereof and all accessions and additions thereto, parts and appurtenances thereof, substitutions therefor and replacements thereof (any and all such equipment, fixtures, accessions, additions, parts, appurtenances, substitutions and replacements being the "Equipment");

          (d) All of such Grantor's right, title and interest, in and to all inventory in all of its forms, wherever located (including, but not limited to, (i) all medical equipment and raw materials and work in process therefor, finished goods thereof and materials used or consumed in the manufacture, production or preparation thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including, without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed by such Grantor), and all accessions thereto and products thereof and documents therefor (any and all such inventory, accessions, products and documents being the "Inventory");

          (e) All of such Grantor's right, title and interest, in and to all accounts, contract rights, chattel paper, instruments, deposit accounts and general intangibles and all other obligations of any kind, now or hereafter existing, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance (including, without limitation, any rights with respect to workers' compensation or other deposits made by such Grantor and any rights to receive tax refunds or other refunds, reimbursements and payments from any federal, state or local government or any political subdivision, agency or instrumentality thereof), and all rights now or hereafter existing in and to all security agreements, leases and other contracts securing or otherwise relating to any such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles or obligations (any and all such accounts, contract rights, chattel paper, instruments, deposit accounts, general intangibles and obligations, to the extent not referred to in clause (a), (b), (f) or (g) of this Section 1, being the "Receivables", and any and all such leases, security agreements and other contracts being the "Related Contracts");

          (f) All of such Grantor's right, title and interest in and to each of the agreements listed on Schedule II hereto, and each Hedge Agreement to which such Grantor is now or may hereafter become a party, in each case as such agreements may be amended, supplemented or otherwise modified from time to time (collectively, the "Assigned Agreements"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "Agreement Collateral");

          (g) All general intangibles of such Grantor (other than general intangibles for moneys due or to become due which are covered by Section 1(e) above, including, without limitation, (i) all partnership, corporate and other interests in and to any Person (other than any Security Collateral), (ii) all governmental permits, licenses (and any subsequent renewals thereof), franchises, registrations, authorizations and approvals and (iii) all trademarks, trade names, trade styles, trade secrets, service marks, logos, copyrights, patents, patent applications and all licenses, license applications, registrations and good will relating to or associated with any of the foregoing (including, without limitation, all such items listed on Schedule 4.01(ii));

          (h) To the extent not otherwise covered above, all of the Borrower's right, title and interest in and to any funds or other property under or pursuant to the 12.125% Indenture, including, without limitation, the Borrower's right to receive monies or U.S. Government Obligations (as defined in the 12.125% Indenture) from the Trustee or the Paying Agent (each such term as defined in the 12.125% Indenture) under or pursuant to the 12.125% Indenture;

          (i) All proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (i) of this Section 1) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, and
     (ii) cash; and

          (j) With respect to any Alternative Lender, the Collateral shall be limited to all of the foregoing Collateral except for Margin Stock Collateral.

          SECTION 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal (including reimbursement for amounts drawn under Letters of Credit), interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations secured hereby being the "Secured Obligations"). Without limiting the generality of the foregoing, this Agreement secures, as to each Grantor, the payment of all amounts that constitute part of the Secured Obligations of such Grantor and that would be owed by such Grantor to the Secured Parties under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Grantor.

          SECTION 3. Grantors Remain Liable. Anything contained herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Administrative Agent of any of its rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan Document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4. Delivery of Security Collateral, Account Collateral, Agreement Collateral and Receivables. All certificates or instruments representing or evidencing any Security Collateral, Account Collateral, Agreement Collateral or Receivables (and, to the extent requested by the Administrative Agent, representing or evidencing any other Collateral) shall be delivered to and held by or on behalf of the Administrative Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent; provided, however, that this Section 4 shall not apply to any certificate of title representing automotive equipment, trucks and motor vehicles referred to in
Section 1(c). Upon and after an Event of Default, the Administrative Agent shall have the right, at any time in its discretion and without notice to any Grantor, to transfer to or to register in the name of the Administrative Agent or any of its nominees any or all of the Security Collateral and Account Collateral, subject only to the revocable rights specified in Section 14(a). In addition, upon and after an Event of Default, the Administrative Agent shall have the right at any time to exchange certificates or instruments representing or evidencing the Security Collateral or Account Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 5. Maintaining the L/C Cash Collateral Account and the Asset Sale Blocked Account. (a) So long as any Advance shall remain unpaid, any Letter of Credit or Bank Hedge Agreement shall be outstanding or any Lender Party shall have any Commitment under the Credit Agreement:

          (i) The Borrower will maintain the L/C Cash Collateral Account with
     BNP.

          (ii) It shall be a term and condition of the L/C Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the L/C Cash Collateral Account, and except as otherwise provided by the provisions of Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the L/C Cash Collateral Account.

     (b) All Excess Cash from Permitted Asset Sales shall be promptly deposited in the Asset Sale Blocked Account. It shall be a term and condition of the Asset Sale Blocked Account, and except as otherwise provided by the provisions of
Section 8 and Section 20, that no amount (including interest on Collateral Investments) shall be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Asset Sale Blocked Account, provided, however, that so long as no Default has occurred and is continuing, upon the request of the Borrower, such interest shall be released to the Borrower on the last day of each fiscal quarter.

The L/C Cash Collateral Account and the Asset Sale Blocked Account shall be subject to such applicable laws, and such applicable regulations of the Board of Governors of the Federal Reserve System and of any other appropriate banking or governmental authority, as may now or hereafter be in effect.

          SECTION 6. Maintaining the Blocked Accounts. So long as any Advance shall remain unpaid, any Letter of Credit or Bank Hedge Agreement shall be outstanding or any Lender Party shall have any Commitment under the Credit
Agreement:

          (a) Each Grantor shall, to the extent such Grantor shall have at any time an aggregate amount on deposit in excess of $250,000, maintain blocked deposit accounts

     ("Blocked Accounts") only with banks ("Blocked Account Banks") that have entered into letter agreements in substantially the form of Exhibit A (or such other form as the Administrative Agent and such Grantor shall agree) with such Grantor and the Administrative Agent ("Blocked Account Letters").

          (b) At the end of each Business Day, the Grantors required to maintain Blocked Accounts pursuant to the foregoing paragraph shall deposit all cash in Blocked Accounts; provided, however, that the provisions of this Section 6(b) shall not apply to (i) the Citibank Account and payments required to be made thereto and (ii) any deposit account held in the name of the Borrower at PNC Bank for miscellaneous cash receipts and payments thereto so long as the aggregate amount on deposit in such accounts shall not exceed $25,000.

          (c) Upon any termination of any Blocked Account Letter or other agreement with respect to the maintenance of a Blocked Account by any Grantor required to maintain any Blocked Account pursuant to Section 6(a) or any Blocked Account Bank, such Grantor shall immediately notify all Obligors that were making payments to such Blocked Account to make all future payments to another Blocked Account. Following the occurrence and during the continuance of an Event of Default, such Grantor agrees to terminate any or all Blocked Accounts and Blocked Account Letters upon request by the Administrative Agent.

          SECTION 7. Investing of Amounts in the L/C Cash Collateral Account and the Asset Sale Blocked Account. If requested by the Borrower, the Administrative Agent will, subject to the provisions of Sections 8 and 20, from time to time
(a) invest amounts on deposit in the L/C Cash Collateral Account and the Asset Sale Blocked Account in such Cash Equivalents in the name of the Administrative Agent or as to which all action required by Section 10 shall have been taken as the Borrower may select and the Administrative Agent may approve and (b) invest interest paid on the Cash Equivalents referred to in clause (a) above, and reinvest other proceeds of any such Cash Equivalents that may mature or be sold, in each case in such Cash Equivalents in the name of the Administrative Agent or as to which all actions required by Section 10 shall have been taken as the Borrower may select and the Administrative Agent may approve (the Cash Equivalents referred to in clauses (a) and (b) above being collectively "Collateral Investments"). Interest and proceeds that are not invested or reinvested in Collateral Investments as provided above shall be deposited and held in the L/C Cash Collateral Account or the Asset Sale Blocked Account, as the case may be; provided, however, that so long as no Default has occurred and is continuing, upon the request of the Borrower, such interest deposited and held in the Asset Sale Blocked Account shall be released to the Borrower on the last day of each fiscal quarter.

          SECTION 8. Release of Amounts. Any amount on deposit in the Asset Sale Blocked Account shall be released by the Administrative Agent in accordance with the terms and conditions set forth in Section 2.16 of the Credit Agreement.

          SECTION 9. Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the liens and security interests created under this Agreement or permitted by the Credit Agreement. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral (including, without limitation, accounts and general intangibles relating to the Collateral) or listing such Grantor or any of its Subsidiaries or any trade name of such Grantor or any of its Subsidiaries as debtor with respect to Collateral is on file in any recording office, except such as may have been filed in favor of the Administrative Agent relating to the Loan Documents or as permitted by
     Section 5.02(a) of the Credit Agreement.

          (b) The Pledged Shares owned by such Grantor have been duly authorized and validly issued and are fully paid and non-assessable. The Pledged Debt held by such Grantor has been duly authorized, authenticated or issued and delivered, is the legal, valid and binding obligation of the issuers thereof and is not in default.

          (c) The Initial Pledged Shares owned by such Grantor constitute the percentage of the issued and outstanding shares of stock of the issuers thereof indicated on Schedule I hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor for money borrowed or for the deferred purchase price of property of the issuers thereof.

          (d) On the date hereof and thereafter on the most recent date on which a revised Schedule III is required to be furnished to the Administrative Agent pursuant to Section 11(d), all of the Equipment and Inventory of such Grantor, other than such Equipment and Inventory as has been rented or leased to such Grantor's customers, is located at the places specified in
     Schedule III hereto. The chief place of business and chief executive office of such Grantor and the office where such Grantor keeps its records concerning the Receivables, and the original copies of each Assigned Agreement and all originals of all Related Contracts and all chattel paper, if any, that evidence Receivables (other than (i) those delivered to the Administrative Agent and (ii) rental contracts located in the ordinary course of business at the Borrower's branch offices), are located at the address set forth on the signature pages hereto beneath such Grantor's name. Such Grantor has delivered to the Administrative Agent the originals of all agreements, certificates or instruments representing or evidencing any Collateral and all security therefor and guaranties thereof, in each case to the extent that the delivery thereof to the Administrative Agent is required under Section 4 above. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that is required to be delivered to the Administrative Agent hereunder and has not been so delivered (other than promissory notes issued to the Borrower with respect to amounts due to the Borrower, in the ordinary course of business on a basis consistent with current practice).

          (e) The Assigned Agreements to which such Grantor is a party, true and complete copies of which have been furnished to each Lender Party, have been duly authorized, executed and delivered by all parties thereto, have not been amended or otherwise modified, are in full force and effect and are binding upon and enforceable against all parties thereto in accordance with their terms. There exists no default under any Assigned Agreement to which such Grantor is a party by any party thereto. Each party to any Assigned Agreement to which such Grantor is a party (other than such Grantor) has executed and delivered to such Grantor a consent, in substantially the form of Exhibit B hereto or otherwise in form and substance satisfactory to the Administrative Agent, to the assignment of the Agreement Collateral to the Administrative Agent for the benefit of the Secured Parties pursuant to this Agreement.

          (f) Such Grantor has no Blocked Accounts or other deposit accounts other than the Blocked Accounts listed on Part I of Schedule V hereto and the other deposit accounts listed on Part II of Schedule V hereto. Each Grantor has instructed all existing Obligors to make all payments to a Blocked Account to the extent required by the terms hereof.

          (g) This Agreement, the pledge of the Security Collateral pursuant hereto and the pledge and assignment of the Account Collateral pursuant hereto create in favor of the Administrative Agent for the benefit of the Secured Parties a valid and perfected security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations of such Grantor, and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken. Such security interest is subject in priority only to (i) the lien imposed on the Collateral pursuant to the 12.125% Indenture as in effect on the date of the Initial Extension of Credit, (ii) the existing lien of Meridian Bank on the promissory note issued by Medifac, Inc. to MEDIQ, (iii) the existing lien of Meridian Bank on the promissory note issued by Granary Partners, L.P. to MEDIQ, and (iv) the prior liens permitted under Section 5.02(a) of the Credit Agreement. Upon the release of the liens referred to in the foregoing clauses (i), (ii), (iii) and (iv), such security interest shall be a first priority security interest.

          (h) Such Grantor has no trade names except as set forth on Schedule IV hereto; such trade names were adopted in good faith; and, to the best of such Grantor's knowledge, there exist no adverse claims against such trade names as of the Closing Date.

          (i) No consent of any other Person and no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required (i) for the grant by such Grantor of the assignment and security interest granted hereby, for the pledge by such Grantor of any Security Collateral hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) for the perfection or maintenance of the pledge, assignment and security interest created hereunder (including the first priority nature of such pledge, assignment and security interest, except as otherwise permitted), except for the filing of financing and continuation statements under the Uniform Commercial Code, which financing statements have been duly filed, or (iii) for the exercise by the Administrative Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

          (j) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

          (k) Such Grantor has, independently and without reliance upon any Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and such Grantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

          SECTION 10. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that such Grantor believes may be necessary or desirable, or that the Administrative Agent may reasonably request, in order to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each Grantor will: (i) mark conspicuously (A) each invoice issued in connection with the rental or lease of any Equipment or Inventory, from 60 days after the Initial Extension of Credit, with the following legend: "THIS EQUIPMENT MAY BE SUBJECT TO A SECURITY INTEREST GRANTED TO BANQUE NATIONALE DE PARIS AS

ADMINISTRATIVE AGENT" and (B) each Assigned Agreement of such Grantor included in the Collateral, and each of its records pertaining to the Collateral, with a legend, in form and substance satisfactory to the Administrative Agent, indicating that such Collateral is subject to the security interest granted hereby, (ii) if any Collateral shall be evidenced by a promissory note or other instrument (other than promissory notes permitted pursuant to Section 5.02(f)(ix) of the Credit Agreement), deliver and pledge to the Administrative Agent for the benefit of the Secured Parties hereunder such note or instrument duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Administrative Agent,
(iii) deliver and pledge to the Administrative Agent for the benefit of the Secured Parties hereunder certificates representing the Pledged Shares accompanied by undated stock powers executed in blank and evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the liens and security interests created under this Agreement has been taken and (iv) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as the Administrative Agent may request, in order to perfect and preserve the pledge, assignment and security interests granted or purported to be granted hereunder.

          (b) Each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relating to all or any part of the Collateral without the signature of such Grantor where permitted by law. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

          (c) Each Grantor will furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (d) The Borrower will furnish to the Administrative Agent, at any time within six months prior to the fifth anniversary of the date hereof, an opinion of counsel acceptable to the Required Lenders to the effect that all financing or continuation statements have been filed, and all other action has been taken, to perfect and validate continuously from the date hereof the pledge, assignment and security interests granted hereunder (excluding, in the case of perfection, any Collateral in which a security interest may not be perfected by the filing of a financing statement under the Uniform Commercial Code of any jurisdiction).

          SECTION 11. As to Equipment and Inventory. Each Grantor shall:

          (a) On the date hereof and thereafter on the most recent date on which a revised Schedule III is required to be furnished to the Administrative Agent pursuant to Section 11(d), all of the Equipment and Inventory of such Grantor, other than such Equipment and Inventory as has been rented or leased to such Grantor's customers, shall be located at the places specified in Schedule III hereto or at such other places in jurisdictions where all action required by Section 10 shall have been taken with respect to such Equipment and Inventory.

          (b) Cause all of its Equipment and Inventory to be maintained and preserved, as is reasonably required in the conduct of its business, in good working order and condition, excluding (i) ordinary wear and tear and
     (ii) properties that have become obsolete or no longer fit for their intended purposes, and shall forthwith, or in the case of any loss or damage to any of such Equipment or Inventory as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to such end.

          (c) Pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Equipment and Inventory; provided, however, that such Grantor shall not be required to pay or discharge any such tax, assessment, charge, levy or claim (x) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, or (y) in respect of which the Lien resulting therefrom, if any, attaches to its property and becomes enforceable against its other creditors, to the extent that the aggregate amount of all such taxes, assessments, charges or claims does not exceed $250,000.

          (d) Furnish to the Administrative Agent, at the same time as the quarterly financial statements are required to be furnished to the Administrative Agent pursuant to Section 5.03(c) of the Credit Agreement, unless no revisions are required, a revised Schedule III specifying each place where the Equipment and Inventory of such Grantor is located excluding such Equipment or Inventory rented or leased to such Grantor's customers. Such revised Schedule III shall be deemed to replace the then existing Schedule III and shall be of full force and effect as of the date of delivery of such Schedule to the Administrative Agent.

          (e) In the event that Equipment and/or Inventory of the Grantors with a book value equal to or greater than 10% of the aggregate book value of all Equipment and Inventory of the Grantors' is relocated, in one move or in a series of moves, from one county to another, furnish within five Business Days after such relocation notice of such relocation to the Administrative Agent (such notice to include the percentage book value of the relocated Equipment and Inventory and the old and new locations of such Equipment and Inventory).

          (f) For each leased location at which at any time Equipment and Inventory of the Grantors with a book value equal to or greater than 10% of the aggregate book value of the Equipment and Inventory is located, use its good faith efforts to furnish at such time to the Administrative Agent a landlord access letter or consent on terms and conditions reasonably acceptable to the Administrative Agent.

          SECTION 12. Insurance. (a) Each Grantor shall, at its own expense, maintain insurance with respect to the Equipment and Inventory in such amounts, against such risks, in such form and with such insurers, as shall be reasonably satisfactory to the Administrative Agent from time to time. Each policy for liability insurance shall provide for all losses to be paid on behalf of the Administrative Agent and such Grantor as their interests may appear, and each policy for property damage insurance shall provide for all losses (except for losses of less than $1,000,000 per occurrence) to be paid directly to the Administrative Agent, except to the extent permitted to be paid to a Grantor pursuant to Section 12(b). Each such policy shall in addition (i) name such Grantor and the Administrative Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Administrative Agent) as their interests may appear, (ii) contain the agreement by the insurer that any loss thereunder shall be payable to the Administrative Agent notwithstanding any action, inaction or breach of representation or warranty by such Grantor, (iii) provide that there shall be no recourse against the Administrative Agent for payment of premiums or other amounts with respect thereto and (iv) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Administrative Agent by the insurer. Each Grantor shall, if so requested by the Administrative Agent, deliver to the Administrative Agent certificates evidencing such insurance, make the original policies of such insurance reasonably available for inspection by the Administrative Agent and, as often as the Administrative Agent may reasonably request, a report of a reputable insurance broker with respect to such insurance. Further, each Grantor shall, at the request of the Administrative Agent, duly exercise and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any insurance maintained by any Grantor pursuant to this Section 12 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 12 is not applicable, such Grantor shall make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required or permitted hereunder or by the Credit Agreement to pay or as reimbursement for the cost of such repairs or replacements.

          (c) Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Equipment or Inventory shall be paid to and applied by the Administrative Agent as specified in Section 20(b).

          SECTION 13. Place of Perfection; Records; Collection of Receivables.
(a) Each Grantor shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Collateral; and the original copies of the Assigned Agreements of such Grantor, and all originals of all chattel paper which evidences or constitutes Receivables (other than rental contracts located in the ordinary course of business at the Borrower's branch offices), at the location therefor specified in Section 9(d) or, upon 30 days' prior written notice to the Administrative Agent, at such other locations in a jurisdiction where all actions required by Section 10 shall have been taken with respect to the Collateral. Each Grantor will hold and preserve such records, Assigned Agreements and chattel paper and will permit representatives of the Administrative Agent at any time during normal business hours to inspect and make abstracts from such records and chattel paper.

          (b) Except as otherwise provided in this subsection (b), such Grantor shall continue to collect, at its own expense, all amounts due or to become due such Grantor under the Receivables and Related Contracts. In connection with such collections, upon and after an Event of Default, such Grantor may take (and, at the Administrative Agent's direction, shall take) such action as such Grantor or the Administrative Agent may deem necessary or advisable to enforce collection of the Receivables and Related Contracts; provided, however, that the Administrative Agent shall have the right upon the occurrence and during the continuance of an Event of Default and upon written notice to the Borrower of its intention to do so, to notify the Obligors under any Receivables or Related Contracts of the assignment of such Receivables or Related Contracts to the Administrative Agent and to direct such Obligors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Administrative Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Receivables or Related Contracts, and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done. After receipt by such Grantor of the notice from the Administrative Agent referred to in the proviso to the preceding sentence, (i) all amounts and proceeds (including instruments) received by such Grantor in respect of the Receivables or the Related Contracts shall be received in trust for the benefit of the Administrative Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement) to be applied as provided by the terms of the Credit Agreement and
(ii) such Grantor shall not adjust, settle or compromise the amount or payment of any Receivable, release wholly or partly any obligor thereof, or allow any credit or discount thereon.

          SECTION 14. Voting Rights; Dividends; Etc. (a) So long as no Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents; provided, however, that no Grantor shall exercise or refrain from exercising any such right if, in the Administrative Agent's judgment, such action would have a material adverse effect on the value of the Security Collateral or any part thereof.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends and interest paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

               (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral,

     shall be, and shall be forthwith delivered to the Administrative Agent to hold as, Security Collateral except as otherwise required under the Credit Agreement and shall, if received by any Grantor, be received in trust for the benefit of the Administrative Agent, be segregated from the other property or funds of such Grantor and be forthwith delivered to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Administrative Agent shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b) Upon the occurrence and during the continuance of any Default under Section 6.01(a) or (f) of the Credit Agreement or Event of Default:

          (i) All rights of each Grantor (A) to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon notice to such Grantor by the Administrative Agent, cease, and (B) to receive the dividends and interest payments that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends and interest payments.

          (ii) All dividends and interest payments that are received by any Grantor contrary to the provisions of paragraph (i) of this Section 14(b) shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          SECTION 15. As to the Assigned Agreements. (a) Each Grantor shall at its expense:

          (i) perform and observe all the terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements in accordance with the terms thereof and take all such action to such end as may be requested from time to time by the Administrative Agent; and

          (ii) furnish to the Administrative Agent promptly upon receipt thereof copies of all notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Administrative Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Administrative Agent may reasonably request, and (B) upon request of the Administrative Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.

          (b) Each Grantor agrees that it shall perform and observe all of the terms and provisions of each Assigned Agreement to be performed or observed by it, maintain each such Assigned Agreement in full force and effect, enforce such Assigned Agreement in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent.

          (c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Administrative Agent for the ratable benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

          SECTION 16. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it shall not (i) sell, assign (by operation of law or otherwise), lease or otherwise dispose of, or grant any option with respect to, any of the Collateral of such Grantor (other than sales, assignments, options, leases and other dispositions permitted under the terms of the Credit Agreement including, without limitation, Section 5.02(e) of the Credit Agreement) or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor, except for the Liens created under the Collateral Documents or permitted under the Credit Agreement.

          (b) Each Grantor agrees that it shall (i) cause each issuer of the Pledged Shares owned by such Grantor not to issue any stock or other securities in addition to or in substitution for the Pledged Shares issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each issuer of any Pledged Shares.

          SECTION 17. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints for the term that this Agreement is in effect the Administrative Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent's discretion, to take any action and to execute any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) to obtain and adjust insurance required to be paid to the Administrative Agent pursuant to Section 12,

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Administrative Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Administrative Agent with respect to any of the Collateral.

          SECTION 18. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent may, but without any obligation to do so and without further notice, itself perform, or cause performance of, such agreement, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor under
Section 21.

          SECTION 19. The Administrative Agent's Duties. The powers conferred on the Administrative Agent hereunder are solely to protect its and the other Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Security Collateral, whether or not the Administrative Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

          SECTION 20. Remedies. If any Event of Default shall have occurred and be continuing:

          (a) The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the New York Uniform Commercial Code as in effect at such time (the "Code"), whether or not the Code applies to the affected Collateral, and also may (i) require any Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place and time to be designated by the Administrative Agent which is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Administrative Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any Grantor where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any Grantor under or in connection with the Assigned Agreements, the Receivables and the Related Contracts or otherwise in respect of the Collateral, including, without limitation, any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables and the Related Contracts. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) Any cash held by the Administrative Agent as Collateral and all cash proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Administrative Agent, be held by the Administrative Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Administrative Agent pursuant to Section 21) in whole or in part by the Administrative Agent for the ratable benefit of the Secured Parties against all or any part of the Secured Obligations as permitted or required by the Credit Agreement. Any surplus of such cash or cash proceeds held by the Administrative Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Administrative Agent and the other Secured Parties, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary indorsement).

          (d) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the L/C Cash Collateral Account and the Asset Sale Blocked Account or any part thereof.

          SECTION 21. Indemnity and Expenses. (a) Each Grantor agrees to defend, protect, indemnify and hold harmless each Secured Party from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from such Secured Party's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) Each Grantor will upon demand pay to the Administrative Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that the Administrative Agent may incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Administrative Agent or any other Secured Party against such Grantor, or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

          (c) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Grantors contained in this Section 21 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

          SECTION 22. Security Interest Absolute. The obligations of each Grantor under this Agreement are independent of the Secured Obligations, and a separate action or actions may be brought and prosecuted against such Grantor to enforce this Agreement, irrespective of whether any action is brought against the other Grantors or whether the other Grantors are joined in any such action or actions. All rights of the Administrative Agent and the pledge, assignment and security interest hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional, irrespective of:

          (i) any lack of validity or enforceability of any Loan Document, any Hedge Agreement or any other agreement or instrument relating thereto;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any Hedge Agreement, including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Grantor or any of its Subsidiaries or otherwise;

          (iii) any taking, exchange, release or nonperfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

          (iv) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any of the Secured Obligations or any other assets of the Borrower or any of its Subsidiaries;

          (v) any change, restructuring or termination of the corporate structure or existence of any Grantor or any of its Subsidiaries; or

          (vi) any other circumstance that might otherwise constitute a defense available to, or a discharge of, such Grantor or a third-party grantor of a security interest.

This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Secured Obligations is rescinded or must otherwise be returned by any Secured Party or by any other Person upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

          SECTION 23. Amendments; Waivers; Etc. (a) No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Grantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

          (b) Upon the execution and delivery by any Person of a security agreement supplement in substantially the form of Exhibit C hereto (each a "Security Agreement Supplement"), (i) such Person shall be referred to as an "Additional Grantor" and shall be and become a Grantor and each reference in this Agreement to "Grantor" shall also mean and be a reference to such Additional Grantor, and (ii) the annexes attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I, II, III, IV and V hereto, and the Administrative Agent may attach such annexes as supplements to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant hereto.

          SECTION 24. Addresses for Notices. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic or telex communication) and, mailed, telecopied, telegraphed, telexed or delivered to the Borrower or to the Agent, as the case may be, in each case addressed to it at its address specified in the Credit Agreement or, as to either party at such other address as shall be designated by such party in a written notice to each other party complying as to delivery with the terms of this Section 24. All such notices and other communications shall, when mailed, telecopied, telegraphed, telexed or cabled, respectively, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, addressed as aforesaid.

          SECTION 25. Continuing Security Interest; Assignments. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of the cash payment in full of the Secured Obligations, the Termination Date and the termination or expiration of all Bank Hedge Agreements, (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender Party herein or otherwise, in each case as provided in Section 8.07 of the Credit Agreement. No Grantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

          SECTION 26. Release and Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Person that owns such Collateral) in accordance with the terms of the Loan Documents (other than sales or rentals of Equipment and Inventory in the ordinary course of business), the Administrative Agent will, at any Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Event of Default shall have occurred and be continuing, (ii) the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release describing the item of Collateral and the terms of the sale, lease, transfer or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a form of release for execution by the Administrative Agent and a certification by the Borrower to the effect that the transaction is in compliance with the Loan Documents and as to such other matters as the Administrative Agent may request and (iii) the proceeds of any such sale, lease, transfer or other disposition required to be applied in accordance with Section 2.06(b)(ii) of the Credit Agreement shall be paid to, or in accordance with the instructions of, the Administrative Agent at the closing.

          (b) With respect to the sale or other disposition of Equipment or Inventory in the ordinary course of business permitted by the Loan Documents, so long as at the time of such sale no Event of Default shall have occurred and be continuing, such sale or other disposition may be made free from the lien of this Agreement and the other Loan Documents without the necessity of any release from or consent by the Administrative Agent and no purchaser of any such property shall be bound to inquire into any question affecting the right of any Grantor to sell or otherwise dispose of such Equipment or Inventory free from the lien of this Agreement and the Loan Documents.

          (c) In connection with any sale, lease, transfer or other disposition of all or part of the stock of any Discontinued Subsidiary by any Grantor in accordance with the terms of the Loan Documents, so long as no Event of Default shall have occurred and be continuing and the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the such sale, lease, transfer or other disposition, written notice requesting that the certificates held by the Administrative Agent evidencing such stock be delivered to such Grantor, the pledge and assignment of, and security interest in, such stock granted hereby shall be released and such certificates shall be released to such Grantor.

          (d) Upon the latest of the cash payment in full of the Secured Obligations, the Termination Date and the termination or expiration of all Bank Hedge Agreements, the pledge, assignment and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Grantors. Upon any such termination, the Administrative Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

          SECTION 27. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and leases, letting and licenses of, and contracts and agreements relating to the lease of real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

          SECTION 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 29. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York. Unless otherwise defined herein or in the Credit Agreement, terms used in Article 8 or Article 9 of the Code are used herein as therein defined.

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                              MEDIQ/PRN LIFE SUPPORT SERVICES, INC.


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              One MEDIQ Plaza
                              Pennsauken, NJ 08110
                              Attention: Chief Financial Officer


                              MEDIQ INCORPORATED


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              One MEDIQ Plaza
                              Pennsauken, NJ 08110
                              Attention: Chief Financial Officer

                              PRN HOLDINGS, INC.


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              1403 Faulk Road
                              Suite 102
                              Wilmington, DE 19803
                              Attention: Chief Financial Officer


                              MEDIQ INVESTMENT SERVICES, INC.


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              1403 Faulk Road, Suite 102
                              Wilmington, DE 19803
                              Attention: Chief Financial Officer


                              MEDIQ MANAGEMENT SERVICES, INC.


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              One MEDIQ Plaza
                              Pennsauken, NJ 08110
                              Attention: Chief Financial Officer

                              MEDIQ SURGICAL EQUIPMENT
                              SERVICES, INC.


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              One MEDIQ Plaza
                              Pennsauken, NJ 08110
                              Attention: Chief Financial Officer


                              VALUE-MED PRODUCTS, INC.


                              By ________________________________________
                                 Name:
                                 Title:

                              Address of Chief Executive Office and for Notices:
                              One MEDIQ Plaza
                              Pennsauken, NJ 08110
                              Attention: Chief Financial Officer

                                   SCHEDULE 1

                 Initial Pledged Shares and Initial Pledged Debt


                             Initial Pledged Shares

                                     Part I


                              Initial Pledged Debt

                                     Part II

                                   SCHEDULE 2

                               Assigned Agreements

                                   SCHEDULE 3

                      Locations of Equipment and Inventory

                                   SCHEDULE 4

                                   Trade Names

                                   SCHEDULE 5

                    Blocked Accounts and Other Bank Accounts

                                             EXHIBIT A TO THE SECURITY AGREEMENT
                                                  FORM OF BLOCKED ACCOUNT LETTER


                                 October 1, 1996

[Blocked Account Bank Address]

Attn:  [          ]


                                    [Grantor]

Ladies and Gentlemen:

          Reference is made to the deposit accounts listed on the attached
Schedule I into which certain monies, instruments and other properties are deposited from time to time (the "Accounts") maintained with you by [Grantor], a ________ corporation (the "Company"). Pursuant to a Security Agreement dated as of October 1, 1996 (the "Security Agreement"), the Company has granted to Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Secured Parties referred to in the Credit Agreement dated as of October 1, 1996 (the "Credit Agreement") with the Company, a security interest in certain property of the Company, including, among other things, the following (the "Account Collateral"): the Accounts, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the Accounts, all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral and all proceeds of any and all of the foregoing Account Collateral and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Administrative Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Account Collateral and (ii) cash. It is a condition to the continued maintenance of the Accounts with you that you agree to this letter agreement.

          By signing this letter agreement, you acknowledge notice of the Security Agreement and confirm to the Administrative Agent that you have received no notice of any other pledge or assignment of the Accounts. Further, you hereby agree with the Administrative Agent that:

          (a) Notwithstanding anything to the contrary in any other agreement relating to the Accounts, the Accounts are and will be subject to the terms and conditions of the Security Agreement, will be maintained solely for the benefit of the Administrative Agent, will be entitled "Banque Nationale de Paris, as Administrative

     Agent, Re: [Grantor]" and will be subject to written instructions only from an officer of the Administrative Agent.

          (b) Upon the written request of the Administrative Agent to you, which request shall specify that an "Event of Default" under the Credit Agreement has occurred and is continuing (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error), you shall immediately transfer (at the cost and expense of the Company) subject to your usual deposit terms, all funds then or thereafter deposited in the Accounts by wire transfer into the Administrative Agent's Account at the Federal Reserve Bank of New York, 33 Liberty Street, New York, NY, 10048, ABA No. 026007689, for further credit to Account No. 750420-701-03.

          (c) From and after the date that the Administrative Agent shall have sent to you a written notice (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error) that an "Event of Default" under the Credit Agreement has occurred and until the date, if any, that the Administrative Agent shall have advised you in writing (which writing may be by telex or telecopy and upon which you may conclusively rely, absent manifest error) that no Event of Default is continuing, you shall not honor any withdrawal or transfer from, or any check, draft or other item of payment on, the Accounts, other than any withdrawal, transfer, check, draft or other item made in writing by the Administrative Agent or bearing the written consent of the Administrative Agent, and, to the extent of collected funds in the Accounts, you shall honor each such withdrawal, transfer, check, draft or other item made in writing by the Administrative Agent or bearing the written consent of the Administrative Agent.

          (d) You will follow your usual operating procedures for the handling of the Accounts, including any remittance received in the Accounts that contains restrictive endorsements, irregularities (such as a variance between the written and numerical amounts), undated or postdated items, missing signatures, incorrect payees, etc.

          (e) You shall furnish to the Administrative Agent, promptly upon the reasonable written request of the Administrative Agent in each instance, all information regarding the Accounts, to the extent the same is provided to the Company, for the period of time specified in such written notice, and the Company hereby authorizes you to furnish same.

          (f) You agree that you will not make, and you hereby waive all of your rights to make, any charge, debit or offset to the Accounts for any reason whatsoever, and waive any and all liens, whether contractual or provided under law, which you may have or hereafter acquire on the Accounts or funds therein, in each case, other than any charge, offset, debit or lien in respect of your customary service charges relating to the Accounts.

          (g) All service charges and fees with respect to the Accounts shall be payable by the Company.

          (h) After the giving of notice referred to in paragraphs (b) and (c) above, the Administrative Agent shall be entitled to exercise any and all rights of the Company in respect of the Accounts, and the undersigned shall comply in all respects with such exercise.

          This letter agreement shall be binding upon you and your successors and assigns and shall inure to the benefit of the Administrative Agent, the other Secured Parties and their successors, transferees and assigns. You may terminate this letter agreement only upon thirty days' prior written notice to the Company and the Administrative Agent. Upon such termination you shall close the Accounts and transfer all funds in the Accounts to the Administrative Agent's Account specified in paragraph (b) above.

          This letter agreement shall be governed by and construed in accordance with the laws of the State of New York.

                                    Very truly yours,

                                    [GRANTOR]


                                    By_____________________________________
                                      Name:
                                      Title:


                                    BANQUE NATIONALE DE
                                    PARIS, as Administrative Agent


                                    By_____________________________________
                                      Title:


                                    By_____________________________________
                                      Title:

Acknowledged and agreed to as of
the date first above written:

[BLOCKED ACCOUNT BANK NAME]


By______________________________
  Title:

                         SCHEDULE I TO EXHIBIT A TO THE
                               SECURITY AGREEMENT


                                    Accounts

                                             EXHIBIT B TO THE SECURITY AGREEMENT
                                                   FORM OF CONSENT AND AGREEMENT



          The undersigned hereby acknowledges notice of, and consents to the terms and provisions of, the Security Agreement dated October 1, 1996 (the "Security Agreement", the terms defined therein being used herein as therein defined) from MEDIQ/PRN Life Support Services, Inc. (the "Borrower") and certain other parties thereto (together with the Borrower, the "Grantors") to Banque Nationale de Paris as agent (the "Administrative Agent") for the Secured Parties referred to therein, and hereby agrees with the Administrative Agent that:

          (a) Upon written notice from the Administrative Agent, the undersigned will make all payments to be made by it under or in connection with the __________ Agreement dated _______________, 19__ (the "Assigned Agreement") between the undersigned and the Borrower in accordance with the instructions of the Administrative Agent.

          (b) All payments referred to in paragraph (a) above shall be made by the undersigned irrespective of, and without deduction for, any counterclaim, defense, recoupment or set-off and shall be final, and the undersigned will not seek to recover from the Administrative Agent or any Lender for any reason any such payment once made.

          (c) The Administrative Agent shall be entitled to exercise any and all rights and remedies of the Borrower under the Assigned Agreement in accordance with the terms of the Security Agreement, and the undersigned shall comply in all respects with such exercise.

          (d) The undersigned will not, without the prior written consent of the Administrative Agent, (i) cancel or terminate the Assigned Agreement or consent to or accept any cancellation or termination thereof, [or] (ii) amend or otherwise modify the Assigned Agreement [, or (iii) make any prepayment of amounts to become due under or in connection with the Assigned Agreement, except as expressly provided therein].

          This Consent and Agreement shall be binding upon the undersigned and its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent hereunder, to the benefit of the Administrative Agent, the other Secured Parties and their successors, transferees and assigns. This Consent and Agreement shall be governed by and construed in accordance with the laws of the State of New York.

          IN WITNESS WHEREOF, the undersigned has duly executed this Consent and Agreement as of the date set opposite its name below.

Dated: _______________, ____             [NAME OF OBLIGOR]

                                         By____________________________________
                                           Name:
                                           Title:

                                             EXHIBIT C TO THE SECURITY AGREEMENT
                                           FORM OF SECURITY AGREEMENT SUPPLEMENT

Banque Nationale de Paris, as Administrative Agent under the Credit Agreement referred to below
  [Address]
                                                    [Date]


Attention:

                 Security Agreement dated as of October 1, 1996
                made by MEDIQ/PRN Life Support Services, Inc. and the other Grantors to Banque Nationale de Paris, as Administrative Agent

Ladies and Gentlemen:

     Reference is made to the above-captioned Security Agreement (such Security Agreement, as in effect on the date hereof and as it may hereafter be amended, modified or otherwise supplemented from time to time, being the "Security Agreement"). The terms defined in the Security Agreement (or in the Credit Agreement referred to therein) and not otherwise defined herein are used herein as therein defined.

     The undersigned hereby agrees, as of the date first above written, to become a Grantor under the Security Agreement as if it were an original party thereto and agrees that each reference in the Security Agreement to "Grantor" shall also mean and be a reference to the undersigned.

     The undersigned hereby assigns and pledges to the Administrative Agent for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent for the ratable benefit of the Secured Parties as security for the Secured Obligations a lien on and security interest in, all of the right, title and interest of the undersigned, whether now owned or hereafter acquired, in and to the Collateral owned by the undersigned, including, but not limited to, the property listed on Annex I hereto. Schedules I, II, III, IV and V to the Security Agreement are hereby supplemented by Annexes I, II, III, IV and V hereto, respectively. The undersigned hereby certifies that such Annexes have been prepared by the undersigned in substantially the form of Schedules I, II, III, IV and V to the Security Agreement and are accurate and complete as of the date hereof.

     The undersigned hereby makes each representation and warranty set forth in
Section 9 of the Security Agreement (as supplemented by the attached Annexes) to the same extent as each other Grantor and hereby agrees to be bound as a Grantor by all of the terms and provisions of the Security Agreement to the same extent as each other Grantor.

     This Security Agreement Supplement shall be governed by, and construed in accordance with, the laws of the State of New York.

                                       Very truly yours,

                                       [NAME OF ADDITIONAL
                                       GRANTOR]



                                       By__________________________________
                                         Name:
                                         Title:

                                       Address of Chief Executive
                                       Office and for Notices:
                                       [Address]
                                       Attention: Chief Financial Officer

                                                              EXHIBIT E TO THE
                                                              CREDIT AGREEMENT


               FORM OF MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                         OF RENTS AND FIXTURE FILING

                         Dated as of October 1, 1996

                    MEDIQ/PRN LIFE SUPPORT SERVICES, INC.
                                  Mortgagor

                                      to

                          BANQUE NATIONALE DE PARIS,
                as Administrative Agent for the Lender Parties,
                       as hereinafter defined, Mortgagee

                   MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT
                         OF RENTS AND FIXTURE FILING

            THIS MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND FIXTURE FILING ("Mortgage"), made as of the 30th day of September, 1996, by MEDIQ/PRN LIFE SUPPORT SERVICES, INC., a Delaware corporation, having its principal office at One Mediq Plaza, Pennsauken, NJ 08110 ("Mortgagor") to BANQUE NATIONALE DE PARIS, having an office at 499 Park Avenue, New York, New York 10022 ("Mortgagee").

                             W I T N E S S E T H:

            WHEREAS, Mortagor, MEDIQ Incorporated, and PRN Holdings, Inc. have entered into that certain Credit Agreement, dated as of October 1, 1996 with the banks, financial institutions and other institutional lenders listed on the signature pages thereof as the Initial Lenders, Mortgagee, as administrative agent for the Lender Parties, as defined in the Credit Agreement, and as the initial issuing bank and Nationsbank, N.A., as documentation agent for the Lender Parties (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined); and

            WHEREAS, pursuant to the Credit Agreement and subject to the terms and conditions therein set forth, the Lender Parties have agreed to make Advances to Mortgagor; and

            WHEREAS, the aggregate principal amount of Advances outstanding from time to time under the Credit Agreement may not exceed $260,000,000, excluding advances made to protect the lien and security of this Mortgage; and

            WHEREAS, to evidence such indebtedness Mortgagor has executed and delivered the Credit Agreement and certain of the Loan Documents; and

            NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor hereby agrees that to secure the full and final payment of any and all indebtedness and obligations due and owing or which may hereafter become due and owing from Mortgagor to Mortgagee (and to the Lender Parties), whether now existing or hereafter arising, of every nature, type and description, together with any and all renewals, extensions, substitutions thereto and modifications thereof and whether absolute or contingent, direct or indirect, joint or several, matured or unmatured, including without limitation, all indebtedness and obligations arising at any time and from time to time under the Credit Agreement and other Loan Documents to be paid with interest thereon pursuant thereto, Mortgagor hereby gives, grants, bargains, warrants, aliens, premises, releases, conveys, assigns, transfers, mortgages, hypothecates, deposits, pledges, sets over and confirms to Mortgagee, ALL that certain real property, including without limitation all plots, pieces or parcels of land, situate, lying and being in the Township of Pennsauken, County of Camden, the State of New Jersey (hereinafter called the "Land"), more particularly bounded and described in SCHEDULE A hereto annexed and made a part hereof;

            TOGETHER, ALSO, with all fixtures, equipment, machinery, chattels, apparatus and articles of personal property now or hereafter attached to or located in or upon the Premises (defined below), and used or usable in connection with any present or future operation or letting of the Premises or the activities at any time conducted therein and all substitutions and replacements therefor (hereinafter called "Building Equipment"), including, but not limited to, furnaces, boilers, oil burners, radiators and piping, coal stokers, plumbing and bathroom fixtures, refrigeration, air conditioning and sprinkler systems, wash-tubs, sinks, gas and electric fixtures, stoves, ranges, awnings, screens, window shades, elevators, motors, dynamos, refrigerators, kitchen cabinets, incinerators, plants and shrubbery and all other machinery, vending machines, appliances, fittings, furniture, furnishings and fixtures of every kind used in the operation of the buildings standing or hereafter erected on the Premises, together with any and all replacements thereof and additions thereto, and all right, title and interest of Mortgagor in and to any Building Equipment which may be subject to any security agreements, as defined in subdivision (1) (h) of Section 9-105 of the Uniform Commercial Code of the State of New Jersey (hereinafter called "Security Agreements"), superior in lien to the lien of this Mortgage; it being understood and agreed that all Building Equipment is part and parcel of the Premises and appropriated to the use thereof and, whether affixed or annexed to the Premises or not, shall for the purposes of this Mortgage, be deemed conclusively to be real estate and mortgaged hereby;

            TOGETHER, ALSO, with any and all awards, damages, payments and other compensation and any and all claims therefor and rights thereto which may result from taking or injury, including interest thereon, heretofore and hereafter made to Mortgagor by virtue of the exercise of the power of eminent domain of or any damage, injury or destruction in any manner caused to the whole or any part of the Premises or any easement therein, including but not limited to insurance proceeds, condemnation awards and settlements, any awards for changes of grade of streets, all of which are hereby assigned to Mortgagee, who is hereby authorized to collect and receive the proceeds of such items and to give proper receipts and acquittances therefor, and to apply the same toward the payment of the mortgage debt, notwithstanding the fact that the amount owing thereon may not then be due and payable;

            TOGETHER, ALSO, with all the estate, right, title, claim or demand whatsoever of Mortgagor in and to all rents, income, profits and other benefits to which Mortgagor may now or hereafter be entitled from the property described above (such granting constituting an absolute and present assignment of such property, subject to conditional permission of Mortgagor to collect such rents as provided herein below);

            TOGETHER, ALSO with the appurtenances, all estate and rights of Mortgagor in and to the Premises and all right, title and interest, if any, of Mortgagor, in and to the land lying in the streets, roads or avenues, open or proposed, in front of or adjoining the Premises and of, in and to any strips or gores of land adjoining the Premises;

            TOGETHER, ALSO with all right, title and interest of Mortgagor in and to all agreements, contracts, plans and specifications relative to the construction of the improvements built or to be built on the Land; the sale including the proceeds thereof, of the Premises; leasing, brokerage, management, sale and/or operation of the Premises;

            TOGETHER, ALSO, with all and singular the tenements, hereditaments and appurtenances belonging to the Land or any part thereof, and the buildings, structures, and improvements thereon, or in any way appertaining thereto (including, but not limited to, all income, rents, issues and profits arising therefrom), all streets, alleys, passages, ways, watercourses, easements, all other rights, liberties and privileges of whatsoever kind or character, the provisions and remainders, and all the estate, right, title, interest, property, possession, claim and demand whatsoever, as well at law as in equity, of Mortgagor in and to all the foregoing or any or every part thereof (all Land, buildings, structures, improvements, fixtures, equipment, machinery, chattels, goods, apparatus, personal property, Building Equipment, tenements, awards, damages, payments, compensation, claims, rights, rents, income, profits and other property interests described and enumerated herein are hereinafter collectively referred to as the "Premises") .

            TO HAVE AND TO HOLD the Premises and other property, privileges, rights, interests and franchises hereby granted or mortgaged, or intended so to be, unto Mortgagee, its successors and assigns forever;

            PROVIDED, HOWEVER, and these presents are upon the condition, that if Mortgagor shall fully and finally pay or cause to be paid all of the Obligations on the abovementioned Loan Documents, at the times and in the manner therein and herein provided, and shall keep, perform and observe all and singular the covenants, agreements and provisions in the abovementioned Loan Documents and in this Mortgage expressed to be kept, performed and observed by or on the part of Mortgagor, then this Mortgage and the estate and rights hereby granted shall cease, determine and be void but otherwise shall be and remain in full force and effect.

            All capitalized terms used herein not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

            MORTGAGOR'S LIABILITY UNDER THE CREDIT AGREEMENT FOR THE OBLIGATIONS SHALL NOT EXCEED THE PRINCIPAL AMOUNT OF $260,000,000 THEREOF, PLUS, FROM AND AFTER THE DEMAND FOR PAYMENT

THEREUNDER, INTEREST THEREON AT THE HIGHEST RATE THEN APPLICABLE TO THE INDEBTEDNESS OF BORROWER TO MORTGAGEE SET FORTH IN THE CREDIT AGREEMENT, PLUS ANY AND ALL COSTS, EXPENSES AND CHARGES OF COLLECTION THEREUNDER (INCLUDING, BUT NOT LIMITED TO, ATTORNEYS' FEES AND LEGAL EXPENSES).

            AND Mortgagor covenants and agrees with Mortgagee as follows:

            1. Payment of Indebtedness. That Mortgagor will pay all indebtedness as hereinbefore provided and if default shall be made in the payment of the said indebtedness or in the interest which shall accrue thereon, or of any part of either, Mortgagee shall have power to sell the Premises, including without limitation the Building Equipment and other property covered hereby according to law.

            2. Insurance. (a) That Mortgagor will keep the buildings on the Premises and the Building Equipment insured for the benefit of Mortgagee (i) against loss by fire, (ii) by means of an extended coverage endorsement, against loss or damage by windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicle and smoke, (iii) against loss of rentals due to any of the foregoing causes, (iv) against loss by flood if the Premises are located in an area identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended, and
(v) when and to the extent required by Mortgagee, against any other risk insured against by persons operating like properties in the locality of the Premises; that Mortgagor will assign and deliver to Mortgagee the policies of such insurance and the proceeds thereof; that Mortgagor will reimburse Mortgagee for any premiums paid for insurance made by Mortgagee on Mortgagor's default in taking out such insurance, or in so delivering such policies, together with interest thereon at the rate per annum specified in Article 4 hereof, and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage;

            (b) that such insurance shall be provided by policies written in terms and amounts, and by companies, reasonably satisfactory to Mortgagee, and losses thereunder shall be payable to Mortgagee pursuant to a standard non-contributory mortgagee endorsement required by Mortgagee, which endorsement may only be cancelled or modified upon not less than thirty (30) days prior written notice to Mortgagee. Mortgagee shall not by the fact of approving, disapproving, accepting, preventing, obtaining or failing to obtain any insurance incur any liability for or with respect to the amount of insurance carried, the form or legal sufficiency of insurance contracts, solvency of insurance companies, or payment or defense of lawsuits, and Mortgagor hereby expressly assume full responsibility therefor and all liability, if any, with respect thereto.

            (c) that regardless of the types or amounts of insurance required and approved by Mortgagee Mortgagor will deliver to Mortgagee certificates evidencing all policies of insurance acquired by Mortgagor to insure against any loss or damage to the Premises, as additional security for the indebtedness secured hereby;

            (d) that Mortgagee shall be entitled to retain and apply the proceeds of any insurance, whether against fire or other hazard, to the payment of the indebtedness secured hereby, or, if Mortgagee, in its sole discretion, shall so elect, Mortgagee may hold any or all of such proceeds for application to payment of the cost of restoration;

            (e) that not less than fifteen (15) days prior to the expiration date of each policy furnished by Mortgagor pursuant to this Article, Mortgagor will deliver to Mortgagee a certificate evidencing a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment satisfactory to Mortgagee; and

            (f) that in the event of a foreclosure of this Mortgage the purchaser of the Premises shall succeed to all the rights of Mortgagor, including any rights to the proceeds of insurance and to unearned premiums, in and to all policies of insurance certificates for which have been delivered to Mortgagee pursuant to this Article.

            3. Premises and Improvements. That no building or other property now or hereafter covered by the lien of this Mortgage shall be removed, demolished or materially altered without the prior written consent of Mortgagee, except that Mortgagor shall have the right, without such consent, to remove and dispose of, free from the lien of this Mortgage, such Building Equipment as from time to time may become worn out or obsolete, provided that simultaneously with or prior to such removal, any such equipment shall be replaced with other equipment of a value at least equal to that of the replaced equipment and free from any security agreement, and by such removal and replacement Mortgagor shall be deemed to have subjected such Building Equipment to lien of this Mortgage.

            4. Mortgagee's Optional Performance. That in the event of any default in the performance of any of Mortgagor's covenants or agreements herein, Mortgagee may, at the option of Mortgagee, perform the same and the cost thereof, with interest at a rate per annum equal to the highest rate then applicable to the indebtedness of Borrower to Mortgagee set forth in the Credit Agreement (but not in excess of the maximum rate allowed by law to be charged to Mortgagor), shall immediately be due from Mortgagor to Mortgagee and secured by this Mortgage.

            5. Taxes, Assessments and Escrows. (a) That Mortgagor will pay all taxes, assessments, water rates, sewer rents fines, impositions and other claims and/or charges now or hereafter levied and all charges for utilities with respect to or against the Premises or any part thereof, and also any and all license fees or similar charges which may be imposed by the municipality in which the Premises are situated for the use of walks, chutes, areas and other space beyond the lot line on or abutting the public sidewalks in front of or adjoining the Premises, together with any penalties or interest on any of the foregoing (collectively "Impositions"), and in default thereof Mortgagee may pay the same and Mortgagor will repay the same with interest thereon at the rate per annum specified in Article 4 hereof and the same shall be added to the indebtedness secured hereby and be additionally secured by this Mortgage; that upon request of Mortgagee, Mortgagor will exhibit to Mortgagee receipts for the payment of all items specified in this Article within ten (10) days of the date when the same shall become delinquent. If any law, rule, regulation or ordinance adopted hereafter by any federal, state or local government, or any department, agency or bureau thereof, imposes a tax on Mortgagee with respect to the Premises, the value of Mortgagor's equity therein, the amount of the indebtedness secured hereby, or this Mortgage, Mortgagee shall have the right at its election from time to time to give Mortgagor sixty (60) days' written notice to pay such indebtedness secured hereby, whereupon such indebtedness shall become due, payable and collectible at the expiration of such period of sixty (60) days, unless prior thereto, lawfully and without violation of usury or other laws, Mortgagor shall have paid any such tax in full as the same became due and payable, in which event such notice shall be deemed to have been rescinded with respect to any right of Mortgagee hereunder arising by reason of the tax so paid. No prepayment charge or premium shall apply to the payment of the indebtedness secured hereby pursuant to any such notice, if the payment is made before the expiration of such period of sixty (60) days.

            (b) That Mortgagee will not permit Mortgagor to claim and Mortgagor will not claim or demand any credit on or make any deduction from any secured indebtedness hereunder including without limitation any interest or principal of, on, or with respect to the Notes, by reason of the payment of any taxes levied or to be levied upon the Premises or any part thereof during the continuance of the lien of this Mortgage.

            (c) That, after an event of default hereunder, Mortgagee may, at its option to be exercised by twenty (20) days' written notice to Mortgagor, require that Mortgagor deposit with Mortgagee, on the first day of each and every month, a sum equal to one-twelfth (1/12) of the annual real estate taxes, assessments, water rates, sewer rents and other charges specified in this Article 5 (hereinafter collectively referred to as "taxes") plus one-twelfth (1/12) of the premiums required to keep in force for one year the insurance specified in
Article 2 hereof. If such deposits shall be so required, Mortgagor shall also deposit with Mortgagee, at least thirty (30) days prior to the due date of each installment of such taxes and each insurance premium, such additional amount as may be determined by Mortgagee in order to provide Mortgagee with funds sufficient to pay such installment or premium. It is the intention of the parties that, if such deposits shall be so required, Mortgagor shall deposit with Mortgagee the necessary funds so that Mortgagee, at all times until the full payment and satisfaction of this Mortgage, shall have on hand sufficient deposits covering the accrued amounts of such taxes and insurance premiums. The amount of such taxes and premiums, when unknown, shall be reasonably estimated by Mortgagee; any insufficiency to pay such charges when due shall be paid by Mortgagor to Mortgagee on demand. If permitted by law, the said funds shall bear no interest and shall not be deemed to be trust funds but may be commingled with other funds of Mortgagee and no interest shall be payable upon any such funds. (The foregoing sentence shall not apply to any assignee of this Mortgage.) Mortgagee shall have no obligation to use said funds to pay an installment of taxes prior to the last day on which payment thereof may be made without penalty or interest or to pay an insurance premium prior to the due date thereof. If the whole of said principal sum and interest shall be declared due and payable by Mortgagee pursuant to Article 20 hereof, all such deposits may, at the option of Mortgagee, be applied in reduction of said principal sum and/or interest, as Mortgagee shall elect. Upon an assignment of this Mortgage, Mortgagee shall have the right to pay over the balance of such deposits in its possession to the assignee and Mortgagee shall thereupon be completely released from all liability with respect to such deposits and Mortgagor or owner of the Premises shall look solely to the assignee or transferee in reference thereto. This provision shall apply to every transfer of such deposited to a new assignee. Upon full payment and satisfaction of this Mortgage or at any prior time, at the election of Mortgagee, the balance of the deposits in its possession shall be paid over to the record owner of the Premises and no other party shall have any right or claim thereto in any event. Mortgagor agrees, at Mortgagee's request, to make the aforesaid deposits with such service or financial institution as Mortgagee shall from time to time designate.

            6. Appointment of Receiver and Other Powers. That Mortgagee shall have the right in case of failure of Mortgagor to perform any of the acts, covenants, or conditions in this Mortgage or in the Credit Agreement, upon a complaint filed or any proper action being commenced for the foreclosure of this Mortgage, to apply for, and Mortgagee shall be entitled as a matter of right without consideration of the value of the Premises as security for the amounts due Mortgagee, or of the solvency of any person or persons obligated for the payment of such amounts, to the appointment by any competent court or tribunal, without notice to any party, of a receiver of the rents, issues, and profits of the Premises, with power to lease the Premises, or such part thereof as may not then be under lease, and with such other powers as may be deemed necessary, who, after deducting all proper charges and expenses attending the execution of the trust as receiver, shall apply the residue of the rents and profits to the payment and satisfaction of the amount remaining secured hereby, or to any deficiency which may exist after applying the proceeds of any judicially decreed sale of the Premises to the payment of the amount due, including interest and the costs of the foreclosure and sale.

            7. Estoppel Certificate. That Mortgagor, within five (5) days upon request in person or within ten (10) days upon request by mail, will furnish a written statement duly acknowledged of the amount due on this Mortgage and whether any offsets or defenses exist against the secured mortgage debt.

            8. Notice. That notice and demand or request shall be made in accordance with the Credit Agreement.

            9. Title and Further Assurances. (a) That Mortgagor warrants that Mortgagor has good title to the Premises, including without limitation the Building Equipment and other property covered hereby free and clear of all liens and encumbrances, except for current real property taxes not yet delinquent and this Mortgage ("Permitted Encumbrances"), and has full power and lawful authority to mortgage the same; that Mortgagor shall and will make, execute, acknowledge and deliver, in due form required by applicable law, all such further assurances as may at any time hereafter be reasonably required to effectuate the mortgaging of the Premises and other property covered hereby or intended so to be, unto Mortgagee, its successors or assigns, for the purpose aforesaid, and unto all and every person or persons deriving any estate, right, title or interest therein under this Mortgage; and that Mortgagor will warrant and defend title to the Premises, including without limitation the Building Equipment and said other property against all persons whomsoever claiming the same or any part thereof, including without limitation all persons claiming by, through or under Mortgagor.

            (b) That Mortgagor and shall execute and deliver, from time to time, such further instruments (including further security agreements and Uniform Commercial Code financing statements) as may be requested by Mortgagee to confirm the lien of this Mortgage on any Building Equipment.

            (c) That Mortgagor upon request, shall make, execute and deliver any and all instruments sufficient for the purpose of confirming the assignment to Mortgagee of awards for the taking by eminent domain of the whole or any part of the Premises or any easement therein, including any awards for changes of grade of streets, free, clear and discharged of any encumbrances of any kind or nature whatsoever.

            (d) That Mortgagor shall not further encumber the Premises for debt and hereby (1) represents as a special inducement to Mortgagee to make the loans secured hereby that, as of the date hereof, this is a first mortgage and there are no encumbrances to secure debt junior to this Mortgage and (2) covenants that there are to be none as of the date when this Mortgage becomes of record and thereafter will be none, except, in either case, encumbrances having the prior written consent of Mortgagee.

            (e) Mortgagor will promptly perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Premises, non-compliance with which may affect the security of this Mortgage or which may impose any duty or obligation upon Mortgagor or any other occupant of the Premises or any part thereof, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interest and rights in favor of or constituting any portion of the Premises.

            10. Sale by Parcel. That in case of any foreclosure sale, the Premises, or so much thereof as may be affected by this Mortgage, may be sold in one or more parcels.

            11. Additional Lien. That if any action or proceeding be commenced (including an action to foreclose this Mortgage or to collect the indebtedness secured hereby), in which Mortgagee becomes a party or participates, by reason of being the holder of this Mortgage or the debt secured hereby, all sums paid by Mortgagee for the expense of so becoming a party or participating (including reasonable counsel fees and disbursements) shall on notice and demand be paid by Mortgagor, together with interest thereon at the rate per annum specified in
Article 4 hereof, and shall also be a lien on the Premises, prior to any right or title to, interest in, or claim upon, the Premises subordinate to the lien of this Mortgage, and shall be deemed to be additionally secured by this Mortgage and that in any action or proceeding to foreclose this Mortgage, or to recover or collect the debt secured hereby, the provisions of law respecting the recovery of costs, disbursements and allowances shall apply in addition to the foregoing.

            12. Care and Maintenance of Premises. That the Premises and any buildings on the Premises have not been damaged to any material extent and Mortgagor will maintain the Premises and the Building Equipment in good condition and repair, will not commit or suffer any waste thereof or the conduct of any nuisance or unlawful occupation or business on, or use of, the Premises, and will comply with, or cause to be complied with, all statutes, ordinances and requirements of any governmental authority relating to the Premises; that Mortgagor will promptly repair, restore, replace or rebuild any part of the Premises or the Building Equipment now or hereafter subject to the lien of this Mortgage which may be damaged or destroyed by any casualty whatsoever or which may be affected by any proceeding of the character referred to in Article 13; and that Mortgagor shall not initiate, join in, or consent to any change in any private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or defining the uses which may be made of the Premises or any part thereof.

            13. Eminent Domain and Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of or damage or injury to the Premises, or any part thereof, or for conveyance in lieu of condemnation, are hereby assigned to and shall be paid to Mortgagee. In addition, all causes of action, whether accrued before or after the date of this Mortgage, of all types for damages or injury or affecting the Premises or any part thereof, including, without limitation, causes of action arising in tort or contract and causes of action for fraud or concealment of a material fact, are hereby assigned to Mortgagee as additional security and the proceeds shall be paid to Mortgagee. Mortgagee may, at its option, appear in and prosecute in its own name, any action or proceedings relating to condemnation or other taking of or damage or injury to the Premises or any portion thereof. If Mortgagor at any time suspects or has knowledge of any casualty damages to the Premises or damage in any other manner, Mortgagor will immediately notify Mortgagee in writing. Mortgagor may participate in any such proceedings and may join Mortgagee in adjusting any loss covered by insurance.

            That notwithstanding any taking by eminent domain or other governmental action (of which there are no such pending proceedings) causing injury to, or decrease in value of, the Premises and creating a right to compensation therefor, including, without limitation, the change of the grade of any street, Mortgagor shall continue to be fully liable for all indebtedness or liability secured hereby.

            All compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments which Mortgagor may receive, or to which Mortgagor may become entitled with respect to the Premises or any part thereof, shall be paid over to Mortgagee and shall be applied first toward reimbursement of all costs and expenses of Mortgagee in connection with recovery of the same. Thereafter the same need not be applied by Mortgagee in reduction of principal but may be applied in such proportions and priority as Mortgagee, in Mortgagee's sole discretion, may elect, to the payment of principal, interest or other sums secured by this Mortgage and/or to payment to Mortgagor, on such terms as Mortgagee may specify, for the sole purpose of altering, restoring or rebuilding any part of the Premises which may have been altered, damaged or destroyed as a result of any such taking or other action; that if, prior to the receipt by Mortgagee of such award or compensation, the Premises shall have been sold on foreclosure of this Mortgage, Mortgagee shall have the right to receive said award or compensation to the extent of any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, together with reasonable counsel fees and the costs and disbursements incurred by Mortgagee in connection with the collection of such award or compensation. In the event Mortgagee elects to permit Mortgagor to repair or restore the Premises following any damage or injury to the Premises, or any part thereof, then the balance of such compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action or payments shall be applied to the reimbursement of Mortgagor for expenses incurred by it in such repair or restoration of the Premises, subject, however, to the following conditions:

            (i) any such work of repair or restoration shall be of such a character as not to reduce, or otherwise adversely affect, the value of the buildings, improvements and fixtures on the Premises immediately before such damage or injury, nor to diminish the general utility of such buildings, improvements or fixtures for the purposes the same were used immediately prior to such damage;

            (ii) such work of repair or restoration shall be commenced as soon as reasonably possible after such damage or injury occurs and shall be completed by Mortgagor forthwith and with due diligence;

            (iii) such work of repair or restoration shall be done in accordance with plans, specifications and drawings submitted to and approved by Mortgagee;

            (iv) any such monies made available for such repair or restoration shall be disbursed in accordance with standard construction lending practices approved by Mortgagee or in any other manner approved by Mortgagee; and

            (v) in the event such compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action or payments are insufficient to complete such repairs or restoration, Mortgagor shall provide the balance of the cost of such repairs or restoration. Any balance of monies held by Mortgagee and remaining after completion of such repair or restoration shall be applied to the payment or prepayment (without premium) of the indebtedness or liability secured hereby in such order as Mortgagee may determine.

            In the event Mortgagor does not elect to repair or restore the Premises following any such damage or injury referred to herein, or if Mortgagor elects to repair or restore the Premises but fails to comply with any of the conditions hereinabove set forth, then all such compensation, awards, proceeds, damages, claims, insurance recoveries, rights of action and payments, which remain after the reimbursement of all costs and expenses of Mortgagee in connection with recovery of the same, shall be applied, in the sole and absolute discretion of Mortgagee and without regard to the adequacy of its security hereunder, to the payment or prepayment (without premium) of the indebtedness or liability secured hereby. Any application of such amounts or any portion thereof to any indebtedness secured hereby shall not be construed to or waive any default or notice of default hereunder or invalidate any act done pursuant to any such default or notice.

            14. Right to Inspect. That Mortgagee and any persons authorized by Mortgagee shall have the right to enter and inspect the Premises at all reasonable times and, prior to an event of default hereunder, upon reasonable notice; and that if, at any time after default by Mortgagor in the performance of any of the terms, covenants or provisions of this Mortgage, the management or maintenance of the Premises shall be determined by Mortgagee to be unsatisfactory, Mortgagor shall employ, for the duration of such default, as managing agent of the Premises, such person or firm as from time to time shall be approved by Mortgagee. That Mortgagee and its designated agents shall have the right to inspect Mortgagor's books and records with respect to the Premises at all reasonable times.

            15. Financial Information. That Mortgagor, in addition to the financial information required in the Credit Agreement, shall furnish to Mortgagee as promptly as reasonably possible, such interim financial or other information with respect to the operation of the Premises and with respect to Mortgagor as Mortgagee may reasonably request. If Mortgagor shall have leased all or substantially all of the Premises to another, such statements shall cover the earnings and expenses in the latest fiscal year of the lessee under such lease. In the case of such lease, if the lessee shall be an affiliate of Mortgagor, Mortgagor will also furnish to Mortgagee the lessee's balance sheet as of the end of the lessee's fiscal year and the lessee's statement of income and surplus for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year, and prepared, audited and reported upon by an independent certified public accountant or, if permitted by Mortgagee, verified by an authorized financial officer of the lessee.

            16. Assignment of Rents. That Mortgagor hereby assigns to Mortgagee the rents, issues and profits of the Premises, together with all leases, licenses and other documents evidencing such rents, issues and profits now or hereafter in effect and any and all deposits held as security under said leases, and shall, upon demand, deliver to Mortgagee an executed counterpart of each such lease or other document. Nothing contained in the foregoing sentence shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such lease or other document or otherwise to impose any Paragraph 16 obligation on Mortgagee (including, without limitation, any liability under the covenant of quiet enjoyment contained in any lease in the event that any tenant shall have been joined as a party defendant in any action to foreclose this Mortgage and shall have been barred and foreclosed thereby of all right, title and interest and equity of redemption in the Premises), except that Mortgagee shall be accountable for money actually received pursuant to such assignment. Mortgagor hereby further grant to Mortgagee the right (i) to enter upon and take possession of the Premises for the purpose of collecting the said rents, issues and profits, (ii) to dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to Mortgagee, (iii) to let the Premises, or any part thereof, and (iv) to apply said rents, issues and profits, after payment of all necessary charges and expenses, on account of said indebtedness. Such assignment and grant shall continue in effect until all indebtedness secured by this Mortgage is fully and finally paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Premises by Mortgagee pursuant to such grant, whether foreclosure has been instituted or not and without applying for a receiver. After an event of default hereunder, Mortgagor shall be entitled to collect and receive the same until the occurrence of a default by Mortgagor under any of the covenants, conditions or agreements contained in this Mortgage. Mortgagor agrees to use said rents, issues and profits in payment of principal and interest becoming due on this Mortgage and in payment of taxes, assessments, water rates, sewer rents and carrying charges becoming due against the Premises. Such rights of Mortgagor to collect and receive said rents, issues and profits may be revoked by Mortgagee upon any such default by Mortgagor, by giving written notice of such revocation.

            17. Rents and Profits. That, in the event of any default under this Mortgage, Mortgagor will pay monthly in advance to Mortgagee, on its entry into possession pursuant to Article 16 hereof, or to any receiver appointed to collect said rents, issues and profits, the fair and reasonable rental value for the use and occupation of the Premises or of such part thereof as may be in the possession of Mortgagor, and upon default in any such payment, will vacate and surrender possession of the Premises or such part thereof, as the case may be, to Mortgagee or to such receiver and, in default thereof, may be evicted by summary proceedings or otherwise.

            18. Leases. (a) That Mortgagor has no right or power, as against Mortgagee without its consent, to cancel, abridge or otherwise modify in any material respect any of the leases or subleases now or hereafter affecting the whole or any part of the Premises or any of the terms, provisions or covenants thereof, or to accept prepayments of installments of rent to become due thereunder and Mortgagor shall not do so without such consent.

            (b) That Mortgagor shall not enter into a lease of all or substantially all of the Premises, unless (i) such lease shall expressly provide that the leasehold estate created thereby shall be subject and subordinate to all mortgages on the Premises and to the leasehold estates of subtenants created by existing subleases, notwithstanding any clause in any such sublease purporting to subordinate such sublease and the rights of the subtenant thereunder to ground or underlying leases, (ii) such lease shall require that each sublease thereafter made and each renewal of any existing sublease shall provide that, (A) in the event of the termination of the underlying lease, the sublease shall not terminate or be terminable by the subtenant, (B) in the event of any action for the foreclosure of this Mortgage, the sublease shall not terminate or be terminable by the subtenant by reason of the termination of the underlying lease unless the subtenant is specifically named and joined in any such action and unless a judgment is obtained therein against the subtenant and
(C) in the event that the underlying lease is terminated as aforesaid, the subtenant shall attorn to the lessor under the underlying lease or to the purchaser at the sale of the Premises on such foreclosure, as the case may be, and (iii) the lessee in such lease shall agree, and be authorized by Mortgagor, to direct and require the subtenants and other occupants of space in the Premises to pay to Mortgagee on its entry into possession pursuant to Article 16 hereof, or to a receiver appointed to collect the rents, issues and profits of the Premises, the rents payable by them under the terms of their subleases or occupancy agreements upon being notified by Mortgagee of any default under this Mortgage and of Mortgagee's entry into possession of the Premises, or of the appointment of any such receiver, with the same force and with like effect as if said lease had not been entered into and Mortgagor were entitled to receive the said space rents directly.

            19. Lease Assurances. That upon notice and demand, Mortgagor shall, from time to time, execute, acknowledge and deliver or cause to be executed, acknowledged and delivered to Mortgagee, in form satisfactory to Mortgagee, one or more separate assignments (confirmatory of the general assignment provided in Article 16 hereof) of the lessor's interest in any lease or sublease now or hereafter affecting the whole or any part of the Premises and which shall also restrict Mortgagor's right or power, as against Mortgagee, without its consent, to cancel, abridge or otherwise modify, or accept prepayments of installments of rent to become due under, any such lease or sublease; that Mortgagor shall pay to Mortgagee the expenses incurred by Mortgagee in connection with the preparation and recording of any such instrument; that Mortgagor will (i) fulfill or perform each and every condition and covenant of each such lease or sublease to be fulfilled or performed by the lessor thereunder, (ii) give prompt notice to Mortgagee of any notice of default by the lessor thereunder received by Mortgagor together with a complete copy of any such notice, and (iii) enforce, short of termination thereof, the performance or observance of each and every covenant and condition thereof by the lessee thereunder to be performed or observed.

            20. Default. The following shall constitute events of default hereunder:

            (a) failure in the due and punctual payment of any indebtedness or performance of any obligations secured hereunder, including any principal or interest or any other amounts required to be paid or due or to become due under this Mortgage, the Credit Agreement, or under any other agreement(s) or instrument(s) now or hereafter securing the indebtedness which is also secured hereunder; or

            (b) non-payment of any tax, water rate, sewer rent, assessment or for twenty (20) days after the same first becomes due and payable; or if Mortgagor fails to furnish Mortgagee with receipted tax bills or other proof of payment of the aforesaid items by no later than thirty (30) days after the dates on which such items must be paid so as not to constitute a default hereunder; or

            (c) breach, after notice and demand, either in Mortgagor's responsibility for assigning and delivering the policies of insurance herein described or referred to, or in reimbursing Mortgagee for premiums paid on such insurance, as hereinbefore provided; or

            (d) the actual or threatened material waste, removal or demolition of any building or other property on the Premises, except as permitted by
      Article 3 after thirty (30) days notice to Mortgagor and its failure to cure; or

            (e) assignment by Mortgagor of the whole or any part of the rents, issues or profits arising from the Premises to any person without the written consent of Mortgagee; or

            (f) if the buildings on the Premises are not maintained in reasonably good repair in any material respect after thirty (30) days' notice to Mortgagor and its failure to cure; or

            (g) failure to comply in any material respect with any requirement or order or notice of violation of law or ordinance issued by any governmental department claiming jurisdiction over the Premises within thirty (30) days from the issuance thereof; or

            (h) if, on application of Mortgagee, two or more fire insurance companies lawfully doing business in the State of New Jersey refuse to issue policies insuring the buildings on the Premises; or

            (i) if Mortgagor shall fail to make payment of any other sums required to be paid hereunder within the period required by specific provision of this Mortgage or, if no such period is so provided, by not later than ten (10) days after written notice; or

            (j) if, without the prior consent of Mortgagee, the Premises or any interest therein shall be sold, pledged, hypothecated, contracted to be sold, leased with an option to purchase, conveyed, alienated or otherwise disposed of or transferred or further encumbered for debt by Mortgagor; or

            (k) if a lien for the performance of work or the supply of materials is filed against the Premises or any portion thereof which shall not be discharged or bonded within thirty (30) days from the filing thereof; or

            (l)   if an Event of Default shall occur under the Credit Agreement.

            21. Remedies. Upon any default under paragraph 20, without notice or presentment, each of which are hereby waived by Mortgagor, and without waiving any rights and/or remedies Mortgagee may now or hereafter have under or in connection with the Credit Agreement and under or in connection with any other agreements Mortgagee may now or hereafter have with or concerning Mortgagor, Mortgagee shall have the right to and may:

            (a) declare the entire principal of all indebtedness secured hereunder then outstanding (if not then due and payable), and all accrued and unpaid interest thereon, and all other sums connected therewith, to be due and payable immediately, and upon any such declaration all indebtedness secured hereunder and said accrued and unpaid interest and other sums shall become and be immediately due and payable, anything in any of the Loan Documents or in this Mortgage to the contrary notwithstanding;

            (b) personally, or by its agents or attorneys, may enter into and upon all or any part of the Premises, and each and every part thereof, with or without force and with or without process of law and may exclude Mortgagor, its agents and servants wholly therefrom and from having and holding the same, may use, operate, manage and control the Premises or any part thereof and all records, documents, leases, books, papers and accounts of Mortgagor relating thereto and conduct the business thereof, either personally or by its superintendents, managers, agents, servants, attorneys or receivers; and likewise, from time to time, at the expense of Mortgagor, Mortgagee may make all necessary or proper repairs, renewals and replacements and such useful alterations, additions, betterments and improvements thereto and thereon as to it may seem advisable; and in every such case Mortgagor shall, at any time, or times, upon demand of Mortgagee forthwith surrender possession of the Premises and Mortgagee shall have the right to manage and operate the Premises and to carry on the business thereof and exercise all rights and powers of Mortgagor with respect thereto either in the name of Mortgagor or otherwise as it shall deem best; and Mortgagee shall be entitled to collect and receive all gross receipts, earnings, revenues, rents, issues, profits and income of the Mortgaged Property and every part thereof, all of which shall for all purposes constitute property of Mortgagee; and after deducting the expenses of conducting the business thereof and of all maintenance, repairs, renewals, replacements, alterations, additions, betterments and improvements and amounts necessary to pay for taxes, assessments, insurance and prior or other proper charges upon the Premises or any part thereof, as well as just and reasonable compensation for the services of Mortgagee and for all attorneys, counsel, agents, clerks, servants and other employees by it properly engaged and employed, Mortgagee may apply the monies arising as aforesaid in such manner, in such order and at such times as Mortgagee shall determine in its discretion to the payment of any indebtedness secured hereby and the interest thereon, when and as the same shall become payable and/or to the payment of any other sums required to be paid by Mortgagor under this Mortgage;

            (c) (i) with or without entry, personally or by its agents or attorneys, insofar as applicable, sell the Premises, including, without limitation, the Building Equipment or any part thereof to the extent permitted and pursuant to the procedures provided by law, and all estate, right, title and interest, claim and demand therein, and right of redemption thereof, at one or more sales as a single entity or in parcels, and at such time and place, upon such terms and after such notice thereof as may be required or permitted by law;

            (ii) institute an action of judicial foreclosure on this Mortgage or institute other proceedings according to law for the foreclosure hereof or otherwise as may be allowed, at law or in equity, and may prosecute the same to judgment, execution and sale for the collection of all of the obligations secured hereby, and all interest with respect thereto, together with all taxes and insurance premiums advanced by Mortgagee and other sums payable by Mortgagor hereunder, and all fees, costs and expenses of such proceedings, including reasonable attorneys' fees and expenses;

            (iii) take such steps to protect and enforce its rights, whether by action, suit or proceeding in equity or at law, for the specific performance of any covenant, condition or agreement in the Credit Agreement and/or in this Mortgage or in aid of the execution of any power herein or therein granted, or for any foreclosure hereunder, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as Mortgagee shall elect;

            (iv) exercise in respect of the Premises consisting of personal property or fixtures, or both, all of the rights and remedies available to a secured party upon default under the applicable provisions of the Uniform Commercial Code in effect in the State of New Jersey; and

            (v) exercise any or all other rights and remedies afforded Mortgagee under the Loan Documents, or at law or in equity.

            (d) (i) Mortgagee may adjourn from time to time any sale by it to be made under or by virtue of this Mortgage by announcement at the time and place appointed for such sale or for such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.

            (ii) Upon any sale, it shall not be necessary for Mortgagee or any public officer acting under execution or order of court to have present or constructive possession of any of the Premises.

            (iii) The recitals contained in any conveyance made by Mortgagee to any purchaser at any sale made pursuant hereto or under applicable law shall be full evidence of the matters therein stated, and all prerequisites to such sale shall be presumed to have been satisfied and performed.

            (iv) To the extent permitted by law, any such sale or sales made under or by virtue of this Mortgage, or under or by virtue of any judicial proceedings, shall operate to divest all estate, right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the interest, rights, premises and property sold, and shall be a perpetual bar, both at law and in equity, against Mortgagor, their respective successors and assigns, and against any and all persons or entities claiming the premises and property sold, or any part thereof, from, through or under Mortgagor and their respective successors or assigns.

            (v) The receipt of Mortgagee for the purchase money paid at any such sale, or the receipt of any other person authorized to receive the same, shall be sufficient discharge therefor to any purchaser of the property, or any part thereof, sold as aforesaid, and no such purchaser, or his representatives, grantees or assigns, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof upon or for any trust or purpose of this Mortgage, or be liable for misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

            (vi) In case the liens or security interests hereunder, or by the exercise of any other right or power, shall be foreclosed by Mortgagee's sale or by other judicial action, the purchaser at any such sale shall receive, as an incident to his ownership, immediate possession of the property purchased, and if Mortgagor or its respective successors shall hold possession of said property, or any part thereof, subsequent to foreclosure, Mortgagor or its respective successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale, and anyone occupying the property after demand made for possession thereof shall be guilty of forcible detainer and shall be subject to eviction and removal, forcible or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

            (vii) In the event a foreclosure hereunder shall be commenced by Mortgagee, Mortgagee may at any time before the sale abandon the suit, and may then institute suit for the collection of amounts due or to become due under the Credit Agreement and for the foreclosure of the liens and security interest hereof. If Mortgagee should institute a suit for the collection of amounts due or to become due under the Credit Agreement and for a foreclosure of the liens and security interest hereof, it may at any time before the entry of a final judgment in said suit dismiss the same and proceed to sell the Premises, or any part thereof, in accordance with provisions of this Mortgage.

            (viii) Should any default occur hereunder, any reasonable expenses incurred by Mortgagee in consulting, negotiating, prosecuting, resettling or settling the claim of Mortgagee, including, without limitation, reasonable attorneys' fees and disbursements, shall become an additional obligation of Mortgagor hereunder.

            (ix) In the event of any sale made under or by virtue of this Mortgage the entire principal of, interest on, and all other indebtedness secured hereunder, if not previously due and payable, immediately thereupon shall, anything in the Credit

      Agreement or in this Mortgage to the contrary notwithstanding, become due and payable.

            (x) The purchase money proceeds or avails of any sale made under or by virtue of this Mortgage, together with any other sums which then may be held by Mortgagee under this Mortgage, whether under the provisions hereof or otherwise, shall be applied in accordance with the applicable law and, to the extent not inconsistent therewith, as follows:

                  First: To the payment of the reasonable costs and expenses of such sale, including reasonable compensation to Mortgagee, its agents and counsel, and of any judicial proceedings wherein the same may be made, and of all expenses, liabilities and advances made or incurred by Mortgagee under this Mortgage, including without limitation any such expenses, liabilities and/or advances to remedy default by Mortgagor, or to otherwise establish, preserve or enforce any rights hereunder, together with interest at the rate set forth in Article 4 on all advances made by Mortgagee and all taxes or assessments, except any taxes, assessments or other charges subject to which the Premises shall have been sold.

                  Second: To the payment of the whole amount then due, owing or unpaid upon indebtedness secured hereunder in accordance with the provisions of the Credit Agreement, including, without limitation, all principal and interest due and to become due under or in connection with the Credit Agreement, with interest on the unpaid principal at the rate set forth in Article 4 from and after the happening of any event of default described in paragraph 20, from the due date of any such payment of principal until the same is paid.

                  Third: To the payment of any other sums required to be paid by
            Mortgagor pursuant to any provision of this Mortgage or the Credit Agreement, all with interest at the rate set forth in Article 4, from the date such sums were or are required to be paid under this Mortgage.

                  Fourth: To the payment of the surplus, if any, to whomsoever may be lawfully entitled to receive the same.

            (xi) Upon any sale made under or by virtue of this Mortgage, by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Mortgagee may bid for and acquire the Premises or any part thereof and in lieu of paying cash therefor, and upon compliance with the terms of said sale, may hold, retain and dispose of such property without further accountability therefor. Mortgagee may also make settlement for the purchase price by crediting upon the indebtedness of

      Mortgagor secured by this Mortgage the net sales price after deducting therefrom the expense of the sale and the costs of the action and any other sums which Mortgagee is authorized to deduct under this Mortgage.

            22. Non-Waiver by Mortgagee. That any failure by Mortgagee to insist upon the strict performance by Mortgagor of any of the terms and provisions hereof shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor; that neither Mortgagor nor any other person now or hereafter obligated for the payment of the whole or any part of the sums now or hereafter secured by this Mortgage shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor, or of any other person so obligated, to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage or any obligations secured by this Mortgage, or by reason of the release, regardless of consideration, of the whole or any part of the security held for the indebtedness secured by this Mortgage, or by reason of any agreement or stipulation between any subsequent owner or owners of the Premises and Mortgagee extending the time of payment or modifying the terms of any indebtedness secured hereunder or this Mortgage without first having obtained the consent of Mortgagor or such other person, and in the latter event, Mortgagor and all such other persons shall continue liable to make such payments according to the terms of any such agreement of extension or modification unless expressly released and discharged in writing by Mortgagee; that, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Premises, Mortgagee may release the obligation of anyone at any time liable for any of the indebtedness secured by this Mortgage or any part of the security held for the indebtedness without, as to the security or the remainder thereof, in any way impairing or affecting the lien hereof or the priority thereof over any subordinate encumbrance; and that Mortgagee may resort for the payment of the indebtedness secured hereby to any other security therefor held by Mortgagee in such order and manner as Mortgagee may elect.

            23. Taxation of Mortgagee or Indebtedness. That if at any time the United States of America, any state thereof or any department, agency, bureau or governmental subdivision thereof, having jurisdiction, shall require revenue stamps to be affixed to any indebtedness secured hereunder, or other tax paid on or in connection therewith, Mortgagor will pay the same with any interest or penalties imposed in connection therewith.

            24. Building Equipment, Fixtures and Personal Property. That Mortgagor shall execute any and all such documents, including Financing Statements pursuant to the Uniform Commercial Code of the State of New Jersey as Mortgagee may request, to preserve and maintain the priority of the lien created hereby on property which may be deemed personal property or fixtures, and Mortgagor shall pay to Mortgagee on demand any expenses incurred by Mortgagee in connection with the preparation, execution and filing of any such documents. Mortgagor hereby authorizes and empowers Mortgagee to execute and file, on Mortgagor's behalf, all Financing Statements, and refilings and continuations thereof as Mortgagee deems necessary or advisable to create, preserve and protect the lien granted to Mortgagee herein. When and if Mortgagor and Mortgagee shall respectively become Debtor and Secured Party in any Uniform Commercial Code Financing Statement affecting Building Equipment or other property referred to or described herein, this Mortgage shall be deemed the Security Agreement as defined in said Uniform Commercial Code and the remedies for any violation of the covenants, terms and conditions of the agreements herein contained shall be (i) as prescribed herein, (ii) by general law or (iii) as to such part of the security which is also reflected in said Financing Statement, by the specific statutory consequences now or hereafter enacted and specified in said Uniform Commercial Code, all at Mortgagee's sole election. The filing of such a Financing Statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this declaration and hereby stated intention of the parties hereto, that all items of Building Equipment and other property used in connection with the production of income from the Premises (furniture only excepted) or adapted for use therein or which are described or reflected in this Mortgage are, and at all times and for all purposes and in all proceedings, both legal and equitable, shall be, regarded as part of the real estate irrespective of whether or not (i) any such item is physically attached to the improvement, serial numbers are used for the better identification of certain equipment items capable of being thus identified in a recital contained herein or in any list filed with Mortgagee or (iii) any such item is referred to or reflected in any such Financing Statement so filed at any time. Similarly, the mention in any such Financing Statement of (1) the rights in or the proceeds of any fire and/or hazard insurance policy, (2) any award in eminent domain proceedings for a taking or for loss of value or (3) the debtor's interest as lessor in any present or future lease or rights to income growing out of the use or occupancy of the Premises, whether pursuant to a lease or otherwise, shall never be construed as in any way altering any of the rights of Mortgagee as determined by this instrument or impugning the priority of Mortgagee's lien granted hereby or by any other recorded document, but such mention in the Financing Statement is declared to be for the protection of Mortgagee in the event any court or judge shall at any time hold with respect to (1), (2) or (3) that notice of Mortgagee's priority of interest, to be effective against a particular class of persons, including but not limited to the Federal government and any subdivisions or entity of the Federal government, must be filed in the Uniform Commercial Code records.

            25. Certain Waivers. That Mortgagor will not at any time insist upon, or plead, or in any manner whatever claim or take any benefit or advantage of any stay or extension or moratorium law, any exemption from execution or sale of the Premises or any part thereof, wherever enacted, now or at any time hereafter in force, which may affect the covenants and terms of performance of this Mortgage, nor claim, take or insist upon any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Premises or any part thereof, prior to any sale or sales thereof which may be made pursuant to any provision herein, or pursuant to the decree, judgment or order of any court of competent jurisdiction; nor, after any such sale or sales, claim or exercise any right under any statute heretofore or hereafter enacted to redeem the property so sold or any part thereof and Mortgagor hereby expressly waives all benefit or advantage of any such law or laws and covenants not to hinder, delay or impede the execution of any power herein granted or delegated to Mortgagee, but to suffer and permit the execution of every power as though no such law or laws had been made or enacted. Mortgagor, for itself and all who may claim under it, waives, to the extent that it lawfully may, all right to have the Premises marshaled upon any foreclosure hereof.

            26.   Environmental Matters.  (a)  Definitions for this Section:

            (i) "Environmental Laws" means and includes any federal, state or local law, statute, regulation, charter, fire rule, code or ordinance, concerning environmental, health or safety matters all as presently in effect and as the same may hereafter be amended, including, without limitation, the Industrial Site Recovery Act, as amended, N.J.S.A. 13:lK-6 et seq. ("ISRA"), the Spill Compensation and Control Act, as amended, N.J.S.A. 58:10-23.11 et seq. (the "Spill Act"), the Federal Safe Drinking Water Act, as amended, 42 U.S.C.A. ss.300F et seq. ("FSDWA"), the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C.A. ss.9601 et seq. ("CERCLA"), the New Jersey Underground Storage of Hazardous Substances Act, as amended, N.J.S.A. 58:10A-21 et seq. ("USTA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C.A. ss.6901 et seq ("RCRA"), the Federal Water Pollution Control Act, as amended, 33 U.S.C.A. ss.1251 et seq. ("FWPCA") and the Federal Clean Air Act, as amended, 42 U.S.C.A. ss.7401 et seq. ("FCAA"), and the Federal Toxic Substances Control Act, as amended, 15 U.S.C.A. ss.2601 et seq. ("FTSCA") and any rule, regulation, binding interpretation, binding policy, permit, order, directive, court order or consent decree issued pursuant to any of the following activities: (A) the emission, discharge, release or spilling of any substance into the air, surface water, groundwater, soil or substrata, (B) the manufacturing, processing, sale, generation, treatment, storage, disposal, transportation, labeling or other management of any waste, Hazardous Substance, Hazardous Waste, Pollutant or Contaminant as those terms are hereinafter defined, or (C) any activity which involves any Hazardous Substance, as that term is hereinafter defined.

            (ii) "Hazardous Substances" means and includes any material or substance that, whether by its nature or use, is subject to regulation under any Environmental Laws.

            (iii) "Premises" means the mortgaged premises.

            (iv) "Release" means releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping.

            (v) "Notice" means any summons, citation, directive, order, claim, litigation, investigation, proceeding, judgment, letter or other communication, written or oral, actual or threatened, from the New Jersey Department of Environmental Protection ("NJDEP"), the United States Environmental Protection Agency ("USEPA") or other federal, state or local agency or authority, or any other entity or any individual, concerning any intentional or unintentional act or omission which has resulted or which may result in the Release of Hazardous Substances into the waters or onto the lands of the State of New Jersey, or into water outside the jurisdiction of the State of New Jersey or into the environment from or on the Premises, and shall include the imposition of any lien on the Premises, pursuant to Environmental Laws, or any violation of any Environmental Law or any knowledge, after due inquiry and investigation, of any facts which could give rise to any of the above.

            (b) Mortgagor warrants and represents to Mortgagee as follows, knowing that Mortgagee is relying on in entering into this these representations and warranties, Mortgage:

            (i) To the best of Mortgagor's knowledge, after diligent inquiry and investigation, no lien has been attached to any revenues or any real or personal property owned by Mortgagor and located in the State of New Jersey, including, but not limited to the Premises, in connection with any Environmental Law.

            (ii)  Mortgagor has received no Notice.

            (iii) In connection with the purchase of the Premises, and any other ISRA-triggering transaction entered into by Mortgagor on or after January 1, 1984, (A) there has been obtained from NJDEP a letter certifying that the transaction was not subject to the provisions of ISRA, or (B) Mortgagor required that the party triggering ISRA comply with the provisions of ISRA to the extent applicable to such transaction, and the party did comply therewith, or (C) no interruption of Mortgagor's business, or any portion thereof, will result from any ISRA-related issues and/or by reason of or in connection with any ISRA compliance activities.

            (iv) To the best of Mortgagor's knowledge, after diligent inquiry and investigation, the Premises are in full compliance with all provisions of Environmental Laws.

            (v) Neither Mortgagor nor any other person or party (including prior owner(s) or current or prior tenants) has caused or permitted the Premises to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Substances, or other hazardous, dangerous, toxic substances, or solid waste, has not caused or permitted and has no knowledge of the Release of any Hazardous Substances on or off-site of the Premises except in accordance with all Environmental Laws.

            (c) Mortgagor hereby covenants and agrees with Mortgagee as follows:

            (i) If Mortgagor is presently an owner or operator of a "Major Facility" in the State of New Jersey, or if Mortgagor ever becomes such an owner or operator, then Mortgagor shall furnish to the NJEP all the information required by N.J.S.A. 58:10-23.11d.

            (ii) Mortgagor shall not cause or permit to exist, as a result of an intentional or unintentional action or omission on its part, a Release of a Hazardous Substance into waters of the State of New Jersey or onto the lands from which it might flow or drain into said waters, or into waters outside the jurisdiction of the State of New Jersey, where damage may result to the lands, waters, fish, shellfish, wildlife, biota, air and other resources owned, managed, held in trust or otherwise controlled by the State of New Jersey, unless said Release is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal and state governmental authorities.

            (iii) So long as Mortgagor shall own or operate any real property located in the State of New Jersey, which is used as a "Major Facility," Mortgagor shall duly file or cause to be duly filed with the Director of the Division of Taxation in the New Jersey Department of the Treasury, a tax report or return and shall pay or make provision for the payment of all taxes due therewith, all in accordance with and pursuant to N.J.S.A. 58:10-23.11h.

            (iv) In the event that there shall be filed a lien against the Premises by NJDEP and/or USEPA, then Mortgagor shall, within thirty (30) days after the date that Mortgagor is given notice that the lien has been placed against the Premises or within such shorter period of time in the event that the State of New Jersey has commenced steps to cause the Premises to be sold pursuant to the lien, either (A) pay the claim and remove the lien from the Premises, or (B) furnish a bond satisfactory to Mortgagee in the amount of the claim out of which the lien arises or a cash deposit in the amount of the claim out of which the lien arises or other security reasonably satisfactory to Mortgagee in an amount sufficient to discharge the claim out of which the lien arises.

            (v) If Mortgagor receives any notice of (i) the happening of any event involving the use, spill, discharge or cleanup of any Hazardous Substances, any toxic substance or waste or any oil or pesticides on or about the Premises (a "Hazardous Discharge") or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Mortgagor or the Premises (an "Environmental Complaint") from any person or entity, including, without limitation the NJDEP, then Mortgagor will give immediate oral and written notice of same to Mortgagee.

            (vi) Mortgagor agrees that, as landlord, it shall use its best efforts to include the language stated below in all non-residential leases (which shall include renegotiations of existing leases) of all or any portion of the Premises that it enters into:

             "ARTICLE ____:  ENVIRONMENTAL OBLIGATIONS OF TENANT"

            " -.1 Use of Hazardous Substances. Tenant agrees not to use any Hazardous Substances at the demised premises unless it has first taken all necessary steps to obtain any necessary permits governing the use, storage and disposal of such substances and has made adequate arrangements to use, store and dispose of such substances safely.

            " -.2 Notices. If Tenant receives any notice of the happening of any event involving the use, spill, discharge or cleanup of any Hazardous Substance, and toxic substance or waste, or any oil or pesticide on or about the demised premises or into the sewer, septic system or waste treatment system servicing the demised premises (any such event is hereinafter referred to as a "Hazardous Discharge") or of any complaint, order, citation, or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting Tenant (an "Environmental Complaint") from any person or entity, including, without limitation, the Department of Environmental Protection of New Jersey ("DEP") and the United States Environmental Protection Agency ("EPA"), then Tenant shall give immediate oral and written notice of same to Landlord and Landlord's mortgagee, detailing all relevant facts and circumstances.

            " -.3 Landlord's Option. (a) Without limiting the foregoing, Landlord shall have the right, but not the obligation, to exercise any of its rights as provided in this Lease or to enter onto the Premises or to take such actions as it deems necessary or advisable to clean up, remove, resolve or minimize the impact of or otherwise deal with any Hazardous Discharge or Environmental Complaint upon its receipt of any notice from any person or entity, including, without limitation, the DEP and the EPA, asserting the happening of a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises. All costs and expenses incurred by Landlord in the exercise of any such rights shall be deemed to be additional rent hereunder and shall be payable by Tenant to Landlord upon demand.

            " -.4 Insurance. To the extent available at reasonable rates, Tenant shall at all times during the term of this Lease maintain in full force and effect environmental impairment insurance satisfactory to Landlord and Landlord's mortgagee as to carrier, amount, coverage and all other aspects.

            " -.5 Default. The occurrence of any of the following events shall constitute an Event of Default under this Lease:

            "(a) If Tenant does not give Landlord notice of a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises (which may be given in any oral or written form, provided same is followed with all due dispatch by written notice given by certified mail, return receipt requested) within three (3) business days of the time Tenant first receives notice of such Hazardous Discharge or Environmental Complaint; or

            "(b) If the DEP, EPA, or any other local, state or federal agency asserts or creates a lien upon any or all of the demised premises by reason of the occurrence of a Hazardous Discharge or an Environmental Complaint or otherwise; or

            "(c) If the DEP, EPA or any other local, state or federal agency asserts a claim against the Tenant, the demised premises or Landlord for damages or cleanup costs related to a Hazardous Discharge or an Environmental Complaint on or pertaining to the demised premises; provided, however, such claim shall not constitute a default if, within five (5) days of the occurrence giving rise to the claim:

                  "(i) Tenant can prove to Landlord's satisfaction that Tenant has commenced and is diligently pursuing either: (x) cure or correction of the event which constitutes the basis for the claim, and continues diligently to pursue such cure or correction to completion, or (y) proceedings for an injunction, a restraining order or other appropriate emergent relief preventing such agency or agencies from asserting such claim, which relief is granted within ten (10) days of the occurrence giving rise to the claim and the emergent relief is not thereafter dissolved or reversed on appeal; and

                  "(ii) In either of the foregoing events, Tenant has posted a bond, letter of credit or other security satisfactory in form, substance and amount to Landlord and the agency or entity asserting the claim to secure the proper and complete cure or correction of the event which constitutes the basis for the claim.

            " -.6 Indemnification. Tenant hereby agrees to defend, indemnify and hold Landlord and Landlord's mortgagee, their agents, employees and contractors harmless from and against any and all claims, losses, liabilities, damages and expenses (including, without limitation, consequential damages, cleanup costs and reasonable attorney's fees arising by reason of any of the aforesaid or any action against Tenant under this indemnity) arising directly or indirectly from, out of or by reason of any Hazardous Discharge or Environmental Complaint or ISRA occurring either (i) during or attributable to the period of this Lease and any other period of possession of the demised premises by Tenant or (ii) by reason of or attributable to Tenant's operations.

            " -.7 ISRA Compliance. (a) If Tenant's operations on the Premises now or hereafter constitute an "Industrial Establishment" subject to the requirements of the New Jersey Industrial Site Recovery Act, N.J.S.A. 13:1k-6 et seq., and the regulations pertaining thereto, N.J.A.C. 26B-1.1 et seq., as same may be amended from time to time ("ISRA"), then prior to the expiration or sooner termination of this Lease and upon any and every condemnation, assignment or sublease (if permitted), change in ownership or control of Tenant or any other closure or transfer by, Landlord or Tenant covered by ISRA, Tenant shall comply with all requirements of ISRA pertaining to an Industrial Establishment closing or transferring operations, at its sole cost and expense, to the satisfaction of the DEPE and Landlord. Without limiting the foregoing, Tenant's obligations shall include (i) the proper filing of the Initial Notice to the DEPE required by ISPA, (ii) the performance to DEPE's and Landlord's satisfaction of all air, soil, ground water and surface water sampling and tests required by ISRA, and (iii) either (x) obtaining an approved "Negative Declaration" from the DEPE, without qualification, or (y) obtaining a non-qualified final DEPE approval of the complete implementation of all necessary cleanups and post cleanup sampling pursuant to an approved final Cleanup Plan for the Premises, accomplished to Landlord's reasonable satisfaction. Tenant shall immediately provide Landlord with copies of all correspondence, reports, test results, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance and DEPE's requirements under ISRA, as any of same are issued or received by Tenant from time to time.

            "(b) In no event shall any remedial action work plan or any remediation required to be conducted by Tenant under ISRA, the Spill Act or any other state or federal law involve or permit engineering or institutional controls, on, under or about the demised premises, or any part thereof, including without limitation, capping, a notice of contamination recorded on the land records, any use or excess restriction or the posting of signs and in all respects, all remedial remediation shall meet then current residential standards.

            "(c) In the event that Landlord has reason to believe that there has been a Hazardous Discharge on or about the demised premises, then notwithstanding that Tenant is not obligated to comply with subparagraph ____.5(a) above for any reason, including without limitation because Tenant is not an "Industrial Establishment," then at least thirty (30) but not more than sixty (60) days prior to the expiration or sooner termination of this Lease, Tenant shall:

            "(i) prepare a detailed air, soil, ground water and surface water sampling plan for the demised premises in form and substance satisfactory to the Landlord;

            "(ii) implement the landlord-approved sampling plan;

            "(iii) submit the results of the sampling plan to the Landlord; and

            "(iv) after the Landlord's review of the results of the sampling plan, comply with Landlord's requirements for additional testing and/or cleanup and site detoxification of any and all toxic or hazardous wastes or substances identified by reason of the sampling plan, or conduct additional testing, including, without limitation, any of Landlord's requirements corresponding to those which the DEP could require under ISRA if same applied to Tenant and/or the demised premises. All costs associated with Tenant's compliance with this Article, including, without limitation, Landlord's costs in reviewing the sampling plan and test results and developing a plan for and monitoring the cleanup and site detoxification, shall be additional rent to be paid by Tenant to Landlord upon demand. Upon completion of the cleanup and site detoxification to Landlord's satisfaction expressed in writing, Tenant's obligations under this subparagraph ____.5(b) shall cease.

            " -.8 Performance by Landlord. In the event of Tenant's failure to comply in full with this Article, Landlord may, at its option, perform any or all of Tenant's obligations as aforesaid and all costs and expenses incurred by Landlord in exercise of this right shall be deemed to be additional rent payable on demand.

            " -.9 General. This Article shall survive the expiration or termination of the Lease."

            (d) With regard to CERCLA and the Spill Act, Mortgagor agrees that if NJDEP and/or USEPA shall serve upon Mortgagor a directive to remove or arrange for the removal of any "Hazardous Substances" on the Premises, the repayment of the indebtedness secured by this Mortgage may, at Mortgagee's election, be accelerated, in the event that Mortgagor shall not comply with the directive within thirty (30) days from its date or such other period as described therein, to the satisfaction of NJDEP and/or USEPA, as applicable; provided, however, that if Mortgagor shall furnish a bond, cash or other security reasonably satisfactory to Mortgagee in an amount sufficient to pay the costs of taking the actions required by said directive, then the debt shall not be accelerated.

            (e) Mortgagor agrees to comply promptly with all applicable laws, rules regulations and orders including, without limitation, Environmental Laws, and to immediately notify Mortgagee, in writing, of (i) the discovery, discharge, or release of any Hazardous Substances for which Mortgagor is in any way responsible under CERCLA or the Spill Act or any similar federal or state statute; or (ii) the use or proposed use of the Premises as a "Major Facility".

            (f) Mortgagor agrees to indemnify, defend and hold harmless Mortgagee, its agents, employees and contractors against any penalties, obligations, damages, actions, judgments, suits, claims, disbursements, losses or liabilities, costs or expenses of any kind (including, without limitation, reasonable attorneys' fees and disbursements) which the Indemnitees may sustain as a result of or on account of (1) any lien imposed upon the Premises pursuant to CERCLA or the Spill Act or any amendments thereto; or (2) any other Environmental Law governing Mortgagor or the Premises; or (3) the presence of asbestoscontaining materials at the Premises; or (4) the past, present or future operations of Mortgagor or any of Mortgagor's subsidiaries or any of its or their predecessors in interest. The provisions of this paragraph shall survive any transfer of the Premises, including a transfer after a foreclosure of this Mortgage, and delivery of the deed effecting such transfer, or a satisfaction, discharge, release or termination of this Mortgage; and shall apply notwithstanding any negligent or contributory conduct by or on the part of Mortgagee, its agents, employees, contractors, third parties or other parties.

            (g) In the event that there has been, or Mortgagee reasonably believes that there has been, a Release of a Hazardous Substance at the Premises, Mortgagor shall promptly arrange for an environmental audit and tests, as set forth in subparagraph (j) below, of such representative soil, air and/or water samples of the Premises as Mortgagee may require. Mortgagor agrees that the repayment of the indebtedness secured hereby may, at Mortgagee's election, be accelerated if Mortgagee shall have determined that, based on such soil, air and/or water samples, there exists a violation under any applicable Environmental Law and Mortgagor shall not, within thirty (30) days (or a shorter period of time if Mortgagee or its counsel shall determine, in their sole discretion, that such shorter period is necessary to comply with any applicable law, rule or regulation) of notice from Mortgagee that such violation exists, have remedied such violation.

            (h) At the option of Mortgagee, it shall constitute an Event of Default if the effect of any Environmental Law that is modified or enacted after the date hereof is to materially increase the liability that may be imposed on Mortgagee as a result of any violation of an Environmental Law by Mortgagor or in respect of the Premises.

            (i) In addition to the rights of Mortgagee set forth above, all costs and expenses incurred by Mortgagee pursuant to the terms of this Section shall be paid by Mortgagor to Mortgagee upon demand, with interest at the rate set forth in Article 4 hereof or at the maximum interest rate which Mortgagor may by law pay, whichever is lower, for the period after notice from Mortgagee that such cost or expense was incurred to the date of payment to Mortgagee. All such costs and expenses incurred by Mortgagee pursuant to the terms of this Section, with interest, shall be deemed to be secured by this Mortgage.

            (j) Mortgagee may require that Mortgagor, at Mortgagor's expense, from time to time promptly cause such audits, tests and procedures as Mortgagee deems appropriate to be conducted, by such professionals and otherwise in a manner satisfactory to Mortgagee, for the purpose of ensuring compliance with all Environmental Laws. The results of such audits, tests and procedures shall be promptly submitted to Mortgagee in writing and certified as true and complete by such professionals. Such audits, tests and procedures shall be commenced promptly after not less than ten (10) days notice from Mortgagee.

            27. No Merger. In the event the holder of this Mortgage shall acquire the fee title to the Premises or any part thereof or a leasehold interest, or any other interest in the Premises, or any part thereof, by foreclosure or otherwise, Mortgagor agrees that the title to the Premises or such leasehold or any other interest in the Premises or any part thereof, shall not merge with the interests conveyed and mortgaged hereunder as a result of such acquisition or for any other reason, but shall remain separate and distinct states for all purposes; provided, however, that in such event the holder of this Mortgage may, at its option, elect to merge such interests.

            28. Joint and Several Liability. That if Mortgagor consists of more than one party, such parties shall be jointly and severally liable under any and all obligations, covenants and agreements of Mortgagor contained herein.

            29. Rights Cumulative. That the rights of Mortgagee arising under the clauses and covenants contained in this Mortgage shall be separate, distinct and cumulative and none of them shall be in exclusion of the others; that no act of Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding.

            30. Construction. That wherever used in this Mortgage, unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, the word "lease" shall mean "tenancy, subtenancy, lease or sublease", the word "Mortgagor" shall mean "Mortgagor and any subsequent owner or owners of the Premises" and shall be construed as if it read "Mortgagors" whenever the sense of any agreement or instrument secured hereunder so requires, the word "Mortgagee" shall mean "Mortgagee or any subsequent holder or holders of this Mortgage", the word "person" shall mean "an individual, corporation, partnership or unincorporated association", and the word "Premises" shall mean any, all or either of the parcels described in SCHEDULE A hereto, together with all Building Equipment, condemnation awards and any other rights or property interests at any time made subject to the lien of this Mortgage by the terms hereof. To the extent there is any inconsistency between the terms of this Mortgage and the terms of the Credit Agreement, except for the remedy provisions hereunder, the terms thereof shall govern.

            31. No Oral Modification. That this Mortgage cannot be changed or terminated orally.

            32. No Impairment. That Mortgagor: shall keep this Mortgage a valid mortgage lien upon the Premises; shall not at any time create or allow to accrue or exist any debt, lien or charge which would be prior to or on a parity with the lien of this Mortgage upon any part of the Premises; and shall not cause or permit the lien of this Mortgage to be diminished or impaired in any way.

            33. Fees and Expenses. That Mortgagor shall pay all fees and charges incurred in the procuring and making of the loans secured by this Mortgage, including, without limitation, the reasonable fees and disbursements of Mortgagee's attorneys, charges for appraisals, fees and expenses relating to examination of title, title insurance premiums, surveys and mortgage recording documents, transfer or other similar taxes and revenue stamps, and in default thereof Mortgagee may pay the same and Mortgagor will repay the same with interest thereon at the rate per annum specified in Article 4 hereof and the same shall be added to the indebtedness secured hereby and be secured by this Mortgage.

            34. Governing Law. This Mortgage shall, in all respects, be governed, construed, applied and enforced in accordance with the laws of the State of New Jersey.

            35. Severability. In case any one or more of the covenants, agreements, terms or provisions contained in this Mortgage and Security Agreement or related documents shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein and in the related documents shall be in no way affected, prejudiced or disturbed thereby.

            36. Binding Effect. The covenants contained in this Mortgage shall run with the land and bind Mortgagor, the heirs, personal representatives, successors and assigns of Mortgagor and all subsequent encumbrances, tenants and subtenants of the Premises and shall enure to the benefit of Mortgagee and their respective successors and assigns.

            37. Headings. The headings of this Mortgage are for the convenience of reference only and are not to be considered a part hereof, and shall not limit or expand or otherwise affect any of the terms hereof.

            BOTH MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN CONNECTION WITH THIS INSTRUMENT, INCLUDING, BUT NOT LIMITED TO, ALL TORT ACTIONS.

            IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor the day and year first above written.


                                          MEDIQ/PRN LIFE SUPPORT
                                          SERVICES, INC.


                                          BY:__________________________

                                ACKNOWLEDGMENT


STATE OF _________       )
                         ) ss.:
COUNTY OF _______        )


            I CERTIFY that on September __, 1996, ____________ personally came before me and this person acknowledged under oath, to my satisfaction that:

            (a) this person signed, sealed and delivered the attached document as ______________ of MEDIQ/PRN Life Support Services, Inc. the corporation named in this document; and

            (b) this document was signed and made by the corporation as its voluntary act and deed by virtue of authority from its Board of Directors.


                                             ________________________________
                                                      Notary Public

                                  SCHEDULE A

                       DESCRIPTION OF MORTGAGED PREMISES

                                  Schedule A
                               Legal Description

All the real property located in the Township of Pennsauken, County of Camden, State of New Jersey and more particularly described as follows:

Tract #1

BEGINNING at a point in the Northeasterly line of Suckle Highway (60 feet wide) said point being distant 834.59 feet measured South 24 degrees 41 minutes 20 seconds East along the Northeasterly line of said Suckle Highway from the Southeasterly line of National Highway (60 feet wide): and running thence

      1. North 65 degrees 18 minutes 40 seconds East a distance of 550.00 feet to a point; thence

      2. South 24 degrees 41 minutes 20 seconds East a distance of 395.99 feet to a point corner to lands of Pacific Coast Realty Corporation of Delaware; thence

      3.    along same South 65 degrees 18 minutes 40 seconds West a distance of
            550.00 feet to a point in the Northeasterly line of said Suckle Highway; thence

      4.    along same North 24 degrees 41 minutes 20 seconds West a distance of
            396.00 feet, to the point or place of BEGINNING.

Tract #2

BEGINNING at a point in the Northeasterly line of Suckle Highway (60.00 feet wide) said point being distant 1255.59 feet measured South 24 degrees 41 minutes 20 seconds East along the Northeasterly line of said Suckle Highway from the intersection of same with the Southwesterly line of National Highway (60.00 feet wide), said beginning point also being corner to lands of Pacific Coast Realty Corporation of Delaware: and running thence

      1. along said lands North 65 degrees 18 minutes 40 seconds East a distance of 330.00 feet to a point corner to same; thence

      2. still along said lands South 24 degrees 41 minutes 20 seconds East a distance of 60.00 feet to a point in same; thence

      3. South 65 degrees 18 minutes 40 seconds West a distance of 330.00 feet to a point in the Northeasterly line of said Suckle Highway; thence

      4. along said highway North 24 degrees 41 minutes 20 seconds West a distance of 60.00 feet, to the point or place of BEGINNING.

Tract #3

BEGINNING at a point in the Northeasterly line of Suckle Highway (60 feet wide) said point being distant 1315.59 feet measured South 24 degrees 41 minutes 20 seconds East along the Northeasterly line of said Suckle Highway from the intersection of same with the Southeasterly line of National Highway (60.00 feet wide): and running thence

      1. North 65 degrees 18 minutes 40 seconds East a distance of 330.00 feet to a point in line of lands of Pacific Coast Realty Corporation of Delaware; thence

      2.    along same South 24 degrees 41 minutes 40 seconds East a distance of
            309.81 feet to a point in the Northwesterly line of New Jersey State Highway Route No. 130 (93.00 feet wide); thence

      3.    along same South 65 degrees 18 minutes 40 seconds West a distance of
            169.00 feet to a point corner to same; thence

      4. North 24 degrees 41 minutes 20 seconds West measured along the Northeasterly line of said State Highway a distance of 2.50 feet to a point of curve; thence

      5. in a general Westerly direction curving to the right with a radius of 190.00 feet an arc distance of 166.36 feet to a point of compound curve in the curved Northeasterly line of said Route No. 130; thence

      6. in a general Northwesterly direction curving to the right with a radius of 65.00 feet an arc distance of 45.15 to a point of tangency in the Northeasterly line of said Suckle Highway; thence

      7.    along same North 24 degrees 41 minutes 20 seconds West a distance of
            197.37 feet, to the point or place of BEGINNING.

Together with a 25 foot wide easement for ingress and egress lying between Tracts #1 and #2 for so long as the Tracts south and north of the 25 foot easement are in common ownership as set forth and reserved in Deed Book 2907, Page 82.

Being described in accordance with a survey made by Edward J. Martin P.L.S. dated September 20, 1994 except for the beginning point distances from the Southeasterly line of National Highway (60 feet wide) which were not indicated on the survey.

FOR INFORMATION ONLY: Being known as Lot 4A, 4AB, 4ABB Block 251 as shown on the tax assessment map of the Township of Pennsauken.

                                                                     S&S DRAFT
                                                                       9/30/96
                                                              EXHIBIT F TO THE
                                                              CREDIT AGREEMENT

                          FORM OF NOTICE OF DRAWING
                     FROM THE ASSET SALE BLOCKED ACCOUNT


Banque Nationale de Paris,
  as Administrative Agent under the
  Credit Agreement referred to below
499 Park Avenue
New York, NY  10022                 [Date]

            Attention:  Ms. Kimberly Williams

Ladies and Gentlemen:

            The undersigned, MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of October 1, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the Borrower, MEDIQ Incorporated, a Delaware corporation, and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the lender parties party thereto (the "Lender Parties"), Banque Nationale de Paris, as Administrative Agent and Initial Issuing Bank, and NationsBank, N.A., as Documentation Agent, and hereby gives you notice, irrevocably, pursuant to
Section 2.16 of the Credit Agreement, that the Borrower hereby requests permission to release funds on deposit in the Asset Sale Blocked Account, and in that connection sets forth below the information relating to such release (the "Proposed Release") as required by Section 2.16 of the Credit Agreement:

            (i) The Business Day of the Proposed Release is _________ __, ____.

            (ii) The aggregate amount of the Proposed Release is $__________.

            The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Release:

            (A) no event has occurred and is continuing, or would result from such Release or from the application of the proceeds therefrom, that constitutes a Default;

            (B) for each release from the Asset Sale Blocked Account, if such Release is used for the purposes set forth in:

                  (1) Section 2.16(A) of the Credit Agreement, subject to the terms set forth in Section 2.14(b) of the Credit Agreement, provided however, that if such release is used for the purposes set forth in:

                  (a) Section 2.14(b)(ii) of the Credit Agreement, subject to the terms of Section 5.02(k)(i)(y)(B), including but not limited to the provision that immediately after giving effect to each release of funds from the Asset Sale Blocked Account the Senior Leverage Ratio is less than or equal to 3.75 to 1, as calculated on the attached Schedule I;

                  (b) Section 2.14(b)(iii)(x) of the Credit Agreement, from and after the Asset Sale Threshold Date, subject to the terms set forth in Section 5.02(f)(i) of the Credit Agreement, including but not limited to the provisions that (x) immediately after giving effect to each release of funds from the Asset Sale Blocked Account, the Leverage Ratio is less than or equal to
                  3.5 to 1, (y) any requested Acquisition Advances plus proceeds released from the Asset Sale Blocked Account used for acquisitions of a Person or assets pursuant to Section 5.02(f)(i) is less than or equal to 5.5 times the EBITDA for the prior 12 months of the Person or assets acquired pursuant to Section 5.02(f)(i), and (z) the aggregate amount any Acquisition Advances plus the aggregate amount of proceeds used from the Asset Sale Blocked Account plus an amount equal to the aggregate value of the common stock of MEDIQ used for all such Investments made pursuant to Section 5.02(f)(i) is less than or equal to $100,000,000, each as calculated on the attached Schedule II;

                  (c) Section 2.14(b)(iii)(y) of the Credit Agreement, from and after the Asset Sale Threshold Date and not less than twelve months after the Initial Extension of Credit, subject to the terms set forth in Section 5.02(g)(i) of the Credit Agreement, including but not limited to the provisions that immediately after giving effect to each release of funds from the Asset Sale Blocked Account (x) the Leverage Ratio is less than or equal to 3.0 to 1 and (y) the aggregate amount of funds released from the Asset Sale Blocked Account plus Acquisition Advances used for dividends paid or funds advanced directly or indirectly by the Borrower to MEDIQ to permit MEDIQ to repurchase the common stock of MEDIQ and to pay dividends does not exceed $20,000,000, each as calculated on the attached
                  Schedule III;

                  (2) Section 2.16(B) of the Credit Agreement, for the purposes set forth in and pursuant to the terms of Section 2.06(a) of the Credit Agreement; and

                  (3) Section 2.16(C) of the Credit Agreement, for the purposes set forth in and pursuant to the terms of Section 2.06(b)(ix) of the Credit Agreement.


                                          Very truly yours,

                                          MEDIQ/PRN LIFE SUPPORT
                                             SERVICES, INC.


                                          By_____________________________
                                          Title:

                                                                    SCHEDULE I


                           SECTION 5.02(k)(i)(y)(B)
                      SENIOR LEVERAGE RATIO CALCULATION
                     FOR REPAYMENT OF SUBORDINATED NOTES


(1)   outstanding Term Loan A Advances                             _____________

(2)   outstanding Term Loan B Advances                             _____________

(3)   outstanding Acquisition Advances                             _____________

(4)   outstanding Working Capital Advances                         _____________

(5)   outstanding Letter of Credit Advances                        _____________

(6)   outstanding amount of other Senior Debt(1)                   _____________

(7)   TOTAL SENIOR DEBT                                            _____________
      [sum of (1) through (6)]

(8)   Consolidated EBITDA for the Rolling Period                   _____________
      ended as of the most recent period for which financial statements were required to be furnished pursuant to Sections 5.03(b), (c) or (d)

(9)   SENIOR LEVERAGE RATIO                                        _____________
      [(7) divided by (8)]

--------

(1) excluding (i) contingent obligations of the type described in clause (f) or (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A) (Parent Guarantor Debt-A), as specified in the definition of "Senior Leverage Ratio".

                                                                   SCHEDULE II

                              SECTION 5.02(f)(i)
                                 CALCULATIONS
                       FOR INVESTMENTS BY THE BORROWER


A.    CALCULATION OF LEVERAGE RATIO

(1)   outstanding Term Loan A Advance                              _____________

(2)   outstanding Term Loan B Advances                             _____________

(3)   outstanding Acquisition Advances                             _____________

(4)   outstanding Working Capital Advances                         _____________

(5)   outstanding amount of Letter of Credit Advances              _____________

(6)   outstanding amount of other Funded Debt(1)

-----------

(7)   Total Funded Debt
      [sum of (1) through (6)]

(8)   Amount on deposit in the Asset Sale Blocked Account
      (after the Proposed Release of funds)

(9)   principal amount of the NutraMax Note
      to the extent secured by the NutraMax Letter of Credit

(10)  NUMERATOR TOTAL
      [(7) minus (8) minus (9)]                                    _____________

(11)  Consolidated EBITDA for the Monthly Rolling Period
      ended as of the most recent month for which
      financial statements were required to be furnished
      pursuant to Sections 5.02(b), (c) or (d)                     _____________

(12)  LEVERAGE RATIO
      [(10) divided by (11)]                                       _____________

--------
1 excluding (i) contingent obligations of the type described in clause (f) or (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A) (Parent Guarantor Debt-A), as specified in the definition of "Leverage Ratio".

B. For Investments permitted under Section 5.02(f)(i), the amount of the Proposed Release is capped at the Acquisition Facility Sublimit, calculated as follows:

      (a)   Acquisition Facility Commitment                        _____________

      (b)   Acquisition Advances outstanding                       _____________

      (c)   common stock used in Investments pursuant to
            Section 5.02(f)(i)                                     _____________

      (d)   Subordinated Notes outstanding                         _____________

      (e)   ACQUISITION FACILITY SUBLIMIT
            [(a) minus (b) minus (c) minus (d)]                    _____________

C.    RATIO OF ANY ACQUISITION ADVANCE PLUS PROPOSED RELEASE
      FROM THE ASSET SALE BLOCKED ACCOUNT TO EBITDA FOR PRIOR 12
      MONTHS OF THE PERSON OR ASSETS ACQUIRED PURSUANT TO
      SECTION 5.02(f)(i) WITH SUCH ADVANCE OR PROCEEDS             _____________

(1)   amount of any requested Acquisition Advance
      made simultaneously with the Proposed
      Release of funds from the Asset Sale Blocked
      Account used for the acquisition of the
      Person or assets acquired pursuant to
      Section 5.02(f)(i)                                           _____________

(2)   amount of Proposed Release from the Asset
      Sale Blocked Account for the acquisition of
      the Person or assets pursuant to Section
      5.02(f)(i)                                                   _____________

(3)   NUMERATOR TOTAL
      [sum of (1) and (2)]                                         _____________

(4)   EBITDA for the prior 12 months  of the Person or assets
      acquired pursuant to Section 5.02(f)(i)                      _____________

(5)   RATIO [(3) divided by (4)]                                   _____________

D.    CAP ON AGGREGATE AMOUNT OF INVESTMENTS PURSUANT TO
      5.02(f)(i)                                                   _____________

(1)   aggregate amount of Acquisition Advances
      (including Advances drawn simultaneously with the
      Proposed Release of funds) used for all
      acquisitions of Persons or assets pursuant to
      Section 5.02(f)(i)                                           _____________

(2)   aggregate amount of proceeds from the Asset Sale
      Blocked Account used for all acquisitions of
      Persons or assets pursuant to Section 5.02(f)(i)             _____________

(3)   aggregate amount of common stock used for all
      acquisitions of Persons or assets pursuant to
      Section 5.02(f)(i)                                           _____________

(4)   TOTAL
      [sum of (1) through (3)]                                     _____________

                                                                  SCHEDULE III

                              SECTION 5.02(g)(i)
                                 CALCULATIONS
        FOR PAYMENT OF DIVIDENDS OR ADVANCING OF FUNDS BY THE BORROWER

A.    CALCULATION OF LEVERAGE RATIO

(1)   outstanding Term Loan A Advances                             _____________

(2)   outstanding Term Loan B Advances                             _____________

(3)   outstanding Acquisition Advances                             _____________

(4)   outstanding Working Capital Advances                         _____________

(5)   outstanding Letter of Credit Advances                        _____________

(6)   amount of outstanding other Funded Debt(1)                   _____________


(7)   TOTAL FUNDED DEBT                                            _____________
      [sum of (1) through (6)]

(8)   principal amount of the NutraMax Note
      to the extent secured by the NutraMax Letter of Credit       _____________

(9)   Amount on deposit in the Asset Sale Blocked Account
      (after the Proposed Release of funds)                        _____________

(10)  NUMERATOR TOTAL
      [(7) minus (8) minus (9)]                                    _____________

(11)  Consolidated EBITDA for the Rolling Period
      ended as of the most recent period for which
      financial statements were required to be
      furnished pursuant to Sections 5.03(b), (c)
      or (d)                                                       _____________

(12)  LEVERAGE RATIO
      [(10) divided by (11)]                                       _____________

--------

(1) excluding (i) contingent obligations of the type described in clause (f) or (h) in the definition of "Debt" and (ii) Debt permitted under Section 5.02(b)(i)(A) (Parent Guarantor Debt-A), as specified in the definition of "Leverage Ratio".

B.    For Investments permitted under Section
      5.02(g)(i), the amount of the Proposed Release is capped at the Acquisition Facility Sublimit, calculated as follows:

      (a)   Acquisition Facility Commitment                        _____________

      (b)   Acquisition Advances outstanding                       _____________

      (c)   common stock used in Investments pursuant to
            Section 5.02(f)(i)                                     _____________

      (d)   Subordinated Notes outstanding                         _____________

      (e)   ACQUISITION FACILITY SUBLIMIT
            [(a) minus (b) minus (c) minus (d)]                    _____________

C. THE AGGREGATE AMOUNT OF PROCEEDS FROM THE ASSET SALE BLOCKED ACCOUNT PLUS ACQUISITION ADVANCES USED BY THE BORROWER TO PAY DIVIDENDS OR ADVANCE FUNDS DIRECTLY OR INDIRECTLY TO MEDIQ TO PERMIT MEDIQ TO REPURCHASE THE COMMON STOCK OF MEDIQ AND TO PAY CASH DIVIDENDS

                                                                EXHIBIT G TO THE
                                                                CREDIT AGREEMENT


                          FORM OF SUBSIDIARY GUARANTY

                             Dated October 1, 1996

                                     From

               THE PARTIES LISTED ON THE SIGNATURE PAGES HEREOF

                           as SUBSIDIARY GUARANTORS,

                                  in favor of

                      THE SECURED PARTIES REFERRED TO IN
                    THE CREDIT AGREEMENT REFERRED TO HEREIN

Section                                                                   Page

                       T A B L E   O F   C O N T E N T S

Section                                                                   Page

1.  Subsidiary Guaranty; Limitation of Liability ............................. 1

2.  Subsidiary Guaranty Absolute ............................................. 2

3.  Waiver ................................................................... 3

4.  Subrogation .............................................................. 4

5.  Payments Free and Clear of Taxes, Etc .................................... 4

6.  Representations and Warranties............................................ 5

7.  Covenants ................................................................ 7

8.  Amendments, Etc .......................................................... 7

9.  Notices, Etc ............................................................. 8

10. No Waiver; Remedies ...................................................... 8

11. Right of Set-off ......................................................... 9

12. Indemnification .......................................................... 9

13. Continuing Subsidiary Guaranty; Assignments under the Credit Agreement ... 9

14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc. ..................10

                              SUBSIDIARY GUARANTY

            Subsidiary Guaranty dated October 1, 1996 made by the parties listed on the signature pages hereof (each such party, a "Subsidiary Guarantor"), in favor of the Secured Parties (as defined in the Credit Agreement referred to below).

            PRELIMINARY STATEMENT. The Lender Parties, Banque Nationale de Paris, as Administrative Agent and as Initial Issuing Bank, and NationsBank N.A., as Documentation Agent, are parties to a Credit Agreement dated as of October 1, 1996 (said Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "Credit Agreement", the terms defined therein and not otherwise defined herein being used herein as therein defined) with MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), MEDIQ Incorporated, a Delaware corporation ("MEDIQ") and PRN Holdings, Inc., a Delaware corporation ("Holdings", and, together with MEDIQ, the "Parent Guarantors"). Each Subsidiary Guarantor may receive a portion of the proceeds of the Advances under the Credit Agreement and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement. It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lender Parties under the Credit Agreement and the entry by the Hedge Banks into Bank Hedge Agreements with the Borrower from time to time that each Subsidiary Guarantor shall have executed and delivered this Subsidiary Guaranty.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Lender Parties to make Advances and to issue Letters of Credit under the Credit Agreement, each Subsidiary Guarantor, jointly and severally with each other Subsidiary Guarantor, hereby agrees as follows:

            Section 1. Subsidiary Guaranty; Limitation of Liability. (a) Each Subsidiary Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Obligations of each other Loan Party now or hereafter existing under the Loan Documents, whether for principal, interest, fees, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all reasonable expenses (including counsel fees and expenses) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Subsidiary Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Subsidiary Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to the Administrative Agent or any other Secured Party under the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such Loan Party.

            (b) (i) Each Subsidiary Guarantor and by its acceptance of this Subsidiary Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such parties that this Subsidiary Guaranty not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Subsidiary Guaranty. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Subsidiary Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty shall not exceed the greater of (A) the net benefit realized by such Subsidiary Guarantor from the proceeds of the Advances made from time to time by the Borrower to such Subsidiary Guarantor or any subsidiary of such Subsidiary Guarantor and (B) the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Subsidiary Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the Obligations of such other Subsidiary Guarantor under this Subsidiary Guaranty, result in the Obligations of such Subsidiary Guarantor under this Subsidiary Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.

            (ii) Each Subsidiary Guarantor agrees that in the event any payment shall be required to be made to the Secured Parties under this Subsidiary Guaranty or any other guaranty, such Subsidiary Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Subsidiary Guarantor and each other guarantor so as to maximize the aggregate amount paid to the Secured Parties under the Loan Documents.

            Section 2. Subsidiary Guaranty Absolute. Each Subsidiary Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent or any other Secured Party with respect thereto. The Obligations of each Subsidiary Guarantor under this Subsidiary Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, and a separate action or actions may be brought and prosecuted against such Subsidiary Guarantor to enforce this Subsidiary Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Subsidiary Guarantor under this Subsidiary Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

            (c) any taking, exchange, release or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of Collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

            (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries; or

            (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Administrative Agent or any other Secured Party that might otherwise constitute a defense available to, or a discharge of, the Borrower, any Subsidiary Guarantor or any other guarantor or surety.

This Subsidiary Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

            Section 3. Waiver. (a) Each Subsidiary Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Subsidiary Guaranty and any requirement that the Administrative Agent, or any other Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any collateral. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the

Loan Documents and that the waiver set forth in this Section 3 is knowingly made in contemplation of such benefits.

            Section 4. Subrogation. No Subsidiary Guarantor will exercise any rights that it may now or hereafter acquire against the Borrower or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's Obligations under this Subsidiary Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent or any other Secured Party against the Borrower or any other insider guarantor or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Subsidiary Guaranty shall have been paid in full in cash and the Commitments shall have expired or terminated. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty and the Termination Date, such amount shall be held in trust for the benefit of the Administrative Agent and the other Secured Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as collateral for any Guaranteed Obligations or other amounts payable under this Subsidiary Guaranty thereafter arising. If (i) any Subsidiary Guarantor shall make payment to the Administrative Agent or any other Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty shall be paid in full in cash and
(iii) the Termination Date shall have occurred, the Administrative Agent and the other Secured Parties will, at such Subsidiary Guarantor's request and expense, execute and deliver to such Subsidiary Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Subsidiary Guarantor of an interest in the Guaranteed Obligations resulting from such payment by such Subsidiary Guarantor.

            Section 5. Payments Free and Clear of Taxes, Etc. (a) Any and all payments by any Subsidiary Guarantor hereunder shall be made, in accordance with
Section 2.11 of the Credit Agreement, free and clear of and without deduction for any and all present or future Taxes. If any Subsidiary Guarantor shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or any other Secured Party, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or such other Secured Party (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Subsidiary Guarantor shall make such deductions and (iii) such Subsidiary Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

            (b) In addition, each Subsidiary Guarantor agrees to pay any present or future Other Taxes.

            (c) Each Subsidiary Guarantor shall indemnify the Administrative Agent and each other Secured Party for and hold it harmless against the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Administrative Agent or such other Secured Party (as the case may be) and any liability (including penalties, additions to tax, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Administrative Agent or such other Secured Party (as the case may be) makes written demand therefor.

            (d) Within 30 days after the date of any payment of Taxes, such Subsidiary Guarantor shall furnish to the Administrative Agent, at its address referred to in Section 9.02 of the Credit Agreement, the original or a certified copy of a receipt evidencing such payment. If no Taxes are payable in respect of any payment hereunder by any Subsidiary Guarantor through an account or branch outside the United States or by or on behalf of such Subsidiary Guarantor by a payor that is not a United States person, such Subsidiary Guarantor shall furnish, or shall cause such payor to furnish, to the Administrative Agent, a certificate from each appropriate taxing authority or authorities, or an opinion of counsel acceptable to the Administrative Agent, in either case stating that such payment is exempt from or not subject to Taxes. For purposes of this subsection (d) and subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

            (e) Without prejudice to the survival of any other agreement of any Subsidiary Guarantor hereunder, the agreements and obligations of each Subsidiary Guarantor contained in this Section 5 shall survive the payment in full of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty.

            Section 6. Representations and Warranties. Each Subsidiary Guarantor hereby represents and warrants as follows:

            (a) Such Subsidiary Guarantor (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed is not reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding Capital Stock of such Subsidiary Guarantor has been validly issued, is fully paid and non-assessable and each Subsidiary Guarantor is owned by a Loan Party, free and clear of all Liens, except those created under the Loan Documents.

            (b) The execution, delivery and performance by such Subsidiary Guarantor of this Subsidiary Guaranty are within such Subsidiary Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Subsidiary Guarantor's charter or bylaws, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer Influences and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any loan agreement, contract, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting such Subsidiary Guarantor, any of its Subsidiaries or any of its or their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of such Subsidiary Guarantor or any of its Subsidiaries. Neither such Subsidiary Guarantor nor any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which is reasonably likely to have a Material Adverse Effect.

            (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by such Subsidiary Guarantor of this Subsidiary Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party and (ii) the exercise by the Administrative Agent or any Secured Party of its rights under this Subsidiary Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party.

            (d) There is no action, suit, investigation, litigation or proceeding affecting such Subsidiary Guarantor, including any Environmental Action, pending or threatened before any court, governmental agency or arbitrator that (i) would be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Subsidiary Guaranty or any other Loan Document to which such Subsidiary Guarantor is a party.

            (e) This Subsidiary Guaranty and each other Loan Document to which it is a party has been duly executed and delivered by such Subsidiary Guarantor. Each of this Subsidiary Guaranty and each other Loan Document to which it is a party is the legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms.

            (f) There are no conditions precedent to the effectiveness of this Subsidiary Guaranty that have not been satisfied or waived.

            (g) Such Subsidiary Guarantor has, independently and without reliance upon the Administrative Agent or any Lender Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Subsidiary Guaranty, and such Subsidiary Guarantor has established adequate means of obtaining from any other Loan Parties on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the financial condition, operations, properties and prospects of such other Loan Parties.

            Section 7. Covenants. Each Subsidiary Guarantor covenants and agrees that, so long as any part of the Guaranteed Obligations shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment, such Subsidiary Guarantor will at all times perform or observe, and will cause each of its Subsidiaries to perform or observe, all of the terms, covenants and agreements that the Loan Documents state that the Borrower is to cause such Subsidiary Guarantor or such Subsidiaries to perform or observe.

            Section 8. Amendments, Etc. (a) No amendment or waiver of any provision of this Subsidiary Guaranty and no consent to any departure by any Subsidiary Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Required Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Secured Parties, (i) reduce or limit the liability of such Subsidiary Guarantor hereunder or release any Subsidiary Guarantor hereunder, (ii) postpone any date fixed for payment hereunder or (iii) amend this Section 8.

            (b) (i) With the consent of the Required Lenders or (ii) upon the merger, consolidation, sale or liquidation of any Guarantor in accordance with the terms of the

      Credit Agreement, the Administrative Agent will, at such Guarantor's expense, execute and deliver to such Guarantor such documents as such Guarantor shall reasonably request to evidence the release of such Guarantor from its obligations under this Guaranty; provided, however, as to clause (ii) above, that (x) at the time of such request and such release no Default shall have occurred and be continuing, (y) such Guarantor shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release (or such shorter period of time as may be acceptable to the Administrative Agent), a written request for release identifying such Guarantor and, if the Subsidiary Guarantor is an Ongoing Subsidiary only, the terms of the sale, liquidation, merger or consolidation in reasonable detail, including, in the case of a sale, the price thereof and any expenses in connection therewith, together, in all cases, with a form of release for execution by the Administrative Agent and a certification by MEDIQ to the effect that the sale, liquidation, merger or consolidation, as the case may be, is in compliance with the terms of the Credit Agreement and as to such other matters as the Administrative Agent may reasonably request and (z) in the case of a sale, any proceeds of any such sale required to be applied to the prepayment of Advances or reduction of Commitments in accordance with the terms of the Credit Agreement shall be so applied; provided further as to any merger or consolidation in which the surviving corporation thereof is a Subsidiary of MEDIQ, such surviving corporation shall have assumed in a form satisfactory to the Administrative Agent the Guaranteed Obligations of such Guarantor.

            Section 9. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered to it, if to any Subsidiary Guarantor, to the address set forth below such Subsidiary Guarantor's signature on the signature pages hereof, if to the Administrative Agent, the Documentation Agent or any Lender Party, at its address specified in the Credit Agreement, or as to any party at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall, when mailed, telegraphed, telecopied, telexed or sent by courier, be effective when deposited in the mails, delivered to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the overnight courier, respectively. Delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Subsidiary Guaranty shall be effective as delivery of a manually executed counterpart thereof.

            Section 10. No Waiver; Remedies. No failure on the part of the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 11. Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 of the Credit Agreement to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of said Section 6.01, each Lender Party and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender Party or such Affiliate to or for the credit or the account of any Subsidiary Guarantor against any and all of the Obligations of such Subsidiary Guarantor now or hereafter existing under this Subsidiary Guaranty, irrespective of whether such Lender Party shall have made any demand under this Subsidiary Guaranty and although such Obligations may be unmatured. Each Lender Party agrees promptly to notify such Subsidiary Guarantor after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender Party and its respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Lender Party and its respective Affiliates may have.

            Section 12. Indemnification. Without limitation on any other Obligations of any Subsidiary Guarantor or remedies of the Secured Parties under this Subsidiary Guaranty, each Subsidiary Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless each Secured Party from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the fees and disbursements of such Secured Party's legal counsel) suffered or incurred by such Secured Party as a result of any failure of any Guaranteed Obligations to be the legal, valid and binding obligations of any Loan Party enforceable against such Loan Party in accordance with their terms.

            Section 13. Continuing Subsidiary Guaranty; Assignments under the Credit Agreement. This Subsidiary Guaranty is a continuing guaranty and shall
(a) remain in full force and effect until the later of the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Subsidiary Guaranty and the Termination Date, (b) be binding upon each Subsidiary Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Administrative Agent and the other Secured Parties and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07 of the Credit Agreement. No Subsidiary Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

            Section 14. Governing Law; Jurisdiction; Waiver of Jury Trial, Etc.
(a) This Subsidiary Guaranty shall be governed by, and construed in accordance with, the laws of the State of New York.

            (b) Each Subsidiary Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party, or for recognition or enforcement of any judgment, and each Subsidiary Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. Each Subsidiary Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Subsidiary Guaranty shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in the courts of any jurisdiction.

            (c) Each Subsidiary Guarantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Subsidiary Guaranty or any of the other Loan Documents to which it is or is to be a party in any New York State or federal court. Each Subsidiary Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            (d) Each Subsidiary Guarantor hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the transactions contemplated thereby or the actions of the Administrative Agent or any other Secured Party in the negotiation, administration, performance or enforcement thereof.

            IN WITNESS WHEREOF, each Subsidiary Guarantor has caused this Subsidiary Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                       MEDIQ INVESTMENT SERVICES, INC.

                                       By ________________________
                                           Name:
                                           Title:


                                       MEDIQ MANAGEMENT SERVICES, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ SURGICAL EQUIPMENT
                                       SERVICES, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       VALUE-MED PRODUCTS, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ MOBILE X-RAY SERVICES, INC.

                                       By _________________________
                                           Name:
                                           Title:

                                       HEALTH EXAMINETICS, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       THERA-KINETICS ACQUISITION
                                       CORPORATION

                                       By _________________________
                                           Name:
                                           Title:


                                       MDTC HADDON, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ DIAGNOSTIC CENTERS INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ DIAGNOSTIC CENTERS-I INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ IMAGING SERVICES, INC.

                                       By _________________________
                                           Name:
                                           Title:

                                       AMERICAN CARDIOVASCULAR
                                       IMAGING LABS, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       ALPHA HEALTH CONSULTANTS, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       P. I. CORPORATION

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ SERVICES, INC.

                                       By _________________________
                                           Name:
                                           Title:


                                       MEDIQ HOME THERAPY SERVICES OF
                                       ARIZONA, INC.

                                       By __________________________
                                           Name:
                                           Title:

                                                      EXHIBIT H TO THE
                                                      CREDIT AGREEMENT

                          BORROWING BASE CERTIFICATE

To:   Banque Nationale de Paris
      499 Park Avenue
      New York, New York  10022
      Attn:  Mr. Alan Mustacchi
      Telecopy:  (212) 418-8269

                     MEDIQ/PRN Life Support Services, Inc.

                           Date: ___________________

      (1)   Inventory Net Availability
            [Total from Schedule I]                         $__________

      (2)   Accounts Receivable Net Availability
            [Total from Schedule II]                        $__________

      (3)   Total Borrowing Base Availability
            [1 plus 2]                                      $__________

      (4)   Working Capital Facility                        $__________

      (5)   The lesser of (3) and (4)                       $__________

      (6)   Working Capital Advances Outstanding            $__________

      (7)   Aggregate Principal Amount of
            Letter of Credit Advances Outstanding           $__________

      (8)   Total Available Amount of all
            Letters of Credit Outstanding

            a.    Standby Letters of Credit                 $__________

            b.    Trade Letters of Credit                   $__________

            c.    Total Letters of Credit [(a) + (b)]       $__________

      (9)   Total Working Capital Availability
            [(5) less (6) less (7) less (8)]                $__________

            This report is submitted pursuant to the Credit Agreement dated as of September 30, 1996 among MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), MEDIQ Incorporated, a Delaware corporation, PRN Holdings, Inc., a Delaware corporation, the lender parties (the "Lender Parties") that are, or may from time to time become, party thereto, Banque Nationale de Paris, as administrative agent (the "Administrative Agent") and as initial issuing bank, and NationsBank, N.A., as documentation agent. All of the current accounts referred to in this report (the "Accounts") have been assigned to the Administrative Agent and the Administrative Agent has been granted a security interest in the Accounts pursuant to the Loan Documents. Unless otherwise indicated, capitalized terms used herein have the meanings ascribed to them in the Credit Agreement.

            The undersigned hereby certifies that (i) the amounts and the representations set forth above are true and correct in all material respects,
(ii) the calculations determined herein are determined in accordance with the Credit Agreement and (iii) except as noted, none of the Accounts referred to in this report falls within the ineligible or prohibited categories as noted in the Credit Agreement. We further confirm the above mentioned assignment and grant of security interest in the Accounts to the Administrative Agent.


                                             MEDIQ/PRN LIFE SUPPORT
                                             SERVICES, INC.


Date:  ___________________                   By:__________________________
                                                 Name:
                                                 Title:

                                  SCHEDULE I

                     MEDIQ/PRN Life Support Services, Inc.
                           Inventory Net Availability



      (a)   Gross Inventory                                      _______________

Less: Ineligible Inventory

      (b)   Inventory consisting of "perishable agricultural
            commodities" within the meaning of the
            Perishable Agricultural Commodities Act of 1930,
            as amended, and the regulations thereunder, or
            on which a Lien has arisen or may arise in favor
            of agricultural producers under comparable state
            or local laws                                        _______________

      (c)   Inventory located on leaseholds as to which the
            lessor has not entered into a consent and
            agreement providing the Administrative Agent
            with the right to receive notice of default, the
            right to repossess such Inventory at any reasonable
            time pursuant to such consent and agreement
            and such other rights as may be reasonably acceptable
            to the Administrative Agent                          _______________

      (d)   Inventory that is obsolete, unusable or
            otherwise unavailable for sale                       _______________

      (e)   Inventory with respect to which the
            representations and warranties set forth in
            Section 8 of the Security Agreement applicable
            to Inventory are not true and correct                _______________

      (f)   Inventory consisting of promotional, marketing,
            packaging or shipping materials and supplies         _______________

      (g)   Inventory that fails to meet all standards
            imposed by any governmental agency, or
            department or division thereof, having
            regulatory authority over such Inventory or its
            use or sale                                          _______________

      (h) Inventory that is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third party from whom the

            Borrower has received written notice of a dispute
            in respect of any such agreement                     _______________

      (i)   Inventory located outside the United States          _______________

      (j)   Inventory that is not in the possession of or
            under the sole control of the Borrower or not in
            a Leased facility in respect of which the owner
            has entered into a consent and agreement
            providing the Administrative Agent with the
            right to receive notice of default, the right to
            repossess such Inventory at any reasonable time
            pursuant to such consent and agreement and such
            other rights as may be reasonably acceptable to
            the Administrative Agent                             _______________

      (k)   Inventory consisting of work in progress             _______________

      (l)   Inventory in respect of which the Security
            Agreement, after giving effect to the related
            filings of financing statements that have then
            been made, if any, does not or has ceased to
            create a valid and perfected first priority lien
            or security interest in favor of the Secured
            Parties securing the Secured Obligations and as
            to which no other Liens exist, other than
            Permitted Liens                                      _______________

      (m)   Inventory not recorded under a perpetual
            inventory system reasonably acceptable to the
            Administrative Agent                                 _______________

      (n)   Total Ineligible Inventory
            [sum of (b) through (m)]                             _______________

      (o)   Total Eligible Inventory
            [(a) less (n)]                                       _______________


Net Inventory Availability at 50% of
Eligible Inventory [(o) multiplied by 50%]                       ===============

                                   SCHEDULE II

                      MEDIQ/PRN Life Support Services, Inc.
                      Accounts Receivable Net Availability

      (a)   Gross Receivables                                    _______________

Less: Ineligible Receivables

      (b)   Receivables that do not arise out of sales of
            goods or rendering of services in the ordinary
            course of business                                   _______________

      (c)   Receivables on terms other than those normal or
            customary in the Borrower's business                 _______________

      (d)   Receivables owing from Affiliates of the
            Borrower                                             _______________

      (e)   Receivables more than 120 days past the invoice
            date                                                 _______________

      (f)   Receivables owing from any Person for whom an
            aggregate amount of more than 50% of Receivables
            owing from such Person are more than 120 days
            past the original invoice date                       _______________

      (g)   Receivables owing from any Person that has
            asserted any claim, demand or liability, by
            action, suit, counterclaim or other judicial or
            arbitral proceeding                                  _______________

      (h)   Receivables owing from any Person that shall
            take or is the subject of any action or
            proceeding of a type described in Section
            6.01(f)                                              _______________

      (i) Receivables (i) owing from any supplier to or creditor of the Borrower (to the extent such Person has any right of setoff but only to the extent of such setoff) unless such Person has waived any right of setoff in a manner acceptable to the Administrative Agent or (ii) representing any manufacturer's or supplier's credits, discounts, incentive plans or similar arrangements entitling the

            Borrower or its Subsidiaries to discounts on
            future purchases therefrom                           _______________

      (j)   Receivables arising out of sales to account
            debtors outside of the United States                 _______________

      (k)   Receivables arising out of sales on a
            bill-and-hold, guaranteed sale, sale-or-return,
            sale on approval or consignment basis or subject
            to any right of return, set-off or charge-back       _______________

      (l)   Receivables owing from an account debtor that is
            an agency, department or instrumentality of the
            United States or any State thereof                   _______________

      (m)   Receivables in respect of which the Security
            Agreement, after giving effect to the related
            filings of financing statements that have then
            been made, if any, does not or has ceased to
            create a valid and perfected first priority lien
            or security interest in favor of the Agent for
            the benefit of the Secured Parties securing the
            Secured Obligations as to which no other Liens
            exist, other than Permitted Liens                    _______________

      (n)   Total Ineligible Receivables
            [(sum of (b) through (m)]                            _______________

      (o)   Eligible Receivables [(a) less (n)]                  _______________

Net Availability at 80% of
Eligible Receivables [(o) multiplied by 80%]                     _______________

                                                              EXHIBIT J TO THE
                                                              CREDIT AGREEMENT

                         FORM OF SOLVENCY CERTIFICATE

                   OF MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

            I, Jay M. Kaplan, Senior Vice President and Chief Financial Officer of MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), hereby certify that I am the Senior Vice President and Chief Financial Officer of the Borrower, that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this Solvency Certificate on behalf of the Borrower, which is being delivered pursuant to Section 3.01(g)(xiii) of the Credit Agreement dated as of October 1, 1996 (as it may be hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, MEDIQ Incorporated, a Delaware corporation, and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the lender parties from time to time party thereto (the "Lender Parties"), Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Lender Parties and as initial issuing bank, and NationsBank, N.A. as documentation agent (the "Documentation Agent" and, together with the Administrative Agent, the "Agents") for the Lender Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

            I further certify that I am familiar with the properties, businesses and assets of the Borrower and have carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, have made such investigation and inquiries as I deem necessary and prudent therefor. I further certify, as the Senior Vice President and Chief Financial Officer of the Borrower, that the financial information and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

            To secure, among other things, the payment of the Borrower's Obligations under the Loan Documents, the Borrower has granted a security interest in certain Collateral, now owned or hereafter acquired by it, pursuant to the Collateral Documents.

            The Borrower understands that the Agents and the Lender Parties are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

            I do hereby further certify, as the Senior Vice President and Chief Financial Officer of the Borrower, that:

            1. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the fair value of any and all property of the Borrower is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Borrower.

            2. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the present fair saleable value of the assets of the Borrower exceeds the amount that will be required to pay the probable liabilities of the Borrower on its debts as they become absolute and matured.

            3. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the Borrower is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which its capital would constitute unreasonably small capital (after giving due consideration to the prevailing practice in the industry in which it is engaged).

            4. The Borrower does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

            5. The Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents, or the Related Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

            6. In reaching the conclusions set forth in this Solvency Certificate, I have considered, on behalf of the Borrower, among other things:

            (a) the cash and other assets of the Borrower reflected in the Financial Statements of the Borrower;

            (b) all contingent liabilities of the Borrower including, without limitation, any claims arising out of pending or threatened litigation against the Borrower, and in so doing, the Borrower has computed the amount of such liabilities as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (the "Contingent Liabilities");

            (c) all obligations and liabilities of the Borrower, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent (other than Contingent Liabilities);

            (d) historical and anticipated growth in sales volume of the Borrower and income stream generated by the Borrower as reflected in, among other things, the cash flow statements delivered as part of the Financial Statements;

            (e) the customary terms and trade payables of the Borrower;

            (f) the amount of the credit extended by and to customers of the Borrower;

            (g) the amortization requirements of the Credit Agreement and the Related Documents, the anticipated interest payable on the Advances and fees payable under the Credit Agreement;

            (h) the level of capital customarily maintained by the Borrower and other entities engaged in the same or similar business as the business of the Borrower; and

            (i) the environmental assessment reports delivered pursuant to
      Section 3.01(g)(xiv) of the Credit Agreement.

            Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

            I have given this Solvency Certificate (a) solely in my capacity as an officer of the Borrower and not individually and (b) on the understanding, and subject to the condition, that I will have no personal liability on account of having given this Solvency Certificate.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower this 1st day of October, 1996.


                                    By __________________________________
                                       Name:  Jay M. Kaplan
                                       Title: Senior Vice Presient and
                                              Chief Financial Officer

                                                            EXHIBIT K-1 TO THE
                                                              CREDIT AGREEMENT

                         FORM OF SOLVENCY CERTIFICATE

                   OF MEDIQ/PRN LIFE SUPPORT SERVICES, INC.

            I, Jay M. Kaplan, Senior Vice President and Chief Financial Officer of MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), hereby certify that I am the Senior Vice President and Chief Financial Officer of the Borrower, that I am familiar with its properties, businesses, assets, finances and operations and that I am duly authorized to execute this Solvency Certificate on behalf of the Borrower, which is being delivered pursuant to Section 3.01(g)(xiii) of the Credit Agreement dated as of October 1, 1996 (as it may be hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among the Borrower, MEDIQ Incorporated, a Delaware corporation, and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the lender parties from time to time party thereto (the "Lender Parties"), Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Lender Parties and as initial issuing bank, and NationsBank, N.A. as documentation agent (the "Documentation Agent" and, together with the Administrative Agent, the "Agents") for the Lender Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

            I further certify that I am familiar with the properties, businesses and assets of the Borrower and have carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, have made such investigation and inquiries as I deem necessary and prudent therefor. I further certify, as the Senior Vice President and Chief Financial Officer of the Borrower, that the financial information and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

            To secure, among other things, the payment of the Borrower's Obligations under the Loan Documents, the Borrower has granted a security interest in certain Collateral, now owned or hereafter acquired by it, pursuant to the Collateral Documents.

            The Borrower understands that the Agents and the Lender Parties are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

            I do hereby further certify, as the Senior Vice President and Chief Financial Officer of the Borrower, that:

            1. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the fair value of any and all property of the Borrower is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Borrower.

            2. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the present fair saleable value of the assets of the Borrower exceeds the amount that will be required to pay the probable liabilities of the Borrower on its debts as they become absolute and matured.

            3. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the Borrower is not engaged in business or in a transaction, and is not about to engage in business or in a transaction, for which its capital would constitute unreasonably small capital (after giving due consideration to the prevailing practice in the industry in which it is engaged).

            4. The Borrower does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

            5. The Borrower does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents, or the Related Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Borrower is or will become, on or after the date hereof, indebted.

            6. In reaching the conclusions set forth in this Solvency Certificate, I have considered, on behalf of the Borrower, among other things:

            (a) the cash and other assets of the Borrower reflected in the Financial Statements of the Borrower;

            (b) all contingent liabilities of the Borrower including, without limitation, any claims arising out of pending or threatened litigation against the Borrower, and in so doing, the Borrower has computed the amount of such liabilities as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (the "Contingent Liabilities");

            (c) all obligations and liabilities of the Borrower, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent (other than Contingent Liabilities);

            (d) historical and anticipated growth in sales volume of the Borrower and income stream generated by the Borrower as reflected in, among other things, the cash flow statements delivered as part of the Financial Statements;

            (e) the customary terms and trade payables of the Borrower;

            (f) the amount of the credit extended by and to customers of the Borrower;

            (g) the amortization requirements of the Credit Agreement and the Related Documents, the anticipated interest payable on the Advances and fees payable under the Credit Agreement;

            (h) the level of capital customarily maintained by the Borrower and other entities engaged in the same or similar business as the business of the Borrower; and

            (i) the environmental assessment reports delivered pursuant to
      Section 3.01(g)(xiv) of the Credit Agreement.

            Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

            I have given this Solvency Certificate (a) solely in my capacity as an officer of the Borrower and not individually and (b) on the understanding, and subject to the condition, that I will have no personal liability on account of having given this Solvency Certificate.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Borrower this 1st day of October, 1996.


                                    By:_____________________________________
                                       Name:  Jay M. Kaplan
                                       Title: Senior Vice President and
                                              Chief Financial Officer

                                                            EXHIBIT K-2 TO
                                                            THE CREDIT
                                                            AGREEMENT

                         FORM OF SOLVENCY CERTIFICATE

                            OF MEDIQ INCORPORATED

            I, Michael F. Sandler, Chief Financial Officer of MEDIQ Incorporated, a Delaware corporation ("MEDIQ"), hereby certify that I am the Chief Financial Officer of MEDIQ, that I am familiar with the properties, businesses, assets, finances and operations of MEDIQ and its Subsidiaries (collectively, the "Company"), and that I am duly authorized to execute this Solvency Certificate on behalf of MEDIQ, which is being delivered pursuant to
Section 3.01(g)(xiii) of the Credit Agreement dated as of October 1, 1996 (as it may be hereafter amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Credit Agreement") among MEDIQ/PRN Life Support Services, Inc., a Delaware corporation (the "Borrower"), MEDIQ and PRN Holdings, Inc., a Delaware corporation, as Parent Guarantors, the lender parties from time to time party thereto (the "Lender Parties"), Banque Nationale de Paris, as administrative agent (the "Administrative Agent") for the Lender Parties and as initial issuing bank, and NationsBank, N.A. as documentation agent (the "Documentation Agent" and, together with the Administrative Agent, the "Agents") for the Lender Parties. Unless otherwise defined herein, capitalized terms defined in the Credit Agreement are used herein as therein defined.

            I further certify that I am familiar with the properties, businesses and assets of the Company and have carefully reviewed the Loan Documents, the Related Documents and the contents of this Solvency Certificate and, in connection herewith, have made such investigation and inquiries as I deem necessary and prudent therefor. I further certify, as the Senior Vice President and Chief Financial Officer of MEDIQ, that the financial information and assumptions which underlie and form the basis for the representations made in this Solvency Certificate were reasonable when made and were made in good faith and continue to be reasonable as of the date hereof.

            To secure, among other things, the payment of the Company's Obligations under the Loan Documents, the Company has granted a security interest in certain Collateral, now owned or hereafter acquired by it, pursuant to the Collateral Documents.

            The Company understands that the Agents and the Lender Parties are relying on the truth and accuracy of this Solvency Certificate in connection with the transactions contemplated by the Loan Documents.

            I do hereby further certify, as the Senior Vice President and Chief Financial Officer of MEDIQ, that:

            1. Attached hereto as Annex A are the projected consolidated financial statements of the Company on a monthly basis for the first two years following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Final Maturity Date (the "Projected Financial Statements") prepared by management in good faith. The Projected Financial Statements fairly present the best estimate of the future financial performance of the Company and are reasonable in light of the business conditions existing on the date hereof, although actual results during the periods covered by the Projected Financial Statements may differ materially from the projected results stated therein.

            2. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the fair value of any and all property of the Company is greater than the total amount of liabilities (including contingent, subordinated, absolute, fixed, matured or unmatured and liquidated or unliquidated liabilities) of the Company.

            3. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the present fair saleable value of the assets of the Company exceeds the amount that will be required to pay the probable liabilities of the Company on debts as they become absolute and matured.

            4. On the date hereof, both before and after giving effect to the consummation of the transactions contemplated by the Credit Agreement, the other Loan Documents and the Related Documents, the Company is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which the capital of the Company would constitute unreasonably small capital (after giving due consideration to the prevailing practice in the industry in which the Company is engaged).

            5. The Company does not intend or believe that it will incur debts and liabilities that will be beyond its ability to pay as such debts or liabilities mature.

            6. The Company does not intend, in consummating the transactions contemplated by the Credit Agreement, the other Loan Documents, or the Related Documents, to hinder, delay or defraud either present or future creditors or any other Person to which the Company is or will become, on or after the date hereof, indebted.

            7. In reaching the conclusions set forth in this Solvency Certificate, I have considered, on behalf of the Company, among other things:

            (a)   the cash and other assets of the Company;

            (b) all contingent liabilities of the Company including, without limitation, any claims arising out of pending or threatened litigation against the Company, and in so doing, the Company has computed the amount of such liabilities as the amount that, in light of all the facts and circumstances existing on the date hereof, represents the amount that can reasonably be expected to become an actual or matured liability (the "Contingent Liabilities");

            (c) all obligations and liabilities of the Company, whether matured or unmatured, liquidated or unliquidated, disputed or undisputed, secured or unsecured, subordinated, absolute, fixed or contingent (other than Contingent Liabilities);

            (d) historical and anticipated growth in sales volume of the Company and income stream generated by the Company as reflected in, among other things, the cash flow statements delivered as part of the Projected Financial Statements;

            (e) the customary terms and trade payables of the Company;

            (f) the amount of the credit extended by and to customers of the Company;

            (g) the amortization requirements of the Credit Agreement and the Related Documents, the anticipated interest payable on the Advances and fees payable under the Credit Agreement;

            (h) the level of capital customarily maintained by the Company and other entities engaged in the same or similar business as the business of the Company;

            (i) the environmental assessment reports delivered pursuant to
      Section 3.01(g)(xiv) of the Credit Agreement; and

            (j) the Projected Financial Statements.

            Delivery of an executed counterpart of a signature page to this Solvency Certificate by telecopier shall be effective as delivery of a manually executed counterpart of this Solvency Certificate.

            I have given this Solvency Certificate (a) solely in my capacity as an officer of MEDIQ and not individually and (b) on the understanding, and subject to the condition, that I will have no personal liability on account of having given this Solvency Certificate.

            IN WITNESS WHEREOF, the undersigned has executed this Certificate on behalf of the Company this 30th day of September, 1996.


                                    By ____________________________________
                                       Name:  Michael F. Sandler
                                       Title: Chief Financial Officer